Exhibit 2.4

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION






In re:                                             ) Chapter 11
                                                   )
Conseco, Inc., et al.,(1)                          )
                                                   ) Case No. 02 B49672
                        Debtors.                   ) Honorable Carol A. Doyle
                                                   ) (Jointly Administered)
                                                   )

                DISCLOSURE STATEMENT FOR FINANCE COMPANY DEBTORS'
                    JOINT LIQUIDATING PLAN OF REORGANIZATION
           PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE


                                 IMPORTANT DATES

   o      Date by which Ballots must be received: May [__], 2003
   o Date by which objections to Confirmation of the Plan must be filed and served: May [__], 2003
   o      Hearing on Confirmation of the Plan: May [__], 2003

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THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE JOINT LIQUIDATING
PLAN OF REORGANIZATION. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THE BANKRUPTCY COURT HAS APPROVED THIS DISCLOSURE STATEMENT.
-------------------------------------------------------------------------------

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James H.M. Sprayregen, P.C. (ARDC. No. 6190206)
Richard L. Wynne (Admitted pro hac vice)
Anne Marrs Huber (ARDC No. 6226828)
Anup Sathy (ARDC No. 6230191)
Roger J. Higgins (ARDC No. 6257915)
Erin N. Brady (Admitted pro hac vice)
Ross M. Kwasteniet (ARDC No. 6276604)
Kirkland & Ellis
200 East Randolph Drive
Chicago, IL 60601-6636
(312) 861-2000 (telephone)
(312) 861-2200 (facsimile)

Counsel for the Debtors and Debtors-in-Possession
Dated:  April 1, 2003

------------------
1 The Debtors are the following entities: (i) Conseco, Inc., CIHC, Incorporated, CTIHC, Inc., Partners Health Group, Inc., (collectively the "Holding Company Debtors"), (ii) Conseco Finance Corp. and Conseco Finance Servicing Corp (the "Finance Company Debtors" and together with the Holding Company Debtors, the "Initial Debtors"), (iii) Conseco Finance Corp. - Alabama, Conseco Finance Credit Corp., Conseco Finance Consumer Discount Company, Conseco Finance Canada Holding Company, Conseco Finance Canada Company, Conseco Finance Loan Company, Rice Park Properties Corporation, Landmark Manufactured Housing, Inc., Conseco Finance Net Interest Margin Finance Corp. I, Conseco Finance Net Interest Margin Finance Corp. II, Green Tree Finance Corp. - Two, Conseco Agency of Nevada, Inc., Conseco Agency of New York, Inc., Green Tree Floorplan Funding Corp., Conseco Agency, Inc., Conseco Agency of Alabama, Inc., Conseco Agency of Kentucky, Inc., and Crum-Reed General Agency, Inc. (collectively, the "CFC Subsidiary Debtors"), Mill Creek Servicing Corporation, Conseco Finance Credit Card Funding Corp., Green Tree Residual Finance Corp. I, and Green Tree Finance Corp.-5 (the "New Filing Entities", together with the Finance Company Debtors and the CFC Subsidiary Debtors, the "Finance Company Debtors").

     THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") HAS NEITHER APPROVED NOR DISAPPROVED THIS DISCLOSURE STATEMENT NOR PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

     THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN AS WELL AS CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION. THE FINANCE COMPANY DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE. THE FINANCIAL INFORMATION SUMMARIES AND OTHER DOCUMENTS ATTACHED HERETO OR INCORPORATED BY REFERENCE HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THOSE DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN, OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES.

     MOREOVER, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER BUT RATHER SHOULD BE CONSTRUED AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS RELATED TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS.

     THE FINANCE COMPANY DEBTORS MAKE THE STATEMENTS AND PROVIDE THE FINANCIAL INFORMATION CONTAINED HEREIN AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DATE HEREOF UNLESS SO SPECIFIED. EACH HOLDER OF AN IMPAIRED CLAIM OR IMPAIRED EQUITY INTEREST ENTITLED TO VOTE THEREFORE SHOULD CAREFULLY REVIEW THE PLAN, THIS DISCLOSURE STATEMENT AND THE EXHIBITS TO BOTH DOCUMENTS IN THEIR ENTIRETY BEFORE CASTING A BALLOT. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. ANY PERSONS DESIRING ANY SUCH ADVICE OR ANY OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

     NO PARTY IS AUTHORIZED TO PROVIDE TO ANY OTHER PARTY ANY INFORMATION CONCERNING THE PLAN OTHER THAN THE CONTENTS OF THIS DISCLOSURE STATEMENT. THE FINANCE COMPANY DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE FINANCE COMPANY DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN THOSE SET FORTH IN THIS DISCLOSURE STATEMENT. HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD NOT RELY ON ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN YOUR ACCEPTANCE OF THE PLAN THAT ARE OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED HEREIN AND IN THE PLAN.

     THE FINANCE COMPANY DEBTORS' MANAGEMENT HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT. ALTHOUGH THE FINANCE COMPANY DEBTORS HAVE USED THEIR BEST EFFORTS TO ENSURE THE ACCURACY OF THIS FINANCIAL INFORMATION, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT, OTHER THAN THE FINANCIAL STATEMENTS INCLUDED IN CONSECO'S ANNUAL REPORT ON FORM 10-K, HAS NOT BEEN AUDITED.



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                                TABLE OF CONTENTS

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I.  SUMMARY.......................................................................................................1
         A.       Events Leading to the Chapter 11 Cases..........................................................2
         B.       The Auction and Sale Process For Substantially All Of Our Assets................................3
         C.       Plan Overview...................................................................................4
                  1.       Purpose -- Liquidating Plan of Reorganization..........................................4
                  2.       Substantive Consolidation..............................................................4
                  3.       Creation of a Post-Consummation Estate.................................................5
                  4.       Summary of Projected Distributions to Creditors........................................5
                  5.       Plan Consummation......................................................................8
                  6.       Executory Contracts and Unexpired Leases...............................................8
         D.       Voting and Confirmation.........................................................................8
                  1.       Time and Place of the Confirmation Hearing.............................................9
                  2.       Deadline for Voting For or Against the Plan............................................9
                  3.       Deadline for Objecting to the Confirmation of the Plan.................................9
         E.       Risk Factors...................................................................................10
         F.       Identity of Persons to Contact for More Information............................................10
         G.       Recommendation.................................................................................10
         H.       Disclaimer.....................................................................................10

II. GENERAL INFORMATION..........................................................................................11
         A.       DESCRIPTION OF THE FINANCE COMPANY DEBTORS' BUSINESSES.........................................11
                  1.       Finance Company Debtors' Corporate Structure..........................................11
                  2.       The Finance Company Debtors' Businesses...............................................12
                  3.       Government Regulation.................................................................12
                  4.       Competition...........................................................................13
                  5.       Employees.............................................................................14
         B.       EXISTING CAPITAL STRUCTURE OF THE FINANCE COMPANY DEBTORS......................................14
                  1.       Ownership of CFC; CNC Debt Structure..................................................14
                  2.       Overview of Finance Company Debtors' Debt Structure...................................16
                  3.       Prepetition Credit Facilities.........................................................17
                  4.       Guarantees on B-2 Certificates........................................................18
                  5.       Intercompany Obligations..............................................................18
                  6.       Preferred Dividends...................................................................19
                  7.       Debtor-in-Possession Facilities.......................................................19
         C.       CIHC GUARANTEES OF FINANCE COMPANY DEBTORS' DEBT...............................................19
         D.       EVENTS LEADING TO THE CHAPTER 11 CASES.........................................................19
                  1.       Background to the Restructuring.......................................................19
                  2.       Announcement of Restructuring Plan; Credit Facility Events of Default.................20
                  3.       Prepetition Decline of Finance Company Debtors' Businesses; Strategic
                           Alternatives Considered...............................................................20
                  4.       Recent Financial Results..............................................................21
                  5.       The Prepetition Committees............................................................22
         E.       PLANNED SALE OF SUBSTANTIALLY ALL OF THE CFC ASSETS............................................22
         F.       RESTRUCTURING OF THE MANUFACTURED HOUSING BUSINESS.............................................24

III.THE CHAPTER 11 CASES.........................................................................................25
         A.       DEBTOR-IN-POSSESSION FINANCING FROM FPS AND THE SPE............................................25
         B.       SUMMARY OF OTHER SIGNIFICANT MOTIONS...........................................................26
                  1.       Applications for Retention of Holding Company Reorganizing Debtors'
                           and Finance Company Debtors'Professionals.............................................26
                  2.       Motion to Continue Using Existing Bank Accounts and Business Forms....................26
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                  3.       Motion to Increase CFC's Manufactured Housing Securitization Servicing Fee............27
                  4.       Motion for Joint Administration of the Chapter 11 Cases...............................28
                  5.       Motion for Case Management Procedures.................................................28
                  6.       Motion to Pay Employee Wages and Associated Benefits..................................28
                  7.       CFC Credit Card Motion................................................................28
                  8.       Utilities Procedures Motion...........................................................28
                  9.       Motion to Pay Certain Essential Trade Vendors.........................................29
                  10.      Motion to Perform Contractual Obligations with Certain Insurance Agencies.............29
                  11.      Motions for Authority to Continue the Key Employee Retention Program..................29
                  12.      Motion for CFC to Continue Servicing Originating and Selling Customer Loans...........29
                  13.      Motion to Employ Ordinary Course Professionals........................................29
                  14.      Motion to Limit Trading of Holding Company Equity.....................................30
                  15.      Motion for Procedures for Sale or Abandonment of De Minimis Assets....................30
                  16.      Motion for an Extension of Time to Assume or Reject Nonresidential
                           Real Property Leases..................................................................30
                  17.      CFC Subsidiary Debtors' Applicability Motion..........................................30
                  18.      Schedules and Statements..............................................................30
                  19.      Motion to Enter Into Replacement Financing............................................30
                  20.      Motion to Extend Period to Remove Actions.............................................31
                  21.      Motion to Renew U.S. Bank Letter of Credit............................................31
                  22.      Motion to Enforce the Automatic Stay, Demand the Turnover of Property, Settle
                           Valid Lien Claimsand Foreclose On, Sell, or Otherwise Transfer Property Free
                           and Clear of All Liens................................................................31
                  23.      Motion for Contract and Lease Rejection Procedures....................................31
                  24.      Motion to Establish Solicitation Procedures...........................................31
         C.       APPOINTMENT OF THE OFFICIAL COMMITTEES.........................................................31
         D.       ASSUMPTION/REJECTION OF CONTRACTS AND LEASES...................................................32
         E.       PENDING LITIGATION AND THE AUTOMATIC STAY......................................................33
                  1.       D&O Loans Litigation..................................................................33
                  2.       Significant Prepetition Litigation....................................................33
                  3.       Adversary Proceedings Filed in the Finance Company Debtors' Chapter 11 Cases..........34
         F.       CLAIMS PROCESS AND CLAIMS BAR DATES............................................................35
                  1.       Filing of Schedules of Liabilities....................................................35
                  2.       Bar Date for Nongovernmental Entities to File Proofs of Claim.........................35
                  3.       Bar Date for Governmental Units To File Proofs of Claim...............................36
                  4.       Claims Objection Process..............................................................36
         G.       EXCLUSIVE PLAN PROPOSAL AND ACCEPTANCE RIGHTS..................................................36

IV. SUMMARY OF THE PLAN OF REORGANIZATION........................................................................37
         A.       OVERVIEW OF CHAPTER 11.........................................................................37
         B.       GENERALLY......................................................................................38
                  1.       Liquidating Plan of Reorganization....................................................38
                  2.       The Post-Consummation Estate..........................................................39
                  3.       Substantive Consolidation.............................................................39
         C.       CONDITIONS PRECEDENT TO PLAN CONFIRMATION AND CONSUMMATION.....................................41
                  1.       Conditions Precedent to Confirmation..................................................41
                  2.       Conditions Precedent to Effective Date of the Plan....................................41
                  3.       Waiver of Conditions Precedent........................................................42
                  4.       Effect of Non-Occurrence of Consummation..............................................42
         D.       SEVERABILITY OF PLAN PROVISIONS................................................................42

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         E.       CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS....................................42
                  1.       Summary of Unclassified Claims against all Finance Company Debtors....................42
                  2.       Classification and Treatment of Classified Claims.....................................43
         F.       ACCEPTANCE AND REJECTION OF THE PLAN...........................................................45
                  1.       Voting Classes........................................................................45
                  2.       Acceptance by Impaired Classes........................................................45
                  3.       Presumed Acceptance of the Plan.......................................................45
                  4.       Presumed Rejection of the Plan........................................................45
                  5.       Non-Consensual Confirmation...........................................................45
         G.       PLAN IMPLEMENTATION............................................................................46
                  1.       Sale of Assets........................................................................46
                  2.       Establishment of the Post-Consummation Estate.........................................46
                  3.       Funding Expenses of the Post-Consummation Estate......................................46
                  4.       Corporate Action......................................................................46
                  5.       Appointment of Plan Administrator.....................................................46
                  6.       Cancellation of Notes, Instruments, Debentures and Equity Securities..................47
                  7.       Creation of Creation of Professional Escrow Account...................................47
                  8.       Creation of Employee Benefit Escrow Account...........................................47
                  9.       Creation of Lehman Escrow Account.....................................................47
                  10.      Creation of 93/94 Note Claim Escrow Account...........................................47
                  11.      Creation of Consent Agreement Reserve Account.........................................47
                  12.      Retiree Benefits......................................................................47
         H.       EXECUTORY CONTRACTS............................................................................47
                  1.       Assumption and Rejection of Executory Contracts and Unexpired Leases..................47
                  2.       Rejection Claims; Cure of Defaults....................................................48
         I.       DISTRIBUTIONS..................................................................................48
                  1.       Time and Method of Distributions......................................................48
                  2.       Manner of Payment under the Plan......................................................48
                  3.       Delivery of Distributions.............................................................48
                  4.       Undeliverable Distributions...........................................................49
                  5.       Compliance with Tax Requirements/Allocation...........................................49
                  6.       Time Bar to Cash Payments.............................................................49
                  7.       Distributions after Effective Date....................................................49
                  8.       Fractional Dollars; De Minimis Distributions..........................................50
                  9.       Set-Offs..............................................................................50
                  10.      Setoff of Certain Intercompany Notes..................................................50
                  11.      Preservation of Finance Company Debtors' Subordination Rights.........................50
                  12.      Waiver by Creditors of All Subordination Rights.......................................50
                  13.      Settlement of Claims and Controversies................................................50
         J.       RETENTION OF JURISDICTION......................................................................51
         K.       RELEASE, INJUNCTIVE AND RELATED PROVISIONS.....................................................52
                  1.       Compromise and Settlement.............................................................52
                  2.       Releases by the Finance Company Debtors...............................................52
                  3.       Releases by Holders of Claims.........................................................52
                  4.       Exculpation...........................................................................53
                  5.       Preservation of Rights of Action......................................................53
                  6.       Discharge of Claims and Termination of Equity Interests...............................55
                  7.       Injunction............................................................................55
         L.       POST-CONSUMMATION ESTATE AND PLAN ADMINISTRATOR................................................55
                  1.       Generally.............................................................................55
                  2.       Purpose of the Post-Consummation Estate...............................................56
                  3.       Transfer of Assets....................................................................56
                  4.       Valuation of Assets...................................................................56
                  5.       Distribution; Withholding.............................................................56

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                  6.       Post-Consummation Estate Implementation...............................................57
                  7.       Disputed Claims Reserve...............................................................57
                  8.       Termination of Post-Consummation Estate...............................................57
                  9.       Termination of Plan Administrator.....................................................57
                  10.      Exculpation; Indemnification..........................................................57
         M.       MISCELLANEOUS PROVISIONS.......................................................................58
                  1.       Modification of Plan Supplement.......................................................58
                  2.       Effectuating Documents, Further Transactions and Corporation Action...................58
                  3.       Dissolution of Committee(s)...........................................................58
                  4.       Payment of Statutory Fees.............................................................58
                  5.       Modification of Plan..................................................................58
                  6.       Revocation of Plan....................................................................59
                  7.       Successors and Assigns................................................................59
                  8.       Reservation of Rights.................................................................59
                  9.       Section 1146 Exemption................................................................59
                  10.      Further Assurances....................................................................59
                  11.      Transactions on Business Days.........................................................60
                  12.      Filing of Additional Documents........................................................60
                  13.      Post-Effective Date Fees and Expenses.................................................60
                  14.      Conflicts.............................................................................60
                  15.      Term of Injunctions or Stays..........................................................60
                  16.      Entire Agreement......................................................................60
                  17.      Closing of the Chapter 11 Cases.......................................................60

V. VOTING AND CONFIRMATION PROCEDURE.............................................................................60
         A.       VOTING INSTRUCTIONS............................................................................61
         B.       VOTING TABULATION..............................................................................62
         C.       VOTING PROCEDURES..............................................................................64
                  1.       Voting Record Date....................................................................64
                  2.       Beneficial Holders....................................................................64
                  3.       Nominees..............................................................................64
         D.       THE CONFIRMATION HEARING.......................................................................65
         E.       STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN............................................65
                  1.       Acceptance............................................................................65
                  2.       Fair and Equitable Test...............................................................66
                  3.       Feasibility...........................................................................66
                  4.       "Best Interests" Test.................................................................67

VI. PLAN-RELATED RISK FACTORS AND ALTERNATIVES TO CONFIRMING AND CONSUMMATING THE PLAN...........................68
         A.       CERTAIN BANKRUPTCY CONSIDERATIONS..............................................................68
                  1.       Parties-in-Interest May Object to the Finance Company Debtors'
                           Classification of Claims..............................................................68
                  2.       The Finance Company Debtors May be Unable to Close One or Both
                           of the Sale Transactions..............................................................68
                  3.       The Finance Company Debtors May Not be Able to Secure Confirmation of the Plan........69
                  4.       The Confirmation and Consummation of the Plan Are Also Subject to Certain
                           Conditions as Described Herein........................................................69
                  5.       The Finance Company Debtors May Object to the Amount or Classification of a Claim.....69
                  6.       Nonconsensual Confirmation............................................................69
         B.       LIQUIDATION UNDER CHAPTER 7....................................................................69

VII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................................................70

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         A.       Consequences to Finance Company Debtors........................................................71
         B.       Federal Income Tax Treatment of Post-Consummation Estate.......................................71
                  1.       Classification of Post-Consummation Estate............................................71
                  2.       Tax Reporting.........................................................................71
                  3.       Reserve for Disputed Claims...........................................................71
         C.       Consequence to Holders of Claims...............................................................72
                  1.       Holders of Claims.....................................................................72
                  2.       Distributions in Discharge of Accrued but Unpaid Interest.............................72
                  3.       Character of Gain or Loss; Tax Basis; Holding Period..................................73
         D.       Consequences to Holders of Interests...........................................................73
         E.       Withholding....................................................................................73

VIII. MISCELLANEOUS PROVISIONS...................................................................................74
         A.       PENDING LITIGATION.............................................................................74
         B.       SUCCESSORS AND ASSIGNS.........................................................................74
         C.       RESERVATION OF RIGHTS..........................................................................74
         D.       SERVICE OF DOCUMENTS...........................................................................74

IX. RECOMMENDATION...............................................................................................75
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                                    EXHIBITS

Exhibit A   -     Joint Plan of Reorganization
Exhibit B   -     Prepetition Organizational Chart

                                       I.

                                    SUMMARY(1)

     On December 17, 2002, Conseco Finance Corp. ("CFC") and Conseco Finance Servicing Corp. ("CFSC") filed petitions under Chapter 11 of title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois (the "Initial Petition Date"). Thereafter, on February 3, 2003, (the "CFC Subsidiary Petition Date") the following subsidiaries of CFC filed petitions under the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois:
Conseco Finance Corp. - Alabama, Conseco Finance Credit Corp., Conseco Finance Consumer Discount Company, Conseco Finance Canada Holding Company, Conseco Finance Canada Company, Conseco Finance Loan Company, Rice Park Properties Corporation, Landmark Manufactured Housing, Inc., Conseco Finance Net Interest Margin Finance Corp. I, Conseco Finance Net Interests Margin Finance Corp. II, Green Tree Finance Corp. - Two, Green Tree Floorplan Funding Corp., Conseco Agency of Nevada, Inc., Conseco Agency of New York, Inc., Conseco Agency, Inc., Conseco Agency of Alabama, Inc., Conseco Agency of Kentucky, Inc., Crum-Reed General Agency, Inc. (the "CFC Subsidiary Debtors"). The Finance Company Debtors anticipate certain other related entities may also file chapter 11 petitions, including Green Tree Residual Finance Corp. I, Green Tree Finance Corp. - Five, Mill Creek Servicing Corporation and Conseco Finance Credit Card Corp. (the "Newly Filed Entities and, individually, a "Newly Filed Entity") in order to facilitate the completion of certain Sale Transactions (as discussed herein). We sometimes refer to CFC, CFSC and the CFC Subsidiary Debtors collectively as "we," or the "Finance Company Debtors" and individually as a "Finance Company Debtor" and, on or after the Effective Date, as the "Liquidated Debtors" and individually as a "Liquidated Debtor."

     CFC, CFSC and the CFC Subsidiary Debtors are operating their businesses and managing their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

     The Finance Company Debtors have historically operated several sophisticated and integrated finance businesses providing a variety of financial products, including manufactured housing loans to consumers and floor plan financing of MH dealer inventory, home equity mortgage loans, home improvement loans and consumer product loans and private label credit cards. In connection with such products, certain of the Finance Company Debtors broker a range of insurance policies, such as homeowners insurance policies, credit insurance, life and disability insurance policies, and extended warranty products (the "Insurance Products") for sale to finance customers.

     Pursuant to section 363 of the Bankruptcy Code, the Bankruptcy Court recently approved sale of substantially all of the Finance Company assets (the "CFC Assets") from Mill Creek Bank to CFN Investment Holdings, LLC ("CFN"), and the sale of Mill Creek Bank to General Electric Capital Corporation ("GE"), collectively (the "Sale Transactions"). Collectively, these Sale Transactions are expected to generate approximately $1.1 billion in cash proceeds for the Estates. To facilitate the expeditious distribution of these proceeds, the Finance Company Debtors are sponsoring a liquidating plan of reorganization pursuant to chapter 11 of the Bankruptcy Code entitled "Finance Company Debtors' Joint Liquidating Plan of Reorganization Pursuant To Chapter 11 of The United States Bankruptcy Code" (the "Plan"), which is attached hereto as Exhibit A.

     Chapter 11 of the Bankruptcy Code allows a debtor to sponsor a plan of reorganization that proposes how to dispose of a debtor's assets and treat claims (i.e., debts) against, and interests in, such a debtor. A plan of reorganization typically may provide for a debtor-in-possession to reorganize by continuing to operate, to liquidate by selling assets of the estate or to implement a combination of both. As mentioned above, the Plan is a liquidating plan of reorganization.

Why You Are Receiving This Document

     The Bankruptcy Code requires that the party proposing a chapter 11 plan of reorganization prepare and file with the Bankruptcy Court a document called a "disclosure statement." THIS DOCUMENT IS THE

----------------------
1 The following summary is qualified in its entirety by the more detailed information contained in the Plan and elsewhere in this Disclosure Statement.

DISCLOSURE STATEMENT (THE "DISCLOSURE STATEMENT") FOR THE PLAN. THE DISCLOSURE STATEMENT INCLUDES CERTAIN EXHIBITS, EACH OF WHICH ARE INCORPORATED HEREIN BY REFERENCE.

     Please note that any terms not specifically defined in this Disclosure Statement shall have the meaning ascribed to them in the Plan and any conflict arising therefrom shall be governed by the Plan.

     This Disclosure Statement summarizes the Plan's content and provides information relating to the Plan and the process the Bankruptcy Court follows in determining whether or not to confirm the Plan. The Disclosure Statement also discusses the events leading to the Finance Company Debtors' filing their chapter 11 cases, describes the main events that have occurred in the Finance Company Debtors' chapter 11 cases, and, finally, summarizes and analyzes the Plan. The Plan also describes certain potential Federal income tax consequences of Holders of Claims and Equity Interests, voting procedures and the confirmation process.

     The Bankruptcy Code requires a disclosure statement to contain "adequate information" concerning the Plan. In other words, a disclosure statement must contain sufficient information to enable parties who are affected by the Plan to vote intelligently for or against the Plan or object to the Plan, as the case may be. The Bankruptcy Court has reviewed this Disclosure Statement, and has determined that it contains adequate information and may be sent to you to solicit your vote on the Plan.

     All Creditors should carefully review both the Disclosure Statement and the Plan before voting to accept or reject the Plan. Indeed, Creditors should not rely solely on the Disclosure Statement but should be sure to read the Plan as well. Moreover, the Plan provisions will govern if there are any inconsistencies between the Plan and the Disclosure Statement.

     It is important to note that this Disclosure Statement does not supersede or incorporate the separate disclosure statement filed by Conseco, Inc., CIHC, CTIHC, Inc., and Partners Health Group, Inc. in these jointly administered cases (the "Holding Company Reorganizing Debtors' Disclosure Statement"). These entities, sometimes referred to as the "Holding Company Reorganizing Debtors," are not sponsors of the Plan. The Holding Company Reorganizing Debtors have filed a separate plan and disclosure statement in connection with their chapter 11 cases, and, having obtained approval of their disclosure statement, are currently in the process in soliciting votes to accept their proposed plan of reorganization.

A.   Events Leading to the Chapter 11 Cases

     Since commencing operations in 1982, our ultimate parent, Conseco, Inc. ("CNC") has pursued a strategy of growth through acquisitions. Primarily as a result of these acquisitions and the funding requirements necessary to operate and expand the acquired businesses, CNC amassed outstanding indebtedness totaling approximately $6.0 billion as of June 30, 2002. During the two years prior to the Petition Date, CNC undertook a series of steps designed to reduce and extend the maturities of the parent company debt. Notwithstanding these efforts, CNC's financial position continued to deteriorate, principally due to its leveraged condition, losses experienced by the finance businesses and the decreasing value of its investment portfolio. On August 9, 2002, CNC announced that it would seek to fundamentally restructure its capital, and announced that it had retained legal and Advisors to assist in these efforts.

     In October 2002, CNC announced that it had engaged Advisors to pursue various alternatives for the finance business and that CNC's board of directors had approved a plan to sell or seek new investors for the finance businesses. With the help of these Advisors, we pursued an intensive marketing campaign. This campaign was largely successful, and on December 19, 2002, we entered into an Asset Purchase Agreement (the "CFN Asset Purchase Agreement") with CFN Investment Holdings LLC ("CFN"), an affiliate of Fortress Investment Group LLC, J.C. Flowers & Co. LLC and Cerberus Capital Management, L.P., pursuant to which we would, subject to satisfying certain conditions, sell all, or substantially all, of our assets (referred to herein as the "CFC Assets") in a sale pursuant to section 363 of the Bankruptcy Code as part of our chapter 11 proceedings, subject to CFN's right to exclude certain assets from its purchase.

     One asset that we sought to dispose of through the sale process was our manufactured housing servicing business (our "MH Servicing Business"). Prior to our chapter 11 filings, we were by far the largest servicer of manufactured housing loan contracts ("MH Contracts") in the United States, servicing approximately 55% of the manufactured housing contract market. Pursuant to our various servicing agreements, we generally received 50 basis points of the principal amount outstanding of each MH contract per annum for servicing the MH Contracts (the "MH Servicing Fee"), payable only from any funds remaining after payment of all current payments owing on the debt securities issued by the MH Securitization Trusts. Due to various factors, including an increased number of MH Contract consumer defaults caused by the recent economic downturn, the MH Servicing Fee was grossly insufficient to cover our MH Servicing Business costs. Just prior to the Petition Date, we were losing approximately $15 million each month, and could not sustain the business without either selling it or substantially restructuring it. It came as no surprise, therefore, that CFN (and, in fact, all other potential bidders) required a restructuring of the MH Servicing Business as a purchasing condition.

     Accordingly, even prior to filing our chapter 11 cases, we worked diligently to negotiate an agreement with U.S. Bank, as securitization trustee for the vast majority of CFC's securitization trusts (the "Trustee"), to reduce this above-described negative cash flow by: (i) increasing the amount and payment priority of the MH Servicing Fee we receive as compensation for servicing the securitized manufactured housing portfolios as set forth in certain loan pooling and servicing agreements (the "Servicing Agreements"), and
(ii) restructuring the guarantees on certain lower-rated securities referred to as "B-2 Certificates" that were issued to investors in certain securitization transactions of manufactured housing receivables as set forth in certain sale agreements (the "Sale Agreements"). We therefore were pleased when, on December 18, 2003, upon the joint motion of CFC, CFSC and the Trustee, the Bankruptcy Court entered an interim order providing, for an interim period of 30 business days, (i) for an increase of the MH Servicing Fee to 125 basis points per annum of the principal amount outstanding of each manufactured housing securitization trust where the Trustee acts as trustee (the "Revised Servicing Fee"); (ii) that the MH Servicing Fee be paid as an expense prior to the distribution of any amounts in respect of certificates issued by each such securitization trust; and
(iii) for a senior security interest in CFC's Manufactured Housing servicing platform and a junior security interest in CFC's other assets in favor of the Trustee for the benefit of itself and the corresponding certificateholders (the "Adequate Protection Lien"), to secure (a) the continued payment of certain of the Trustee's fees and expenses; (b) the amount, if any, by which the Revised Servicing Fee exceeds the original servicing fee at the contractual level of priority during the period of the interim order; and (c) any losses to the securitization trusts relating to manufactured housing, home equity and home improvement loans, credit card receivables and recreational vehicle loans resulting from any misappropriation, misapplication or other diversion of funds by the servicer. The Bankruptcy Court subsequently extended the interim order on several occasions pending a final resolution of the issue by all interested parties.

B.   The Auction and Sale Process For Substantially All Of Our Assets

     Notwithstanding the CFN Asset Purchase Agreement, we elected to conduct an auction for the sale of our businesses and assets as part of our efforts to seek transactions that would provide the highest and best value to us and our creditors. In contemplation thereof, on December 19, 2002, we filed a motion with the Bankruptcy Court seeking approval of certain sale and bidding procedures (the "Bidding Procedures"), which procedures were approved (as modified) by an order of the Bankruptcy Court dated January 8, 2003 (the "Bidding Procedures Order"). All parties-in-interest, including, inter alia, creditors and prospective purchasers, were provided with (i) notice of the entry of the Bidding Procedures Order and the contemplated sale of the CFC Assets and
(ii) the opportunity to participate in the contemplated auction or object to the proposed sale. In accordance with the Bidding Procedures, all potential bidders that submitted bids for the purchase of the CFC Assets, by their own terms or aggregated with other bids, were for more than the purchase price payable under the CFN Asset Purchase Agreement, plus the amount of the break-up fee, plus $5 million, plus the profit sharing rights relating to the MH Servicing Business. The Finance Company Debtors commenced the auction on February 28, 2003, adjourned it to allow for greater time to analyze the seven competing bids, and thereafter continued it on March 4-5, 2003.

     Prior to and at the auction, with the assistance of our advisers, we analyzed each of the bids presented at the auction. At the conclusion of the auction, we determined that CFN's bid of $970 million in cash, plus the assumption of certain liabilities, represented the highest and best bid. The terms of the sale included an option for CFC to sell the assets of Mill Creek Bank to GE for approximately $310 million in cash, plus certain assumed liabilities, which option, if exercised, would provide CFN with a credit of $270 million to its bid.

     On March 6, 2003, we received an offer from Berkadia Equity Holdings, L.L.C. ("Berkadia"), which Berkadia asserted was a valid bid in the then recently concluded auction. Concurrently therewith, Berkadia filed an objection to the Sale Transactions. The Bankruptcy Court heard and summarily dismissed this objection on March 7, 2003. After further negotiations taking place between March 7, 2003, and March 14, 2003, CFN and GE significantly increased the amount of cash to be paid to us for the CFC Assets, bringing the total value to be received as part of the Sale Transactions with CFN and GE to approximately $1.3 billion, consisting of approximately $1.1 billion in cash and approximately $200 million in assumed liabilities, subject to certain purchase price adjustments.

     Nonetheless, one significant hurdle remained before a sale order could be entered approving the Sale Transactions: restructuring the MH Servicing Fee. Ultimately, however, each of the major constituencies, including the CFC Committee, the Ad Hoc Securitization Holders' Committee (representing, among others, the following entities: Teachers Insurance & Annuity Assoc. of America; Metropolitan Life Insurance Co.; Businessmen's Assurance Co. of America; Deutsche Asset Management, Inc.; Putnam Investments; and the Northwestern Mutual Life Insurance Co.), U.S. Bank as securitization trustee for the securitizations, and Federal National Mortgage Association ("Fannie Mae"), as a major B-2 certificate holder, agreed to restructure the MH Servicing Business, entering into a Consent Agreement and agreeing to the entry of a final settlement order resolving this issue. With this hurdle overcome, on March 14, 2003, the Bankruptcy Court entered final orders approving the terms of the Sale Transaction. The Finance Company Debtors expect the Sale Transactions, which are subject to various closing conditions, to close in May 2003.

     One of the closing conditions of the CFN Asset Purchase Agreement requires that the Finance Company Debtors cause Green Tree Residual Finance Corp. 1 and Green Tree Finance Corp. 5 to file petitions under chapter 11 at or before the closing of the CFN Sale Transaction to the extent required to facilitate such a closing. Similarly, a closing condition of the GE Asset Purchase Agreement requires that the Finance Company Debtors cause Mill Creek Servicing Corporation and Conseco Finance Credit Card Corp. to file petitions under chapter 11 at some time prior to the closing of the GE Sale Transaction to the extent required to facilitate such a closing (collectively, the "New Filing Entities"). Accordingly, we anticipate that the New Filing Entities will file their chapter 11 petitions in May 2003.

     Moreover, the Solicitation described herein shall encompass not only the Finance Company Debtors, but also the New Filing Entities.

C.   Plan Overview

     THE FOLLOWING SUMMARIZES CERTAIN KEY INFORMATION CONTAINED ELSEWHERE IN THIS DISCLOSURE STATEMENT. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS DISCLOSURE STATEMENT AND IN THE PLAN. THE PLAN WILL CONTROL IN THE EVENT OF ANY INCONSISTENCY BETWEEN THIS SUMMARY AND THE PLAN. FOR A MORE DETAILED SUMMARY OF THE PLAN, PLEASE SEE SECTION IV OF THIS DISCLOSURE STATEMENT.

     1.   Purpose -- Liquidating Plan of Reorganization

          The Plan provides for the orderly liquidation of substantially all of the property of the Finance Company Debtors' Estates, including certain retained causes of action (the "Retained Causes of Action"). Cash on hand and the Cash generated from the sale, disposition or collection of property and any recovery from the Retained Causes of Actions will be used to pay Allowed Claims under the Plan.

     2.   Substantive Consolidation

          On the Effective Date, each of the Finance Company Debtors' Estates and the Estates of the New Filing Entities will be substantively consolidated pursuant to section 105(a) of the Bankruptcy Code. As a result of the substantive consolidation, on the Effective Date, all property, rights and claims of the Estates of the Finance Company Debtors and the New Filing Entities and all Claims against the Estates of the Finance Company Debtors and the New Filing Entities shall be deemed to be pooled for purposes of allowance, treatment and distributions under the Plan.

     3.   Creation of a Post-Consummation Estate

          To implement the Plan, on the Effective Date, the Post-Consummation Estate will be created to hold the Residual Assets, which will comprise Cash, Retained Causes of Action and property that will be sold or otherwise disposed of or collected. The Finance Company Debtors and their Estates shall retain no interest in the property transferred to the Post-Consummation Estate.

     4.   Summary of Projected Distributions to Creditors

          Upon Consummation of the Sale Transactions, and after paying the Lehman Secured Claims, DIP Claims, and certain Administrative Claims, the Debtors estimate that there will be approximately $343.5 Million to distribute to creditors. The Debtors anticipate making distributions according to the following schedule:


------------------- ---------------------- ------------------------------------------------------- -----------------
  Unclassified                                                                                        Projected
      Claims          Projected Claims                         Plan Treatment                          Recovery
------------------- ---------------------- ------------------------------------------------------- -----------------
------------------- ---------------------- ------------------------------------------------------- -----------------
DIP Claims          Unknown                Pursuant to the Final DIP Order, the CFN Sale Order           100%
                                           and the GE Sale Order, the DIP Facility Claims will
                                           be paid in full in Cash out of the Sale Proceeds on
                                           the earlier of the CFN Closing Date or the GE Closing
                                           Date. To the extent any DIP Facility Claim has not
                                           been fully paid prior to the Effective Date, subject
                                           to the provisions of sections 328, 330(a) and 331 of
                                           the Bankruptcy Code, each Holder of an Allowed DIP
                                           Facility Claim will be paid the full unpaid amount of
                                           such Allowed DIP Facility Claim in Cash on the
                                           Effective Date or as soon thereafter as is
                                           practicable.
------------------- ---------------------- ------------------------------------------------------- -----------------
------------------- ---------------------- ------------------------------------------------------- -----------------
Administrative      Unknown                Subject to the provisions of sections 328, 330(a) and         100%
Claims                                     331 of the Bankruptcy Code, each Holder of an Allowed
                                           Administrative Claim will be paid the full unpaid
                                           amount of such Allowed Administrative Claim in Cash
                                           (a) on the Effective Date or as soon thereafter as is
                                           practicable, (b) if such Administrative Claim is
                                           Allowed after the Effective Date, on the date such
                                           Administrative Claim is Allowed, or as soon
                                           thereafter as is practicable, or (c) upon such other
                                           terms as may be agreed upon by such Holder and the
                                           respective Reorganized Debtor or otherwise upon an
                                           order of the Bankruptcy Court; provided that Allowed
                                           Administrative Claims representing obligations
                                           incurred in the ordinary course of business or
                                           otherwise assumed by the Debtors pursuant to the Plan
                                           will be assumed on the Effective Date and paid or
                                           performed by the respective Reorganized Debtor when
                                           due in accordance with the terms and conditions of
                                           the particular agreements governing such
                                           obligations. The Finance Company Debtors are not
                                           obliged to pay Administrative Claims against any
                                           Holding Company Debtors or Post-Consummation Estate.
------------------- ---------------------- ------------------------------------------------------- -----------------

------------------- ---------------------- ------------------------------------------------------- -----------------
  Unclassified                                                                                        Projected
      Claims          Projected Claims                         Plan Treatment                          Recovery
------------------- ---------------------- ------------------------------------------------------- -----------------
------------------- ---------------------- ------------------------------------------------------- -----------------
Priority Tax        Unknown                On the Effective Date or as soon as practicable 100%
                                           thereafter, each Holder of an Allowed Priority Tax
                                           Claim due and payable on or prior to the Effective
                                           Date shall be paid, at the option of the respective
                                           Debtor, (1) Cash in an amount equal to the amount of
                                           such Allowed Priority Tax Claim, or (2) Cash over a
                                           six-year period from the date of assessment as
                                           provided in section 1129(a)(9)(C) of the Bankruptcy
                                           Code, with interest payable at a rate of 4% per annum
                                           or such other rate as may be required by the
                                           Bankruptcy Code. The amount of any Priority Tax
                                           Claim that is not an Allowed Claim or that is not
                                           otherwise due and payable on or prior to the
                                           Effective Date, and the rights of the Holder of such
                                           Claim, if any, to payment in respect thereof shall
                                           (x) be determined in the manner in which the amount
                                           of such Claim and the rights of the Holder of such
                                           Claim would have been resolved or adjudicated if the
                                           Chapter 11 Cases had not been commenced, (y) survive
                                           the Effective Date and Consummation of the Plan as if
                                           the Chapter 11 Cases had not been commenced, and (z)
                                           not be discharged pursuant to section 1141 of the
                                           Bankruptcy Code. The Finance Company Debtors are not
                                           obliged to pay Priority Tax Claims Allowed solely
                                           against any Holding Company Debtors or
                                           Post-Consummation Estate.
------------------- ---------------------- ------------------------------------------------------- -----------------

------------ ------------- ------------------ ---------------------------------------------------- -----------------
   Class        Claim      Projected Claims                     Plan Treatment                        Projected
                                                                   of Class                            Recovery
------------ ------------- ------------------ ---------------------------------------------------- -----------------
------------ ------------- ------------------ ---------------------------------------------------- -----------------

     1       Other         $1.75 million      The legal, equitable and contractual rights of the        100%
             Priority                         Holders of Allowed Class 1 Claims are unaltered by
             Claims                           the  Plan. Unless otherwise  agreed  to  by  the
                                              Holders of the Allowed Other Priority Claim and the
                                              Finance Company Debtors, each Holder of an Allowed
                                              Class 1A Claim shall receive, in full and final
                                              satisfaction of such Allowed Class 1 Claim, one of
                                              the following treatments, in the sole discretion
                                              of the Finance Company Debtors:

                                              A. Payment of each Allowed Class 1 Claim in full in
                                              Cash on the Effective Date or as soon thereafter
                                              as is practicable; provided that, Class 1 Claims
                                              representing obligations incurred in the ordinary
                                              course of business will be paid in full in Cash when
                                              such Class 1 Claims become due and owing in the
                                              ordinary course of business; or

                                              B. Such Claim will be treated in any other manner
                                              so that such Claim shall otherwise be rendered
                                              Unimpaired pursuant to section 1124 of the Bankruptcy
                                              Code.
------------ ------------- ------------------ ---------------------------------------------------- -----------------

------------ ------------- ------------------ ---------------------------------------------------- -----------------
   Class        Claim      Projected Claims                     Plan Treatment                        Projected
                                                                   of Class                            Recovery
------------ ------------- ------------------ ---------------------------------------------------- -----------------
------------ ------------- ------------------ ---------------------------------------------------- -----------------
     2       Other         Approximately      The  Plan  will  not   alter  any  of  the   legal,        100%
             Secured       $15 million        equitable and contractual  rights of the Holders of
             Claims                           Class 2 Claims. Unless otherwise agreed to by the
                                              Holder of the Allowed Class 2 Claim and the
                                              Finance Company Debtors, each Holder of an Allowed
                                              Class 2 Claim shall receive, in full and final
                                              satisfaction of such Allowed Class 2 Claim, one of
                                              the following treatments, in the sole discretion
                                              of the Finance Company Debtors:

                                              A. The payment of such Holders' Allowed Class 2
                                              Claim in full in Cash on the Effective Date;

                                              B. The payment to Holders of the sale or disposition
                                              proceeds of the collateral securing each such
                                              Allowed Class 2 Claim to the extent of the value of
                                              the Holder's interest in such property;

                                              C. The surrender to each Holder of all collateral
                                              securing each such Allowed Class 2 Claim without
                                              representation or warranty by or further recourse
                                              against the relevant Finance Company Debtor;
                                              provided that, such surrender must render each such
                                              Allowed Class 2 Claim Unimpaired pursuant to
                                              section 1124 of the Bankruptcy Code; or

                                              D. Treatment in any other manner so as to render
                                              the Allowed Class 2 Claim otherwise Unimpaired
                                              pursuant to section 1124 of the Bankruptcy Code.
------------ ------------- ------------------ ---------------------------------------------------- -----------------
------------ ------------- ------------------ ---------------------------------------------------- -----------------
     3       Lehman        Approximately      Holders of Allowed  Class 3 Claims  shall  receive,        100%
             Secured       $704 Million       in full and final  satisfaction of their respective
             Claims(2)                        Allowed  Class 3 Claims,  the payment of Cash equal
                                              to the amount of each such Allowed Class 3 Claim,
                                              payable on the Effective Date or as soon thereafter
                                              as is practicable.
------------ ------------- ------------------ ---------------------------------------------------- -----------------
------------ ------------- ------------------ ---------------------------------------------------- -----------------
     4       93/94   Note  $93.7 Million      Holders of Allowed  93/94 Note Claims against the        100%
             Claims        Plus Post-         Finance Company Debtors shall receive, in full and
                           Petition Interest, final satisfaction of their Claims against the
                           Fees And           Finance Company Debtors and the Holding Company
                           Expenses To        Debtors, the payment of Cash equal to the amount of
                           The Extent         each such Allowed Class 4 Claim, payable on the
                           Permitted Under    Effective Date or as soon thereafter
                           The Bankruptcy     as is  practicable.
                           Code

------------ ------------- ------------------ ---------------------------------------------------- -----------------
------------ ------------- ------------------ ---------------------------------------------------- -----------------
     5       General       Unknown            Holders of Allowed  Class 5 Claims  shall  receive,      Unknown
             Unsecured                        in full and final  satisfaction  of their  Allowed
             Claims                           Class 5 Claims, their  respective Pro Rata shares
                                              of the Residual Cash Balance.

------------ ------------- ------------------ ---------------------------------------------------- -----------------

---------------------
2    As of March 27, 2003.

------------ ------------- ------------------ ---------------------------------------------------- -----------------
   Class        Claim      Projected Claims                     Plan Treatment                        Projected
                                                                   of Class                            Recovery
------------ ------------- ------------------ ---------------------------------------------------- -----------------
------------ ------------- ------------------ ---------------------------------------------------- -----------------

     6       Equity        N/A                                                                            0%
             Interests                        On the  Effective  Date,  Class 6 Equity  Interests
                                              will be cancelled and the Holders
                                              thereof will not receive any
                                              distribution under the Plan
                                              pursuant to such Interests.
------------ ------------- ------------------ ---------------------------------------------------- -----------------


     THE COURT HAS NOT YET CONFIRMED THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT. IN OTHER WORDS, THE TERMS OF THE PLAN ARE NOT YET BINDING ON ANYONE. HOWEVER, IF THE BANKRUPTCY COURT LATER CONFIRMS THE PLAN, THEN THE PLAN WILL BE BINDING ON ALL CLAIM AND EQUITY INTEREST HOLDERS.

     5.   Plan Consummation

          Following Confirmation of the Plan, the Plan will be consummated on the date selected by the Finance Company Debtors, which will be a Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Article X.B of the Plan have been
(x) satisfied or (y) waived pursuant to Article X.C therein. Distributions to be made under the Plan will be made on or as soon after the Effective Date as practicable.

     6.   Executory Contracts and Unexpired Leases

          As set forth in the Confirmation Hearing Notice, any executory contracts or unexpired leases that have not expired by their own terms on, or prior to, the Effective Date, that the Finance Company Debtors have not assumed and assigned or rejected with approval of the Bankruptcy Court (whether as part of the Sale Transactions or otherwise), or that are not the subject of a motion to assume the same pending as of the Effective Date, shall be deemed rejected by the Finance Company Debtors on the Effective Date and the entry of the Confirmation Order shall constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any objections to the proposed assumption, assumption and assignment or rejection of an alleged executory contract or unexpired lease or any proof of Claim related thereto must conform to the procedures described in the Confirmation Hearing Notice. Briefly, any such objection or proof of Claim must be filed with the Bankruptcy Court and must be served on the parties described in the Confirmation Hearing Notice so it is actually received by them by no later than May 27, 2003. Please note, however, that notwithstanding the Confirmation Hearing Notice, to the extent an executory contract or unexpired lease was assumed as part of the orders approving the Sale Transactions, any party that did not file a timely objection thereto will be barred from any further objection.

D.   Voting and Confirmation

     Each Holder of a Claim or Equity Interest in Classes 3, 4, and 5 will be entitled to vote either to accept or reject the Plan. Classes 3, 4, and 5 shall have accepted the Plan if: (i) the Holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in each such Class have voted to accept the Plan and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in each such Class have voted to accept the Plan. Assuming the requisite acceptances are obtained, the Debtors intend to seek confirmation of the Plan at the Confirmation Hearing (as defined in Article VII.D herein) scheduled to commence on May [__], 2003, before the Bankruptcy Court. Notwithstanding the foregoing, the Finance Company Debtors will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to the Impaired Classes presumed to reject the Plan, and reserve the right to do so with respect to any other rejecting Class or to modify the Plan in accordance with Article V of the Plan.

     Article V of this Disclosure Statement specifies the deadlines, procedures and instructions for voting to accept or reject the Plan and the applicable standards for tabulating Ballots. The Bankruptcy Court has established April [__], 2003, (the "Voting Record Date") as the date for determining which Holders of Claims are eligible to vote on the Plan. Ballots will be mailed to all registered Holders of Claims as of the Voting Record Date who are entitled to vote to accept or reject the Plan. An appropriate return envelope will be included with your Ballot, if necessary. Beneficial Holders of Claims who receive a return envelope addressed to their bank, brokerage firm or other nominee, or any agent thereof, (each, a "Nominee") should allow sufficient time for the Nominee to receive their votes and process them on a Master Ballot before the Voting Deadline, as defined below.

     The Finance Company Debtors have engaged the Solicitation Agent to assist in the voting process. The Solicitation Agent will answer questions, provide additional copies of all materials and oversee the voting tabulation. The Solicitation Agent will also process and tabulate ballots for each Class entitled to vote to accept or reject the Plan. The Solicitation Agent is Bankruptcy Management Corporation, 1330 E. Franklin Avenue, El Segundo, CA 90245, (888) 909-0100 (toll free).

     TO BE COUNTED, THE SOLICITATION AGENT MUST RECEIVE YOUR BALLOT (OR MASTER BALLOT OF YOUR NOMINEE HOLDER) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN NO LATER THAN 9:00 A.M., CENTRAL TIME, ON MAY [__], 2003 (THE "VOTING DEADLINE"), UNLESS THE BANKRUPTCY COURT EXTENDS OR WAIVES THE PERIOD DURING WHICH VOTES WILL BE ACCEPTED BY THE FINANCE COMPANY DEBTORS, IN WHICH CASE THE TERM "VOTING DEADLINE" FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME AND DATE TO WHICH SUCH SOLICITATION IS EXTENDED. ANY EXECUTED BALLOT OR COMBINATION OF BALLOTS REPRESENTING CLAIMS IN THE SAME CLASS OR SUBCLASS HELD BY THE SAME HOLDER THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE COUNTED IN THE DISCRETION OF THE FINANCE COMPANY DEBTORS.

     THE FINANCE COMPANY DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTEREST OF ALL OF THEIR CREDITORS AS A WHOLE. THE FINANCE COMPANY DEBTORS THEREFORE RECOMMEND THAT ALL HOLDERS OF CLAIMS SUBMIT BALLOTS TO ACCEPT THE PLAN.

     1.   Time and Place of the Confirmation Hearing

          The hearing where the Bankruptcy Court will determine whether to confirm the Plan will take place on May [__], 2003, at _:__ _.m., C.S.T., in the United States Bankruptcy Court, 219 S. Dearborn St., Chicago, Illinois, 60604, before the Honorable Carol A. Doyle, United States Bankruptcy Judge.

     2.   Deadline for Voting For or Against the Plan

          If you are entitled to vote, it is in your best interest to vote timely on the enclosed ballot (the "Ballot") and return the Ballot in the enclosed envelope to the Balloting Agent, who is Bankruptcy Management Corporation, 1330 E. Franklin Avenue, El Segundo, California 90245, (888) 909-0100 (toll free).

          Your vote must be received prior to the Voting Deadline, which is 9:00 p.m. C.S.T. on May [__], 2003, or it will not be counted. At the Finance Company Debtors' request, the Bankruptcy Court has established certain procedures for the solicitation and tabulation of votes on the Plan. They are described in the Order entitled "Order (A) Approving The Finance Company Debtors' Disclosure Statement; (B) Scheduling A Hearing To Confirm The Plan; (C) Establishing A Deadline For Objecting To The Finance Company Debtors' Plan; (E) Approving Form Of Ballots, Master Ballot, Voting Deadline And Solicitation Procedures; And (E) Approving Form And Manner Of Notices" (the "Solicitation Order") and the "Notice Of (I) Entry Of Order Approving Disclosure Statement; (II) Hearing To Confirm Plan Of Reorganization And (III) Related Important Dates" (the "Confirmation Hearing Notice") that accompany this Disclosures Statement.

     3.   Deadline for Objecting to the Confirmation of the Plan

          Objections to Plan confirmation must be filed with the Bankruptcy Court and served upon the following so that they are actually received , on or before [__] p.m. C.S.T. on May [__], 2003.

Counsel to the Finance Company Debtors                       Finance Company Debtors' Solicitation Agent
--------------------------------------                       -------------------------------------------
Kirkland & Ellis                                             Bankruptcy Management Corporation
200 East Randolph Drive                                      1330 E. Franklin Avenue
Chicago, Illinois 60601                                      El Segundo, CA 90245
Attn:  Anne Marrs Huber, Esq.                                Attn: Finance Company Debtors' Solicitation Agent
       Anup Sathy, Esq.
       Roger J. Higgins, Esq.



United States Trustee                                        Counsel to the Official Committee of the Finance
---------------------                                        Company Debtors
Office of the United States Trustee (Region 11)              ---------------
227 West Monroe Street, Suite 3350                           Greenberg Traurig, P.C.
Chicago, Illinois 60606                                      77 West Wacker Drive, Suite 2500
Attn: Ira Bodenstein, Esq.                                   Chicago, Illinois 60601
                                                             Attn: Keith J. Shapiro, Esq.

Counsel for the Official Committee of the Reorganizing       Counsel to the Official Committee of the Trust
Debtors                                                      Preferred Securities
-------                                                      --------------------
Fried Frank Harris Shriver & Jacobson                        Saul Ewing LLP
One New York Plaza                                           222 Delaware Avenue, Suite 1200
New York, New York 10004                                     Wilmington, Delaware 19801
Attn: Brad Eric Scheler, Esq.                                Attn: Donald J. Detweiler, Esq.

Mayer, Brown, Rowe & Maw                                     Jenner & Block, LLC
190 South LaSalle Street                                     One IBM Plaza
Chicago, Illinois 60603-3441                                 Chicago, Illinois 60611
Attn: Thomas Kiriakos, Esq.                                  Attn: Catherine L. Steege, Esq.



E.   Risk Factors

     Prior to deciding whether and how to vote on the Plan, each Holder of a Claim should consider carefully all of the information in this Disclosure Statement, and should particularly consider the Risk Factors described in
Article VI hereof.

F.   Identity of Persons to Contact for More Information

     Any interested party desiring further information about the Plan should contact: Counsel for the Finance Company Debtors: Roger Higgins, Esq., Kirkland & Ellis, 200 East Randolph Street, Chicago, Illinois 60601, via e-mail at consecoinfo@kirkland.com.

G.   Recommendation

     The Finance Company Debtors believe that the Plan provides the best and most feasible recovery for Holders of Allowed Claims against or Equity Interests in the Finance Company Debtors and that accepting the Plan is in the best interests of the Holders of Allowed Claims against, or Equity Interests in, the Finance Company Debtors. The Finance Company Debtors therefore recommend that you vote to accept the Plan.

H.   Disclaimer

     In formulating the Plan, the Finance Company Debtors relied on financial data derived from our books and records. We therefore represent that everything stated in the Disclosure Statement is true to the best of our knowledge. We nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Moreover, the Bankruptcy Court has not yet determined whether the Plan is confirmable and therefore does not recommend whether you should accept or reject the Plan.

     The discussion in the Disclosure Statement regarding the Finance Company Debtors may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The liquidation analyses, distribution projections, and other information are estimates only, and the timing and amount of actual distributions to creditors may be affected by many factors that cannot be predicted. Therefore, any analyses, estimates or recovery projections may or may not turn out to be accurate.

     NOTHING CONTAINED IN THIS DISCLOSURE STATEMENT IS, OR SHALL BE DEEMED TO BE, AN ADMISSION OR STATEMENT AGAINST INTEREST BY THE FINANCE COMPANY DEBTORS FOR PURPOSES OF ANY PENDING OR FUTURE LITIGATION MATTER OR PROCEEDING.

     ALTHOUGH THE ATTORNEYS, ACCOUNTANTS, ADVISORS AND OTHER PROFESSIONALS EMPLOYED BY THE FINANCE COMPANY DEBTORS HAVE ASSISTED IN PREPARING THIS DISCLOSURE STATEMENT BASED UPON FACTUAL INFORMATION AND ASSUMPTIONS RESPECTING FINANCIAL, BUSINESS, AND ACCOUNTING DATA FOUND IN THE BOOKS AND RECORDS OF THE FINANCE COMPANY DEBTORS, THEY HAVE NOT INDEPENDENTLY VERIFIED SUCH INFORMATION AND MAKE NO REPRESENTATIONS AS TO THE ACCURACY THEREOF. THE ATTORNEYS, ACCOUNTANTS, ADVISORS AND OTHER PROFESSIONALS EMPLOYED BY THE FINANCE COMPANY DEBTORS SHALL HAVE NO LIABILITY FOR THE INFORMATION IN THE DISCLOSURE STATEMENT.

     THE FINANCE COMPANY DEBTORS AND THEIR PROFESSIONALS ALSO HAVE MADE A DILIGENT EFFORT TO IDENTIFY IN THIS DISCLOSURE STATEMENT PENDING LITIGATION CLAIMS AND PROJECTED OBJECTIONS TO CLAIMS. HOWEVER, NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR LITIGATION CLAIM OR PROJECTED OBJECTION TO CLAIM IS, OR IS NOT, IDENTIFIED IN THE DISCLOSURE STATEMENT. THE FINANCE COMPANY DEBTORS, THE CREDITORS' COMMITTEE, THE POST-CONSUMMATION ESTATE OR OTHER PARTIES IN INTEREST MAY SEEK TO INVESTIGATE, FILE AND PROSECUTE LITIGATION CLAIMS AND PROJECTED OBJECTIONS TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THE DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.

                                      II.

                               GENERAL INFORMATION

A.   DESCRIPTION OF THE FINANCE COMPANY DEBTORS' BUSINESSES

     1.   Finance Company Debtors' Corporate Structure

          CFC is a Delaware corporation that functions as an operating parent company for our finance business. CFSC is an intermediate operating parent company for our finance business. The CFC Subsidiary Debtors are all direct or indirect subsidiaries of CFC, and to the extent that the CFC Subsidiary Debtors conduct any operations, such operations are integrally tied to those of the CFC and CFSC.

          Of the New Filing Entities, Green Tree Residual Finance Corp. I and Green Tree Finance Corp. - Five are special purpose securitization entities that hold approximately 80% of the Finance Company Debtors' assets. Both are direct subsidiaries of CFC. Mill Creek Servicing Corporation is a subsidiary to Mill Creek Bank Inc. ("Mill Creek Bank," formerly known as Conseco Bank, Inc.), which is a direct subsidiary of CFC. Finally, Conseco Finance Credit Card Corp. is a special-purpose securitization entity created in connection with the securitization of certain private label credit card receivables.

          CNC is the top tier holding company for our finance business as well as for the insurance business operated by the Reorganizing Debtors'. The finance business is operated through CFC and its subsidiaries. The insurance business is operated by the Holding Company Reorganizing Debtors, and is not subject to this disclosure statement or the Plan. An organizational chart of CNC and its subsidiaries, including the Finance Company Debtors, as of the Petition Date is attached hereto as Exhibit B.

     2.   The Finance Company Debtors' Businesses

          We provide a variety of finance products, including manufactured housing and floor plan loans, mortgage services products, including home improvement loans and home equity mortgages, consumer product loans and private label credit cards. In conjunction therewith, several of our subsidiaries also broker a range of insurance policies, such as homeowners insurance policies, life and disability insurance policies, mortgage insurance, and extended warranty products (the "Insurance Products") for sale to customers. As of September 30, 2002, we managed receivables of approximately $38.2 billion.

          We historically have provided financing for consumers purchasing manufactured housing. To promote the MH contract business, we also provided to manufactured housing dealers floor plan financing their MH inventory. A manufactured home is a structure, transportable in one or more sections, designed to be a dwelling with or without a permanent foundation. During 2001, we originated approximately $2.5 billion of MH Contracts, or 22% of our total finance company originations, and approximately $2.1 billion of floor plan loans. As of September 30, 2002, our managed receivables included approximately $23.9 billion of MH Contracts, or 63% of our total managed receivables, and approximately $200 million of floor plan loans. On November 25, 2002, we discontinued originating MH Contracts because certain funding constraints were imposed on us. Moreover, originating MH Contracts has steadily become increasingly unprofitable under the prevailing market conditions.

          Our mortgage loan products also include home equity and home improvement loans. During 2001, we originated approximately $3.0 billion of contracts for these products, or 27% of our total originations. At September 30, 2002, our managed receivables included approximately $10.0 billion of home equity and home improvement loan contracts, or 26% of our total managed receivables. During 2001, we originated approximately $3.6 billion of private label credit card receivables, primarily through our bank subsidiaries, or 32% of our total originations. As of September 30, 2002, our managed receivables included approximately $2.9 billion of contracts for credit card loans, or 7% of our total managed receivables. We offer private label credit card programs through our Mill Creek Bank to select retailers with a core focus on the home improvement industry. We also offer consumer finance products through 90 home equity offices, approximately 1,280 home improvement dealers and approximately 3,700 private label retail outlets.

          The insurance agencies broker a range of insurance policies for sale to customers in connection with loans made in the Finance Company Debtors' Manufactured Housing, Home Equity/Home Improvement, Consumer Finance and other divisions. Various third party insurance companies (the "Insurance Companies") who have no affiliation with the Finance Company Debtors or the Holding Company Reorganized Debtors provide the Insurance Products. To be clear, however, none of the Finance Company Debtors are insurance companies nor are they in any way related to the business of the Holding Company Reorganizing Debtors' insurance company subsidiaries. Rather, the insurance rely upon the specialized insurance products that the Insurance Companies offer in order to provide our customers with a broad range of insurance options in connection with the loans that our affiliates originate.

     3.   Government Regulation

          Our finance operations are subject to regulation by certain federal and state regulatory authorities. Indeed, finance subsidiaries licensed under applicable state law originate or purchase a substantial portion of our consumer loans and assigned sales contracts. These licensed entities are subject to examination by, and the reporting requirements of, the state administrative agencies issuing these licenses. Moreover, our finance subsidiaries are also subject to state laws and regulations, which in certain states: (i) limit the amount, duration and charges for such loans and contracts; (ii) require disclosure of certain loan terms and regulate the content of documentation;
(iii) place limitations on collection practices; and (iv) govern creditor remedies. The licenses are renewable and may be subject to revocation by the respective issuing authority for violating that state's laws and regulations. Some states have adopted, or are considering adopting, consumer protection laws or regulations that impose requirements or restrictions on lenders who make certain types of loans secured by residential real estate.

          Mill Creek Bank and Green Tree Retail Services Bank, Inc. ("Retail Bank"), both non-debtor subsidiaries of CFC, are also highly regulated. The Federal Deposit Insurance Corporation regulates and subjects to examination both Mill Creek Bank and Retail Bank. Additionally, the Utah Department of Financial Institutions regulates and examines Mill Creek Bank, and the South Dakota Department of Banking supervises and examines Retail Bank. Nonetheless, CFC is not, however, regulated by the Federal Reserve Board as a bank holding company. Mill Creek Bank is authorized to engage generally in the banking business and may accept all types of deposits, other than demand deposits. Retail Bank is limited by its charter to engage in the credit card lending business and may issue only certificates of deposit in denominations of $100,000 or greater. Mill Creek Bank and Retail Bank are thus generally subject to regulations relating to lending activities, capital adequacy, leverage, loans loss reserves, deposits, consumer protection, community reinvestment, payment of dividends and transactions with affiliates.

          A number of states have usury and other consumer protection laws that may limit the amount of interest and other charges and fees charged on loans originated in any such state. Generally, the Federal Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDA"), which regulates the rate of interest, discount points and finance charges with respect to first lien residential loans, including manufactured home loans and real estate secured mortgage loans, has preempted these kinds of state laws. But, as permitted under DIDA, a number of states enacted legislation timely opting out of coverage of either or both of the interest rate and/or finance charge provisions of DIDA. States may no longer opt out of the interest rate provisions of DIDA, but could in the future opt out of its finance charge provisions. To be eligible for federal preemption for manufactured home loans, our licensed finance companies must provide certain consumer protection.

          Our finance operations are also subject to regulation under other applicable federal laws and regulations, the more significant of which include: the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Real Estate Settlement and Procedures Act, the Home Mortgage Disclosure Act, the Home Owner Equity Protection Act, the privacy provisions of the Gramm-Leach-Wiley Act, and certain rules and regulations of the Federal Trade Commission.

          Our commercial lending operations are not subject to material regulation in most states, although some states do require licensing. In addition, certain provisions of the Equal Credit Opportunity Act apply to commercial loans to small businesses.

          We have internal controls designed to manage the regulatory and legal risks associated with our various finance activities. There is, however, a risk that one or more employees may circumvent these controls, as has occurred at other financial institutions.

     4.   Competition

          The financial services market is highly competitive, and our highly leveraged position has materially and adversely impacted our ability to compete in these markets. The financial services industry comprises a large number of companies, some of which are larger and have greater capital, technological and marketing resources, access to capital and other sources of liquidity at a lower cost, as well as broader and more diversified product lines and larger staffs than we do. Moreover, CFC and its subsidiaries must also compete with their competitors to attract and retain the allegiance of dealers, vendors, contractors, manufacturers, retailers and agents.

          Conseco's leveraged condition and liquidity difficulties also have severely impacted the operations of our finance businesses. For a more complete discussion of the effect of our leveraged condition and liquidity difficulties, see Article II.E.3, "Events Leading to the Chapter 11 Cases - Prepetition Decline of Finance Company Debtors' Businesses, Strategic Alternatives Considered."

     5.   Employees

          At December 31, 2002, the Finance Company Debtors and their non-debtor subsidiaries had approximately 5,800 employees, including: (i) 5,400 employees supporting finance operations; and (ii) 400 employees supporting the holding company and shared services. None of our employees is covered by a collective bargaining agreement.

          For additional information about the Debtors' business operations, refer to the Debtors' Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. Additional information regarding the Debtors will be included in their Annual Report on Form 10-K for the year ended December 31, 2002, scheduled to be filed on or about April 15, 2003. These filings are, or will be, available by visiting the SEC's website at www.sec.gov or the Holding Company Reorganizing Debtors' website at www.conseco.com.

B.   EXISTING CAPITAL STRUCTURE OF THE FINANCE COMPANY DEBTORS

     1.   Ownership of CFC; CNC Debt Structure

          As previously discussed in Article II.A.1, CNC is the top-tier holding company for CFC and its finance subsidiaries. CNC is a publicly owned, highly leveraged entity. A summary of its equity and debt obligations follows:

          (a)  Bank Debt

          CNC has a $1.5 billion credit facility (the "Senior Credit Facility") with Bank of America, N.A., as administrative agent, and various other lending institutions. The Senior Credit Facility was scheduled to mature on December 31, 2003, and is currently fully drawn. Approximately $38 million of accrued and unpaid interest was added to the outstanding principal amount of the Senior Credit Facility pursuant to a waiver dated September 8, 2002. In addition, as of the Petition Date, there was an aggregate of approximately $6.1 million of unpaid interest on the Senior Credit Facility.

          (b)  Guarantee of D&O Credit Facilities

          Beginning in 1996, certain officers and directors of Conseco borrowed money to purchase common stock of CNC under credit facilities provided by Bank of America, N.A., JP Morgan Chase Bank and various other lending institutions (individually, a "D&O Credit Facility," and collectively, the "D&O Credit Facilities"). Until the fall of 2000, there were three D&O Credit Facilities: the $245 million D&O Credit Facility entered into in 1997 (which included the original purchasers in 1996 plus new purchasers in 1997); the $181 million D&O Credit Facility entered into in 1998; and the $144 million D&O Credit Facility entered into in 1999, which is partially secured. The aggregate amount of the D&O Credit Facilities guaranteed by the Debtors as of the Petition Date was approximately $481.3 million. In addition, as of the Petition Date, CNC owed approximately $4.0 million of waiver consideration and approximately $9.6 million in interest with respect to the D&O Credit Facilities.

          In May 2000, the 1999 D&O Credit Facility was refinanced to add additional collateral in the form of pledges of stock of CIHC, CFC and Conseco Capital Management, Inc. ("CCM") and certain intercompany notes. In the fall of 2000, most of the borrowers refinanced the existing facilities to extend the maturity date of the obligations to December 31, 2003 (the scheduled maturity date of the Senior Credit Facility). Certain of the officers and directors who are borrowers under the 1998 D&O Credit Facility chose not to refinance (by not signing the agreement), thereby creating, in effect, an additional tranche, which is referred to as the 1998 non-refinanced facility.

          Individual obligors under the D&O Credit Facilities owe amounts to:
(i) the lenders who are party to the D&O Credit Facilities for the principal amounts borrowed (less any principal repayments); (ii) CNC for the payment of approximately $55.5 million made in September 2002 from cash collateral previously pledged by CNC to such lenders (such amounts correspondingly reduced certain individual obligors' amounts owed to lenders under

(i) above); and (iii) Conseco Services, LLC, an affiliate of CNC ("Conseco Services"), for interest and other fee payments made to the lenders who are party to the D&O Credit Facilities on behalf of the individual obligors.

          (c)  The 93/94 Notes

          In 1993, CNC issued $200,000,000 of 8.125% senior notes due February 15, 2003 (the "93 Notes"). In 1994, CCP Insurance, Inc. ("CCP") issued $200,000,000 of 10.5% senior notes due December 15, 2004 (the "94 Notes"). CNC acquired CCP by merger on August 31, 1995, and assumed CCP's obligations under the 94 Notes in connection with the merger.

          We sometimes refer to the 93 Notes and the 94 Notes collectively as the "93/94 Notes." The 93/94 Notes are secured by the stock of CIHC, CCM, CFC and certain of their subsidiaries and certain intercompany notes. If certain assets sold in the Sale Transactions have been pledged to the holders of the 93/94 Notes, and if the proceeds of these pledged assets are used to pay the 93/94 Notes, then CFC may assert, by subrogation, the rights of such Holders against the Holding Company Reorganizing Debtors. As of the Petition Date, the aggregate outstanding principal amount of the 93/94 Notes was approximately $88 million and there was an aggregate amount of $5.7 million of unpaid interest on the 93/94 Notes.

          CNC has pledged the collateral securing the 93/94 Notes pursuant to an "equal and ratable" clause in the indentures governing the 93/94 Notes. The 93/94 Notes indentures provide that, if another creditor obtains a security interest in certain property of CNC or any of its significant subsidiaries, then the 93/94 Notes will automatically obtain an "equal and ratable" security interest in such property. Certain parties, including the CFC Committee (as defined herein), have alleged that the legal mechanism by which the 93/94 Notes obtained a security interest somehow impairs that security interest. These parties allege that, because the holders of the 93/94 Notes did not provide consideration for the security interest that they received simply because another party received that security interest, the 93/94 Notes' security interest may be voided under theories, including, but not limited to, unjust enrichment, fraudulent conveyance or a lack of consideration. Wilmington Trust Company, the indenture trustee under the 93/94 Notes, maintains that any and all claims with respect to the avoidability of the 93/94 Notes, including the claims of the CFC Committee, are without merit.

          (d)  The Original Notes

          Between 1998 and 2001, CNC issued the following series of senior notes: (i) $450,000,000 of 8.5% senior notes due October 15, 2002 (the "8.5% Original Notes"); (ii) $250,000,000 of 6.4% senior notes due February 10, 2003 (the "6.4% Original Notes"); (iii) $800,000,000 of 8.75% senior notes due February 9, 2004 (the "8.75% Original Notes"); (iv) $250,000,000 of 6.8% senior notes due June 15, 2005 (the "6.8% Original Notes"); (v) $550,000,000 of 9.0%
senior notes due October 15, 2006 (the "9.0% Original Notes"); and (vi) $400,000,000 of 10.75% senior notes due June 15, 2008 (the "10.75% Original
Notes").

          We sometimes refer to the foregoing series of senior notes collectively as the "Original Notes." As of the Petition Date, the aggregate outstanding principal amount of the Original Notes was approximately $1.17 billion, and there was an aggregate of approximately $72.2 million of unpaid interest on the Original Notes.

          (e)  The Exchange Notes

          In connection with an exchange offer completed in April 2002, CNC issued: (i) $991,000 of 8.5% senior notes due October 15, 2003, in exchange for an equal amount of 8.5% Original Notes due October 15, 2002 (the "8.5% Exchange Notes"); (ii) $14,936,000 of 6.4% senior notes due February 10, 2004 in exchange for an equal amount of 6.4% Original Notes due February 10, 2003 (the "6.4% Exchange Notes"); (iii) $364,294,000 of 8.75% senior notes due August 9, 2006 in exchange for an equal amount of 8.75% Original Notes due February 9, 2004 (the "8.75% Exchange Notes"); (iv) $150,783,000 of 6.8% senior notes due June 15, 2007 in exchange for an equal amount of 6.8% Original Notes due June 15, 2005 (the "6.8% Exchange Notes"); (v) $399,200,000 of 9.0% senior notes due April 15, 2008 in exchange for an equal amount of 9.0% Original Notes due October 15, 2006 (the "9.0% Exchange Notes"); and (vi) $362,433,000 of 10.75% senior notes due June 15, 2009, in exchange for an equal amount of 10.75% Original Notes due June 15, 2008 (the "10.75% Exchange Notes").

          We sometimes refer to the foregoing series of senior notes collectively as the "Exchange Notes." CIHC guarantees the Exchange Notes, which are otherwise identical to the corresponding series of Original Notes in all material respects but for their respective maturity dates and the fact of the CIHC guarantee. As of the Petition Date, the aggregate outstanding principal amount of the Exchange Notes was approximately $1.29 billion, and the amount of unpaid interest on the Exchange Notes was approximately $78.3 million.

          (f)  Trust Preferred Securities and Subordinated Debentures

          The subsidiary trusts of CNC have issued the following securities:
9.16% Trust Originated Preferred Securities (the "9.16% TOPrS"); 8.70% Trust Pass-Through Securities (the "8.70% TRuPS"); 8.796% Capital Securities (the "8.796% Capital Securities"); 6.75% Trust Originated Preferred Securities (the "6.75% TOPrS"); 8.70% Trust Originated Preferred Securities (the "8.70% TOPrS"); 9% Trust Originated Preferred Securities (the "9% TOPrS"); and 9.44% Trust Originated Preferred Securities (the "9.44% TOPrS"). We sometimes refer to the 9.16% TOPrS, 8.70% TRuPS, 8.796% Capital Securities, 6.75% TOPrS, 8.70% TOPrS, 9.00% TOPrS and 9.44% TOPrS collectively as the "Trust Preferred Securities."

          Each trust used the proceeds from the issuance of the Trust Preferred Securities to purchase subordinated debentures from CNC (the "Subordinated Debentures"). The interest rate and other terms of each series of Trust Preferred Securities mirrors the terms of the applicable underlying Subordinated Debentures issued by CNC. The holders of the Trust Preferred Securities are entitled to preferred dividend payments from the trust, payable from the interest payments received from CNC on the underlying Subordinated Debentures. CNC provides a guarantee to the holders of the Trust Preferred Securities of the amounts due on such Trust Preferred Securities, but only to the extent that the trust has received interest payments on the Subordinated Debentures. As of the Petition Date, the aggregate outstanding principal amount of the Subordinated Debentures was approximately $1.93 billion, and the aggregate amount of unpaid interest on the Subordinated Debentures was approximately $89.1 million.

          (g)  Preferred Stock and Common Stock

          CNC has two outstanding series of preferred stock, Series E Preferred Stock and Series F Common-Linked Convertible Preferred Stock, and has committed to authorize a third series of preferred stock, Series G Preferred Stock. As of December 31, 2002, there were: (i) 90,000 shares of Series E Preferred Stock, $10,000 stated value per share, issued and outstanding (the "Series E Preferred Stock"), all of which is held by Bankers National Life Insurance Company, an indirect subsidiary of CNC; (ii) 2,855,502 shares of Series F Common-Linked Convertible Preferred Stock, $192.50 stated value per share, issued and outstanding (the "Series F Preferred Stock"), substantially all of which is held by Thomas H. Lee Equity Fund IV, L.P. and its affiliated investors; and (iii) no shares of Series G Preferred Stock issued and outstanding (the "Series G Preferred Stock").

          As of December 31, 2002, CNC had 346.0 million shares of common stock, no par value, issued and outstanding. The common stock (and all other listed securities of CNC) was delisted from the NYSE effective September 25, 2002.

     2.   Overview of Finance Company Debtors' Debt Structure

          The Finance Company Debtors and their non-debtor subsidiaries historically generated the Cash they needed to finance the loans they originated through a variety of means, including warehouse lines provided by third-party lenders, the sale of loans in pools to third party buyers, and the sale of loans to special purpose entities that directly or indirectly sell securities to investors that are backed by cash flows generated by the loans ("securitizations").

          A summary of the Finance Company Debtors' primary debt obligations are discussed below, including: (i) obligations under various credit facilities;
(ii) guarantees of certain bonds issued under securitizations; (iii) intercompany obligations; (iv) dividends on preferred stock; and (v) obligations under various debtor-in-possession financing facilities.

     3.   Prepetition Credit Facilities

          The Warehouse Facilities. In the past, the Finance Company Debtors relied on certain warehouse facilities to fund new loan originations. The warehouse facilities are repurchase facilities under which loans originated by CFC and its subsidiaries were sold to the lenders with an agreement by the seller to repurchase those loans at a later date, at a higher price, with the price differential reflecting the cost of financing. As of December 13, 2002, the Finance Company Debtors were obligated under the following:

          (a) Lehman Warehouse Facility: Green Tree Finance Corp.-Five ("GTFC"), a non-debtor subsidiary, entered into the current version of this $1.2 billion facility with Lehman Commercial Paper Inc. ("LCPI") in January 2002 (the "Lehman Warehouse Facility"). As of March 27, 2003, approximately $200 million was outstanding under the facility and, immediately prior to the Petition Date, the committed amount of the facility was $700 million. CFC is a guarantor and its parent, CIHC, Incorporated ("CIHC") is a partial guarantor under this facility.

          (b) CSFB Warehouse Facility: CFC entered into this facility with Credit Suisse First Boston Mortgage Capital LLC ("CSFB") in March 1999. The original facility limit was $500 million on an uncommitted basis. CSFB has stopped providing new funding through this facility. The amount outstanding under this facility is approximately $8.5 million.

          The Lehman Residual Facility. Green Tree Residual Finance Corp. I. ("GTRFC"), a non-debtor subsidiary, entered into this $600 million repurchase facility with Lehman Brothers Inc. ("Lehman Brothers") in 1998 (the "Lehman Residual Facility"). CFC is a guarantor and CIHC is a partial guarantor under the Lehman Residual Facility, under which, as of December 13, 2002, approximately $534.9 million was outstanding. Lehman Brothers and LCPI (collectively, "Lehman"), who are both parties to this facility, assert that there is a collateral deficit and, therefore, no additional availability under this facility based on their valuation of the collateral. To address the asserted deficit, Lehman has retained a portion of the cash flows generated by the collateral assets, thereby depriving the Finance Company Debtors of a sizable portion of working capital. As a result of CFC's prepetition defaults and the agreements entered into with Lehman on December 20, 2002, (as discussed below) CFC may not draw funds from the Residual Facility.

          The U.S. Bank Swingline Facility. CFC entered into a swingline and cash management facility with U.S. Bank in December 2000 (the "U.S. Bank Swingline"). This facility was secured by a lien on the stock of CFC's non-debtor bank subsidiaries, stock in Rice Park Properties Corp., a CFC subsidiary Debtor that owns CFC's office building headquarters, and a mortgage on that property. As of December 13, 2002, CFC had drawn $60 million under the U.S. Bank Swingline. Subsequently, as part of the Finance Company Debtors' efforts to obtain post-petition debtor-in-possession financing, the U.S. Bank Swingline Facility was "rolled into" the Secured Super-Priority Debtor-in-Possession Credit Agreement dated December 19, 2002, (the "FPS DIP") between CFC, certain of its subsidiaries, CIHC, certain lenders parties thereto from time to time and FPS DIP LLC, an affiliate of Fortress Investment Group LLC ("Fortress"), J.C. Flowers & Co. LLC. ("Flowers") and Cerberus Capital Management, L.P. ("Cerberus"). In other words, the U.S. Bank Facility was paid-off with the approval of the Bankruptcy Court with a portion of the proceeds of the FPS DIP.

          The Finance Company Debtors' obligations under the above-described credit facilities (collectively, the "Credit Facilities"), as of March 27, 2003, are as follows:

------------------------------ ----------------- ------------------ ----------------------- ------------------------
                                                                    Amount Outstanding as
                                                                          of 3/27/03
        Facility Name               Lender           Borrower             (million)                Guarantor
------------------------------ ----------------- ------------------ ----------------------- ------------------------
------------------------------ ----------------- ------------------ ----------------------- ------------------------
Lehman Warehouse Facility      LCPI                   GTFC               $200,281,924       CFC; CIHC (partial)(3)
------------------------------ ----------------- ------------------ ----------------------- ------------------------
------------------------------ ----------------- ------------------ ----------------------- ------------------------

US Bank Swingline Facility     US Bank                CFC                   N/A             N/A
------------------------------ ----------------- ------------------ ----------------------- ------------------------
------------------------------ ----------------- ------------------ ----------------------- ------------------------

                                                                                            CFC   (limited  as  set
                                                                                            forth  in the  relevant
Lehman Residual Facility                                                                    guarantee   agreement);
                               Lehman Brothers        GTRFC              $503,619,051       CIHC (partial)
------------------------------ ----------------- ------------------ ----------------------- ------------------------
------------------------------ ----------------- ------------------ ----------------------- ------------------------

CSFB Warehouse Facility        CSFB                   CFC                    $0.5           None
------------------------------ ----------------- ------------------ ----------------------- ------------------------

          Certain of the aforementioned facilities contain reciprocal cross-default provisions. Additionally, certain of those facilities contain cross-default provisions to CNC and CIHC debt obligations. Prior to the Petition Date, CFC obtained waivers and forbearance of defaults and cross-defaults in order to forestall the ability of the lenders to accelerate the obligations of the Finance Company Debtors.

     4.   Guarantees on B-2 Certificates

          In connection with the sale of loans to securitization trusts, CFC entered into executory sale agreements whereby it issued irrevocable guarantees of principal and interest in respect of the subordinated debt tranches referred to as B-2 Certificates issued by certain trusts. The largest registered holder of B-2 Certificates is Lehman by virtue of the registration in its name of those B-2 Certificates pledged by GTRFC to Lehman under the Lehman Residual Facility as well as its direct holdings. As of September 30, 2002, CFC had provided guarantees with respect to B-2 Certificates with an aggregate face amount of $2.3 billion, including approximately $1.5 billion of MH certificates and $800 million of non-MH certificates.

          Payment on these guarantees represents a major obligation of CFC. Indeed, in the fourth quarter CFC recently suspended its payments on the guarantees of B-2 Certificates.

     5.   Intercompany Obligations

          There are two primary intercompany notes between CFC and its direct parent CIHC, as follows:

------------------------------- ---------------------------- ---------------------------- ----------------------------
           Borrower                       Lender                 Amount Outstanding                Maturity
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
         CIHC                              CFC                     $310 million                    May 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

         CFC                               CIHC                    $273.2 million                  May 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------

          There is approximately $1 million owing to CFC on account of net interest accrued on the above intercompany notes. In addition, Conseco Services, LLC, a non-debtor affiliate, provides services to the CNC subsidiaries and allocates costs between companies for shared services. As of November 30, 2002, CFC had an outstanding payable of approximately $14 million owing to Conseco Services, LLC, and a $10 million amount owed to Mill Creek Bank, which is secured by a lien on CFC Assets (which amount is included in Other Secured Claims).

-----------------
3 CIHC is a guarantor up to an aggregate of $125 million under the Lehman Warehouse Facility and the Lehman Residual Facility.

     6.   Preferred Dividends

          CNC owns 100% of CFC's preferred stock in the form of 750 shares of 9% Redeemable Cumulative Preferred Stock (the "Preferred Stock") with an aggregate face amount of $750 million. CFC has not made a dividend payment since the Preferred Stock was issued in September 2000. As of November 30, 2002, there was approximately $148 million of accrued dividends owing to CNC under the Preferred Stock.

     7.   Debtor-in-Possession Facilities

          Subsequent to the Initial Petition Date, the Finance Company Debtors became parties to post-petition, debtor-in-possession financing facilities with FPS DIP LLC ("FPS") and Lehman Brothers ("Lehman"). For a full discussion of these facilities, please see Article III.A., "Debtor-in-Possession Financing From FPS and Lehman."

C.   CIHC GUARANTEES OF FINANCE COMPANY DEBTORS' DEBT

     As mentioned above, CIHC is the guarantor of an aggregate principal amount of $125 million in respect of CFC's residual and warehouse facilities with Lehman Brothers, Inc. and certain of its affiliates ("Lehman"). CIHC is also the guarantor of an aggregate principal amount of $125 million in respect of CFC's swingline debt and cash management facility with U.S. Bank National Association ("U.S. Bank").

     CIHC's existing pre-petition guarantee in respect of CFC's swingline debt and cash management facility with U.S. Bank was "rolled into" the Secured Super-Priority Debtor-in-Possession Credit Agreement dated December 19, 2002, (the "FPS DIP") between CFC, certain of its subsidiaries, CIHC, certain lenders parties thereto and FPS DIP LLC. Accordingly, CIHC has an outstanding guarantee for an amount of $60 million pursuant to the FPS DIP, which is prepetition obligation of CIHC.

D.   EVENTS LEADING TO THE CHAPTER 11 CASES

     1.   Background to the Restructuring

          Our ultimate parent holding company, CNC, commenced operations in 1982 and grew rapidly through acquisitions, including the acquisition of Green Tree Financial Corporation in 1998. The acquisition of Green Tree (renamed "Conseco Finance Corp.") served as the platform for Conseco's entry into the consumer finance businesses.

          In order to fund these acquisitions and grow its businesses, CNC incurred substantial indebtedness through borrowings under bank credit facilities and the issuance of securities in public capital markets. CIHC, our intermediate holding company, also incurred significant indebtedness in the form of guarantees. See Article II.C., "CIHC Guarantees of Finance Company Debtors' Debt." Between 1998 and 2000, CNC incurred approximately $3.6 billion in new debt and trust preferred obligations, primarily to fund the business of CFC following its acquisition. In addition to increased indebtedness levels, we also began to recognize impairment charges because the actual performance of CFC's securitized loan portfolios did not meet the assumptions used to establish the value of the retained interests (generally interest-only securities and servicing rights) in securitization transactions accounted for as sales. We take impairment charges to reflect reductions in the value of our retained interests that we have recognized as losses in the statement of operations. We determine the value of the retained interests by discounting the projected future cash flows that we expect to receive over the life of the securitizations using our current best estimates of prepayment, default, loss and interest rate assumptions. The assumptions used to determine the estimated fair value are subject to significant judgment and are determined based on internal evaluations and consultations with outside advisors.

          During the past two years, both the Holding Company Reorganizing Debtors and the Finance Company Debtors undertook efforts to reduce our parent company debt. These efforts primarily focused on the sale of non-strategic assets to meet principal and interest payment obligations. The Debtors also took a number of other actions designed to reduce parent company debt and increase the efficiency of our business operations. The actions with respect to our business included: (i) the sale, closing or runoff of several business units (including asset-based lending, vendor leasing, bankcards, transportation, park construction and floorplan lending); (ii) monetizing certain on-balance sheet financial assets through sales or as collateral for additional borrowings; (iii) adducing cost savings by restructuring ongoing businesses, including, but not limited to, streamlining credit origination operations in the manufactured housing and home equity divisions; and (iv) substantially decreasing the origination of certain lines of products in certain business segments, particularly in the manufactured housing segment. Notwithstanding these initiatives, the Debtors' financial position continued to deteriorate.

     2.   Announcement of Restructuring Plan; Credit Facility Events of Default

          As a result of these developments, on August 9, 2002, CNC announced that it had engaged legal and Advisors to begin discussions with creditors in order to effectuate a fundamental restructuring of the Debtors' capital structure. It also announced that it did not make the August 2002 interest payments on the 6.4% Original Notes, 6.4% Exchange Notes, 8.75% Original Notes and 8.75% Exchange Notes. Since the August 9, 2002, announcement, the Debtors have not made any interest or principal payments on any of their direct corporate obligations, nor have they made any distributions on their Trust Preferred Securities. The failure to make the interest payments on these notes within the 30-day grace period constituted an event of default under the notes, which gave the holders of the notes the right to accelerate the maturity of all principal and past due interest. Moreover, the Debtors did not pay approximately $224.9 million of principal (plus accrued interest) due on October 15, 2002, under the 8.5% Original Notes. These defaults resulted in cross defaults of approximately $4.0 billion in principal amount of debt obligations, including approximately $481.3 million of obligations under the D&O Facilities and approximately $1.9 billion of Subordinated Indentures (and the corresponding Trust Preferred Securities) through cross-default provisions contained in the respective governing instruments. If the holders of such indebtedness or preferred securities had exercised their rights to accelerate the maturity of all principal and interest due, the Debtors would have been unable to satisfy these obligations.

          On September 9, 2002, CNC received temporary waivers of the covenant violations with respect to the Senior Credit Facility and the D&O Facilities from the relevant lenders. These waivers expired on October 17, 2002. On that date, CNC obtained forbearance agreements from the relevant lenders pursuant to which the lenders agreed to temporarily refrain from exercising default-related remedies with respect to certain specified events of default under the Senior Credit Facility and the guarantees of the D&O Facilities. These forbearance agreements were scheduled to expire on November 27, 2002, but were extended on that date to January 11, 2003, subject to various conditions. Upon filing of the Chapter 11 Cases, the forbearance agreements terminated and were superseded by the automatic stay provisions under section 362 of the Bankruptcy Code.

     3. Prepetition Decline of Finance Company Debtors' Businesses; Strategic Alternatives Considered

          During the course of the recent economic slowdown, CFC-originated loans were increasingly burdened by increased delinquencies, foreclosures and losses, all of which resulted in our incurring increased costs in servicing these loans and have materially and adversely affected our financial condition and results of operations. These conditions, coupled with CNC's leveraged condition and liquidity difficulties, severely impacted our operations, and eliminated our access to the securitization markets, which were traditionally our main source of funding. The loss of access to the securitization markets has severely affected our ability to originate, purchase and sell loans. It has also affected the value of the retained interests we hold in securitization manufactured housing trusts, since we relied on the securitization markets to finance the sale of repossessed manufactured housing units owned by those trusts, which often helped to minimize the loss on defaulted loans (compared to liquidating those assets through a manufactured housing wholesale channel).

          On October 22, 2002, CFC initiated a plan to sell or seek new investors for the finance business and that the investment banking firms of Lazard Freres & Co., LLC and Credit Suisse First Boston to pursue various alternatives, including securing new investors and/or selling our three lines of business: (i) manufactured housing; (ii) mortgage and home equity services; and
(iii) consumer finance (including a potential sale, joint venture or similar transaction with respect to CFC's servicing platforms). For a discussion of the sale process, see "Planned Sale of Substantially All of the CFC Assets."

          As of the Petition Date, our only remaining liquidity sources were a warehouse facility (the "Warehouse Facility") and a residual facility ("Residual Facility") with Lehman and a bank credit facility with U.S. Bank (the "U.S. Bank Facility," and together with the Warehouse Facility and Residual Facility, the "CFC Facilities"). The direct borrower under (i) the Warehouse Facility is CFC's non-debtor subsidiary Green Tree Finance Corp. - Five ("GTFC"), and (ii) the Residual Facility is CFC's non-debtor subsidiary Green Tree Residual Finance Corp. I ("GTRFC"). The Warehouse Facility and the Residual Facility are fully guaranteed by CFC and, up to an aggregate of $125 million, by CIHC. CFC was the direct borrower under the U.S. Bank Facility, which was also guaranteed by CIHC up to an aggregate of $125 million.

          Prior to the Petition Date, CFC was in default under the CFC Facilities as a result of (i) cross-defaults triggered by CNC's defaulting on its debt obligations, (ii) cross-defaults among the U.S. Bank Facility, the Warehouse Facility and the Residual Facility, (iii) failure to make payments required by CFC's guarantees of payments on the B-2 Certificates, which were issued to investors in certain finance receivable securitization transactions (see the note to CNC's consolidated financial statements entitled "Guarantees" as set forth in CNC's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and CNC's Quarterly Report on Form 10-Q for the period ended September 30, 2002, for further information); and (iv) breaches of several financial covenants under the CFC Facilities. CFC entered into forbearance agreements with Lehman with respect to the Warehouse Facility and Residual Facility and with U.S. Bank with respect to U.S. Bank Facility, pursuant to which Lehman and U.S. Bank agreed to temporarily refrain from exercising any rights arising from events of default that occurred under each CFC Facility prior to the Petition Date.

          The Warehouse Facility is a repurchase facility under which primarily newly originated manufactured housing, home equity, home improvement and recreational vehicle loans originated by CFC or affiliates of CFC and transferred to GTFC are sold by GTFC to Lehman with an agreement to repurchase those loans at a later date and at a higher price. The price differential reflects the cost of financing. The Warehouse Facility provides funding to CFC for new loan origination. The Warehouse Facility and the Residual Facility are cross-collateralized.

          The Residual Facility is collateralized by retained interests in securitizations. CFC is required to maintain collateral based on current estimated fair values in accordance with the terms of such facility. Due to the decrease in the estimated fair value of its retained interests, CFC's collateral was $128.9 million deficient at September 30, 2002 (as calculated in accordance with the relevant transaction documents, which provide that Lehman calculates the value of CFC's collateral within its sole discretion). Pursuant to the forbearance agreement entered into with Lehman on December 20, 2002, Lehman agreed not to accelerate the repayment of the Residual Facility based on the collateral deficiency through June 1, 2003. Under the terms of this forbearance agreement, Lehman retains the cash flows from CFC's retained interests pledged under this facility and applies those cash flows to the margin deficit. As mentioned above, this forbearance agreement is subject to a number of conditions that may cause it to terminate prior to June 1, 2003.

          The filing by CNC, CIHC and CFC of a Chapter 11 petition triggered additional defaults under the CFC Facilities.

     4.   Recent Financial Results

          On November 19, 2002, CNC reported a net loss of $1,769.2 million for the three months ended September 30, 2002. This loss was primarily the result of: (i) impairment charges related to our interest-only securities and servicing rights held by our finance subsidiary of $701.3 million; (ii) impairment charges related to goodwill of $500.0 million; (iii) realized investment losses related to our investment portfolio of $271.7 million; (iv) an increase to our reserves with respect to long-term care insurance products for changes in estimates of $110.0 million; and (v) a loss on the sale of Conseco Variable Insurance Company of $139.9 million. As a result of this loss, CNC's shareholders' deficit was $811.8 million at September 30, 2002.

          CNC will report its year end 2002 financial results in its Annual Report on Form 10-K for the year ended December 31, 2002, which it expects to file with the Securities and Exchange Commission on or about April 15, 2003. This filing will be available at the SEC's website at www.sec.gov and at the Company's website at www.conseco.com.

     5.   The Prepetition Committees

          In the fall of 2002, CNC commenced discussions with a committee representing the lenders under the Senior Credit Facility and the D&O Credit Facilities with respect to the financial condition of the Company and the proposed restructuring (the "Prepetition Bank Committee"). The members of the Prepetition Bank Committee, as of the Petition Date, were Bank of America, N.A., JPMorgan Chase Bank and Angelo, Gordon & Co. Bank of America, as administrative agent for the Senior Credit Facility and some of the D&O Credit Facilities, retained Davis Polk & Wardwell as its legal advisor and Ernst & Young and Greenhill & Co., LLC as its Advisors.

          In August 2002, CNC commenced discussions with certain holders of the Original Notes and Exchange Notes with respect to the financial condition of the Company and the proposed restructuring (the "Prepetition Noteholder Committee"). The members of the Prepetition Noteholder Committee, as of the Petition Date, were Metropolitan West Asset Management LLC, First Pacific Advisors, Appaloosa Management Company, Barclays Bank, PLC, Calvert Group, Ltd., HSBC Bank USA (as indenture trustee) and Whippoorwill Associates, Inc. The Prepetition Noteholder Committee retained Fried, Frank, Harris, Shriver & Jacobson as its legal advisor and Houlihan Lokey Howard & Zukin LLP as its financial advisor.

          In October 2002, CNC commenced discussions with certain holders of the Trust Preferred Securities with respect to the financial condition of the Company and the proposed restructuring (the "Prepetition Trust Preferred Securities Committee"). The members of the Prepetition Trust Preferred Securities Committee, as of the Petition Date, were Oppenheimer Capital, United Capital Markets, Marion Polk Real Estate and Smith Hayes Financial. The Prepetition Trust Preferred Securities Committee retained Saul Ewing LLP as its legal advisor and Raymond James as its financial advisor.

          Before the Petition Date, CNC met with and provided materials to the Prepetition Trust Preferred Securities Committee, and entered into extensive arms' length negotiations with the Prepetition Bank Committee and the Prepetition Noteholder Committee regarding the terms of a consensual restructuring. Shortly before the Petition Date, CNC reached a non-binding agreement in principle with respect to the general terms of a restructuring for the Holding Company Reorganizing Debtors with the Prepetition Bank Committee and Prepetition Noteholder Committee.

E.   PLANNED SALE OF SUBSTANTIALLY ALL OF THE CFC ASSETS

     In October 2002, the Finance Company Debtors, with the aid of their financial and legal advisors (the "Advisors"), began seeking a purchaser for their assets in order to avoid a liquidation on unfavorable terms. After an extensive marketing campaign, thirty-four (34) interested parties (the "Interested Parties") signed confidentiality agreements to conduct preliminary due diligence.

     As the process developed, however, Interested Parties began to drop out. Eventually, the Finance Company Debtors considered the qualifications of the remaining Interested Parties, and limited the field to four bidders.(4) In early November, after yet another round of extensive due diligence, we established bidding guidelines for the potential bidders and invited them to submit proposals for all or part of the businesses. Thereafter, we delivered a draft asset purchase agreement to the four potential bidders and asked them to submit comments on such draft to CFC by November 29, 2002.

     During this period, the Advisors received a preliminary written proposal from JC Flowers & Co. LLC and Fortress Investment Group LLC (collectively, the "Potential Investors") expressing an interest in purchasing all of our businesses, with the exception of that portion of the Consumer Finance business relating to our private label credit card business. On November 22, 2002, CNC and CFC received a term sheet from the Potential Investors specifying the terms and conditions of a possible transaction, and on November 26, 2002, the Finance Company Debtors received comments on the draft asset purchase agreement from the Potential Investors.

----------------
4 The Finance Company Debtors based their decision on both the interest of the potential bidders and their financial wherewithal to consummate a transaction.

     For nearly a month thereafter, the Finance Company Debtors and the Potential Investors negotiated out the terms of the Asset Purchase Agreement. Together with our Advisors, we evaluated the terms and benefits of the Potential Investors' proposal, as well as the benefits of other alternatives. In our reasoned business judgment, we concluded that the proposal from the Potential Investors which formed the basis of the Asset Purchase Agreement with CFN Investment Holdings LLC ("CFN"), a newly formed entity sponsored by the Potential Investors and Cerberus Capital Management, L.P. (collectively, the "Potential Purchasers") offered the most advantageous terms and greatest economic benefit to the Finance Company Debtors. Accordingly, on December 19, 2002, the Finance Company Debtors and CFN executed the Asset Purchase Agreement (subject to the Court's approval), pursuant to which CFN qualified as a stalking-horse bidder and was afforded certain buyer protections.

     Notwithstanding the Asset Purchase Agreement, as part of our efforts to seek alternative transactions that would provide the highest and best value to us and our creditors, we elected to conduct an auction for the sale of our businesses and assets. In contemplation thereof, on December 19, 2002, we filed a motion with the Bankruptcy Court seeking approval of certain sale and bidding procedures (the "Bidding Procedures"), which procedures were approved (as modified) by an order of the Bankruptcy Court dated January 8, 2003 (the "Bidding Procedures Order"). All parties-in-interest, including, inter alia, creditors and prospective purchasers, were provided with (i) notice of the entry of the Bidding Procedures Order and the contemplated sale of the CFC Assets to CFN and (ii) the opportunity to participate in the contemplated auction or object to the proposed sale. Our Advisors continued to actively target parties they believed would have an interest in, and the financial wherewithal to consummate, a purchase of our assets up through the time of the auction.

     In accordance with the Bidding Procedures, to be eligible to participate in the auction, potential bidders were required to submit bids that, by their own terms or aggregated with other bids, were for more than the purchase price payable under the Asset Purchase Agreement, plus the amount of the break-up fee, plus $5 million, plus the profit sharing rights relating to the Manufactured Housing business. Prior to the auction, the Finance Company Debtors received seven bids. CFN and Berkadia Equity Holdings, L.L.C. (`Berkadia") submitted eligible bids for what purported to be for all of the CFC Assets. Five other parties, including the Securitization Trustee, General Motors Acceptance Corporation/Residential Funding Corporation, Charlesbank Capital Partners, LLC ("Charlesbank"), EMC Mortgage Corporation ("EMC") and GE also submitted bids for varying portions of the CFC Assets. Ultimately, the Finance Company Debtors aggregated the bids of Charlesbank, EMC and GE (the "Consortium") to create a third eligible consortium bid (the "Consortium Bid"). The Finance Company Debtors commenced the auction on February 28, 2003, and adjourned it to allow for greater time to analyze seven competing bids, continuing it on March 4-5, 2003.

     The Finance Company Debtors analyzed each of the bids presented at the auction and determined that CFN's bid of $970 million in cash, plus the assumption of certain liabilities, represented the highest and best bid. The terms of the sale provided the Finance Company Debtors the option to sell the assets of Mill Creek Bank to GE for approximately $310 million in cash, plus certain assumed liabilities, which option, if exercised, would provide CFN with a credit of $270 million to its $970 million bid.

     The Consortium submitted the second highest bid at the auction for approximately $972.5 million plus certain assumed liabilities, including the $30 million break-up fee to be paid to CFN pursuant to the terms of the Asset Purchase Agreement. At a hearing on March 20, 2003, the Bankruptcy Court subsequently approved CFC's motion to pay $2 million to each of Charlesbank and EMC to compensate these parties for concluding definitive purchase agreements to be effective in the event that CFC is not able to close its proposed sale to CFN and GE.

     On March 6, 2003, CFC received an offer from Berkadia that purported to be a bid in the recently concluded auction. Concurrently therewith, Berkadia filed an objection to the sale that the Bankruptcy Court heard, and then summarily dismissed, on March 7, 2003. After further negotiations during the March 7-14, 2003 period, CFN and GE significantly increased the amount of cash to be paid for the CFC Assets. Ultimately, each of the major constituencies, including the CFC Committee, the Ad Hoc Securitization Holders' Committee, U.S. Bank as Trustee for the securitization trusts, and Fannie Mae agreed to support the sale of the CFC Assets to CFN and GE.

     Accordingly, on March 14, 2003, CFC entered into an Amended and Restated Asset Purchase Agreement with CFN (the "New CFN Agreement") and into an Asset Purchase Agreement with GE (the "GE Agreement"). Upon execution of these agreements, on March 14, 2003, the Bankruptcy Court entered an order approving the terms of the sale of the CFC Assets free and clear of all liens pursuant to the New CFN Agreement and the GE Agreement. The closings of the sales of the CFC Assets under the New CFN Agreement and the GE Agreement, respectively, are subject to various closing conditions, but are currently expected to occur in May 2003. The total value to be received as part of these transactions is expected to be approximately $1.3 billion, representing approximately $1.11 billion in cash and approximately $200 million in assumed liabilities, subject to certain purchase price adjustments.

     One significant closing condition of the CFN Asset Purchase Agreement requires that the Finance Company Debtors cause Green Tree Residual Finance Corp. I and Green Tree Finance Corp. - Five, securitization entities that hold approximately 80% of the value of the CFC entities, to file petitions under chapter 11 at or before the closing of the CFN Sale Transaction. Similarly, a closing condition of the GE Asset Purchase Agreement may require that the Finance Company Debtors cause Mill Creek Servicing Corporation and Conseco Finance Credit Card Corporation to file petitions under chapter 11 prior to the closing of the GE Sale Transaction.

     The Finance Company Debtors believe that, considering all surrounding facts and circumstances, the transactions with CFN and GE will maximize the value obtainable from the CFC Assets for all relevant constituencies; however, there can be no assurance that these transactions will be completed, or if completed, that they will satisfy the Debtors' expectations. Assuming that the sale of the CFC Assets is completed and CFC receives the proceeds from the sale of the CFC Assets in the amount contemplated by the CFN and GE transactions, these proceeds will be applied to satisfy CFC's obligations under its debtor-in-possession credit agreements, administrative claims, priority claims and to its secured creditors (including the 93/94 Notes Holders and Lehman). The remainder will be allocated on a pro-rata basis to unsecured creditors of the Finance Company Debtors.

F.   RESTRUCTURING OF THE MANUFACTURED HOUSING BUSINESS

     Just prior to the Petition Date, we were losing approximately $15 million per month due to the inadequate MH Servicing Fee paid to CFC as servicer of the MH Contracts held in the manufactured housing securitization trusts (the "MH Securitization Trusts") pursuant to the Servicing Agreements between CFC and the trustee of the MH Securitization Trusts. CFC is by far the largest servicer of manufactured housing loan contracts in the United States, servicing approximately 55% of the manufactured housing loan contract market. Pursuant to the Servicing Agreements, CFC received a MH Servicing Fee of 50 basis points per annum, which amount was at the bottom of the waterfall and was paid only from any funds remaining after all payments owing on the debt securities issued by the MH Securitization Trusts were paid. Various factors, including an increased number of defaults caused by the recent economic downturn and the concomitant increased number of defaults and the increased number of repossessed homes injected into the market by competitor lenders exiting the market, rendered the MH Servicing Fee grossly insufficient to cover CFC's costs of conducting the servicing business. By the time we filed our chapter 11 petitions, it was clear that neither CFC nor any successor servicer could sustain the MH Servicing Business without a massive restructuring.

     Since before the chapter 11 cases commenced, CFC has worked diligently with all relevant constituencies to restructure the MH Servicing Fee. On December 18, 2002, the Bankruptcy Court entered an interim order granting the joint motion of CFC, Conseco Finance Servicing Corp. ("CFSC") and U.S. Bank, as trustee for CFC's securitization trusts (the "Trustee"), providing, for 30 business days,
(i) for an increase of the MH Servicing Fee to 125 basis points per annum (the "Revised Servicing Fee") of the principal amount outstanding of each manufactured housing securitization trust where the Trustee acts as trustee;
(ii) that the MH Servicing Fee be paid as an expense prior to the distribution of any amounts in respect of certificates issued by each such securitization trust; and (iii) for a senior security interest in CFC's Manufactured Housing servicing platform and a junior security interest in CFC's other assets in favor of the Trustee for the benefit of itself and the corresponding certificateholders (the "Adequate Protection Lien"), to secure (a) the continued payment of certain of the Trustee's fees and expenses; (b) the amount, if any, by which the Revised Servicing Fee exceeds the original servicing fee at the contractual level of priority during the period of the interim order; and (c) any losses to the securitization trusts relating to manufactured housing, home equity and home improvement loans, credit card receivables and recreational vehicle loans resulting from any misappropriation, misapplication or other diversion of funds by the servicer.

     A hearing seeking final resolution of the matters covered by this joint motion was held on January 29, 2003, and was subsequently continued several times because the Trustee, the CFC Committee, and the Ad Hoc

Securitization Holders' Committee were unable to consensually resolve the servicing fee issues. In the interim, the parties did, however, agree to cap the amount of the Adequate Protection Lien at $35 million. See Article II.B.3, "Summary of Significant Motions - Motion to Increase CFC's Manufactured Housing Securitization Servicing Fee."

     On February 19, 2003, and again on March 3, 2003, because the parties were unable to consensually resolve the MH Servicing Fee issues, CFC filed a motion to reject the Servicing Agreements and the Sale Agreements (the "PSA Rejection Motion"). As part of the overall settlement of the sale of the CFC Assets, we ultimately resolved the MH Servicing Fee issues with the Trustee, the CFC Committee, and the Ad Hoc Securitization Holders' Committee, and the Bankruptcy Court entered an agreed final order at the Sale Hearing on March 14, 2003. Concurrently therewith, CFC withdrew the PSA Rejection Motion. The Adequate Protection Lien will be waived when the CFN Sales Transaction closes.

                                      III.

                              THE CHAPTER 11 CASES

     On the Initial Petition Date, CFC and CFSC and the other Initial Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code.(5) Subsequently, on the CFC Subsidiary Debtors' Petition Date, the CFC Subsidiary Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code. All actions and proceedings against the Finance Company Debtors and all acts to obtain property from them were stayed under section 362 of the Bankruptcy Code. The Finance Company Debtors have continued to conduct their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

     After consulting with our Advisors, we determined that a sale of significantly all of our assets would provide the greatest recovery for the creditors of our estates. Accordingly, we immediately sought to secure a stalking-horse bid for our assets and to obtain debtor-in-possession financing to enable us to maintain our businesses as going concerns pending a sale thereof.

A.   DEBTOR-IN-POSSESSION FINANCING FROM FPS AND THE SPE

     We have been able to secure debtor-in-possession ("DIP") financing from (i) U.S. Bank and FPS DIP LLC, an affiliate of Fortress Investment Group LLC ("Fortress"), J.C. Flowers & Co. LLC. ("Flowers") and Cerberus Capital Management, L.P. ("Cerberus") (the "FPS DIP Facility") in an amount of up to $125,000,000 and (ii) the SPE, in an amount of up to $25 million (the "Lehman December 20 Agreements"). Orders approving both financing facilities were granted by the Bankruptcy Court on January 14, 2003. We applied the proceeds of the FPS DIP repayment in the U.S. Bank Facility.

     From time to time, CFC has failed to comply with certain covenants regarding the maximum permissible variance of the budgets provided to the FPS DIP lenders in connection with the FPS DIP Facility. In each instance, CFC has obtained appropriate waivers. CFC was alleged to be in breach of the terms of the FPS DIP Facility as a result of its failure to obtain entry of a final order with the Securitization Trustee resolving the issues relating to servicing the MH loan portfolio. This breach was waived through and including February 12, 2003, to allow the parties to continue to negotiate through that date. However, as of February 12, 2003, the key affected parties had still not reached resolution. In addition, the occurrence of events of default under the FPS DIP may cause events of default under the Lehman December 20 Agreements.

     In light of the alleged breach of the FPS DIP, as well as the pending auction for the CFC Assets, on March 4, 2003, the Finance Company Debtors filed a motion with the Bankruptcy Court to obtain approval of the Secured Super-Priority Debtor-in-Possession Credit Agreement with Goldman Sachs Credit Partners L.P. ("Goldman Sachs") as administrative and loan agent and certain lenders party thereto from time to time (the "GS DIP"), a form of which was filed as an exhibit to the motion. The GS DIP called for Goldman Sachs to provide for debtor-in-possession financing up to $845 million. The Finance Company Debtors withdrew the GS DIP motion on March 20, 2003.

------------------
5    The other Initial Debtors are the Holding Company Debtors.

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


     After entry of a sale order (described below) approving CFN and GE as the successful purchasers of the CFC Assets, FPS, U.S. Bank and certain of the Finance Company Debtors executed Amendment No. 5 to the Secured Super-Priority Debtor-In-Possession Financing Facility dated December 19, 2002, as amended (the "Amendment"). The Amendment provides for, among other things, a $30 million increase in the amount of the revolving credit facility (from $60 million to $90 million) and an extension of the termination date of the FPS DIP Facility through the termination of the Asset Purchase Agreement or the later of the closings of the sales to CFN and GE or, upon approval of the Amendment by the Bankruptcy Court, May 31, 2003. The Finance Company Debtors have filed a motion for approval of the Amendment, which is scheduled to be heard by the Bankruptcy Court on April 14, 2003.

B.   SUMMARY OF OTHER SIGNIFICANT MOTIONS

     The following summarizes significant motions that have been filed in the Chapter 11 Cases. You may view each of these motions at www.bmccorp.net/Conseco.

     1. Applications for Retention of Holding Company Reorganizing Debtors' and Finance Company Debtors' Professionals

          On January 14, 2003, the Bankruptcy Court approved the retention of certain professionals to represent and assist the Holding Company Reorganizing Debtors and the CFC Initial Debtors in connection with the Chapter 11 Cases(6). These professionals were intimately involved with the negotiation and development of the Plan. These professionals include, among others: (a) Kirkland & Ellis, as counsel for the Holding Company Reorganizing Debtors and CFC Initial Debtors, (b) Lazard Freres & Co., LLC as financial advisor for the Holding Company Reorganizing Debtors and FINANCE COMPANY Debtors, (c) Bankruptcy Management Corporation, as notice agent for the Holding Company Reorganizing Debtors and FINANCE COMPANY Debtors and (d) Bridge Associates, LLC as crisis managers for the FINANCE COMPANY Debtors. The Bankruptcy Court also approved a request to retain other professionals to assist the Holding Company Reorganizing Debtors and FINANCE COMPANY Debtors in other ongoing matters. These professionals include, but are not limited to: (i) Baker Botts, LLC as special SEC counsel to the Holding Company Reorganizing Debtors and FINANCE COMPANY Debtors; (ii) PricewaterhouseCoopers LLP, as accountants to the Holding Company Reorganizing Debtors and FINANCE COMPANY Debtors; (iii) Gregory P. Joseph Law Offices, LLC as special litigation counsel to the Holding Company Reorganizing Debtors and FINANCE COMPANY Debtors; (iv) Milliman USA Inc. to provide actuarial and valuation services to the Holding Company Reorganizing Debtors, (v) Baker & Daniels, as special corporate counsel to the Holding Company Reorganizing Debtors and (vi) Dorsey & Whitney LLP, as special corporate and securitization counsel to the FINANCE COMPANY Debtors.

     2.   Motion to Continue Using Existing Bank Accounts and Business Forms

          By separate orders, the Bankruptcy Court has authorized each of the Holding Company Reorganizing Debtors' and FINANCE COMPANY Debtors' continued use of their respective bank accounts. Additionally, the Holding Company Reorganizing Debtors have historically received services from their subsidiary Conseco Services pursuant to the Service Agreements. Pursuant to the Service Agreements, Conseco Services provides the Holding Company Reorganizing Debtors with administrative services needed for the conduct of the Holding Company Reorganizing Debtors' businesses and incurs expenses and costs including salaries, bonuses, payroll and other taxes, employee benefits, reimbursements, consulting and professional fees, vendor payments and insurance premiums. The Holding Company Reorganizing Debtors pay Conseco Services an amount equal to such costs and expenses plus a 10% service fee. The Bankruptcy Court has authorized the Holding Company Reorganizing Debtors to continue using Conseco Services in this manner.

--------------------
6 On March 20, 2003, the Bankruptcy Court approved K&E's retention as counsel for the CFC Subsidiary Debtors on the same terms as the January 14, 2003, K&E retention order.

     3.   Motion to Increase CFC's Manufactured Housing Securitization Servicing
          Fee

          On December 18, 2002, the Finance Company Debtors filed this motion jointly with U.S. Bank, as trustee ("Trustee") for certain manufactured housing securitization trusts (the "MH Securitization Trusts"). The joint motion requested the Bankruptcy Court to order a temporary increase, for a period of thirty (30) business days, in the amount of the monthly servicing fee paid to CFC or CFSC as servicers of the MH Securitization Trusts to 1/12 of 125 basis points per annum and the priority of such payments (the "Revised Servicing Fee") as an expense prior to the distribution of any amounts in respect of certificates issued by the MH Securitization Trusts.

          Pursuant to the joint motion, CFC and CFSC have granted a senior security interest in CFC's Manufactured Housing platform and a junior security interest in CFC's other assets in favor of the Trustee for the benefit of itself and the corresponding certificateholders, to secure (i) the continued payment of certain of the Trustee's fees and expenses; (ii) the amount, if any, by which the Revised Servicing Fee exceeds the original servicing fee at the contractual level of priority during the period of the requested interim order; and (iii) any losses to the securitization trusts relating to manufactured housing, home equity and home improvement loans, credit card receivables and recreational vehicle loans resulting from any misappropriation, misapplication or other diversion of funds by the servicer.

          The Bankruptcy Court entered an interim order granting the requested relief, with the final hearing scheduled for February 12, 2003. On February 12, 2003, the matter was continued to February 19, 2003 and subsequently to February 21, 2003. On February 21, the Bankruptcy Court entered an agreed order resetting the final hearing date to March 5, 2003, at 2:00 p.m. C.S.T., and continuing the first interim order until the final hearing, with the exception that the security interest provided under the first interim order was capped at $35 million and the parties agreed that the security interest would no longer accrue additional amounts.

          Additionally, the February 21, 2003, order resolved a number of other related issues. Specifically:

          (a) In regard to the Official Committee of Unsecured Creditors of Conseco Finance Corp. and Conseco Finance Servicing Corp.'s Motion to Extend the Deadline to File Objections to the Proposed Sale and Reset the Hearing, the February 24, 2003, deadline was extended to February 28, 2003, at 5:00 p.m. C.S.T. for the following parties (as defined in the order):
     (i) The Securitization Trustees, (ii) U.S. Bank, as DIP lender; (iii) FannieMae; (iv) the Ad Hoc Securitization Holders' Committee; (v) Teachers Insurance and Annuity Association of America; and (vi) the Official Committee of Unsecured Creditors for CFC.

          (b) Fannie Mae made an unqualified and unconditional bid for the MH Servicing Business (the "Backstop Bid"). Subject to the Bankruptcy Court's approval, the Backstop Bid will be available for acceptance if the Debtors do not receive a higher and better bid. The Backstop Bid consists of an aggregate amount of $70 million, $35 million of which shall be paid to the Debtors in cash and $35 million of which shall be deemed paid to the Debtors through release of the Adequate Protection Lien.

          (c) CFC, along with various of its creditor constituencies, established as guidance a permanent revised Monthly Servicing Fee for the MH Servicing Business between 110 basis points per annum and 150 basis points per annum, inclusive of incentive based compensation.

          (d) CFC and the Securitization Trustees agreed to amend the previously entered cash management order to provide, in the event of a termination of the adequate protection lien granted therein, for replacement protection for the non-MH Trusts for any losses incurred by such trusts as a result of the misappropriation, misapplication or other diversion of funds rightfully owing to such Trusts, without prejudice to the rights of the banks set forth in the cash management order.

          (e) CFC withdrew its Emergency Motion to Reject the Pooling and Servicing Agreements, and agreed that the motion would not be re-filed before March 3, 2003 and if re-filed, the motion would not be heard on or before March 5, 2003.

          Ultimately, as part of the overall settlement of the sale of the CFC Assets, CFC resolved the MH Servicing Fee issues with the Trustee, the CFC Committee, and the Ad Hoc Securitization Holders' Committee. The Bankruptcy Court entered an agreed final order at the Sale Hearing on March 14, 2003.

     4.   Motion for Joint Administration of the Chapter 11 Cases

          The Bankruptcy Court has entered two orders granting the joint administration of the Debtors' Chapter 11 Cases under section 105 of the Bankruptcy Code and Fed.R.Bankr.P. 1015(b).

          (a) On December 18, 2002, the Bankruptcy Court entered an order granting the joint administration of the Initial Debtors' cases.

          (b) On February 3, 2003, the Bankruptcy Court entered an order granting joint administration of the CFC Subsidiary Debtors' Chapter 11 cases with the Initial Debtors' Chapter 11 cases.

     5.   Motion for Case Management Procedures

          On December 18, 2002 (as subsequently amended on January 2, 2003, and January 14, 2003), the Bankruptcy Court entered an order under sections 102(1) and 105(a) of the Bankruptcy Code establishing certain notice, case management and administrative procedures for the Debtors' Chapter 11 cases.

     6.   Motion to Pay Employee Wages and Associated Benefits

          The Holding Company Reorganizing Debtors and Finance Company Debtors believe that their employees are a valuable asset and that any delay in paying prepetition or postpetition compensation or benefits to their employees would destroy their relationship with employees and irreparably harm employee morale at a time when the dedication, confidence and cooperation of their employees is most critical. The Bankruptcy Court granted the Finance Company Debtors' request for authority to pay all compensation and benefits to their employees. The authority granted allows the Holding Company Reorganizing Debtors and Finance Company Debtors to compensate their employees for obligations payable as of the Petition Date, as well as obligations that come due after the Petition Date.

     7.   CFC Credit Card Motion

          On December 18, 2002, the Bankruptcy Court entered an order pursuant to sections 105 and 363 of the Bankruptcy Code (a) authorizing the Finance Company Debtors to pay prepetition claims of certain critical private label credit card merchants, (b) authorizing the Finance Company Debtors to pay merchant incentive program obligations, (c) authorizing the sale of customer accounts in the ordinary course of business; and (d) authorizing and directing financial institutions to honor and process checks and transfers related to such claims.

     8.   Utilities Procedures Motion

          On December 18, 2002, the Bankruptcy Court entered separate orders pursuant to section 366 of the Bankruptcy Code (a) deeming the utilities of the Finance Company Debtors adequately assured of future performance and (b) deeming the utilities of the Reorganizing Debtors adequately assured of future performance. With respect to the Finance Company Debtors, the Bankruptcy Court established procedures for determining adequate assurances pursuant to section 366 of the Bankruptcy Code. The procedures required any utility company seeking adequate assurance to make that request in writing addressed to the Finance Company Debtors' counsel within thirty days after entry of the December 18, 2002, order. If the Finance Company Debtors believed the request was reasonable, they were entitled to pay that amount without further order of the Court. If the Finance Company Debtors disagreed with the request, however, they were to promptly schedule a hearing to determine adequate assurance of payment to that utility company. Nonetheless, the requesting utility company was deemed to have adequate assurance of payment until the Bankruptcy Court entered a further order in connection with the hearing or otherwise with respect to that utility company's request.

     9.   Motion to Pay Certain Essential Trade Vendors

          On December 18, 2002, the Bankruptcy Court entered an order pursuant to sections 105 and 363 of the Bankruptcy Code (a) authorizing the Finance Company Debtors to pay prepetition claims of critical vendors and service providers, including those vendors providing service to the Finance Company Debtors' non-debtor subsidiaries (the "Critical Vendors") and (b) authorizing financial institutions to honor and process checks and transfers related to critical vendor or service provider claims. The Finance Company Debtors are authorized to pay prepetition claims to Critical Vendors, in their sole discretion, in an amount not to exceed $18 million.

     10.  Motion to Perform Contractual Obligations with Certain Insurance
          Agencies

          On February 3, 2003, the Bankruptcy Court entered an order pursuant to sections 105(a), 362, 363(b) and 553 of the Bankruptcy Code authorizing Conseco Agency, Inc., Conseco Agency of Nevada, Inc., Conseco Agency of New York, Inc., Conseco Agency of Alabama, Inc., Conseco Agency of Kentucky, Inc. and Crum-Reed General Agency, Inc. (collectively, the "Agency Debtors") to continue to (a) perform their contractual obligations with certain insurance companies (the "Agency Agreements"), including the collection and remittance of insurance premiums; (b) remit any prepetition amounts owing under the Agency Agreements to applicable insurance companies; and (c) remit insurance premium payments to applicable insurance companies. By this order, the Bankruptcy Court also authorized and directed financial institutions to honor and process checks and transfers related to the foregoing transactions.

     11.  Motions for Authority to Continue the Key Employee Retention Program

          The Holding Company Reorganizing Debtors and Finance Company Debtors believe that it is imperative to stabilize their workforces at this critical juncture of the Chapter 11 Cases to ensure that the necessary complement of employees required to proceed with the Debtors' respective reorganizations are in place. On January 14, 2003, (with respect to the Finance Company Debtors) and on January 29, 2003 (with respect to the Holding Company Reorganizing Debtors), the Bankruptcy Court granted the request for authority to continue, and approved the terms of, an enhanced key employee retention program. In addition, on or about January 31, 2003, the Holding Company Reorganizing Debtors also filed a motion to implement a key employee retention program for their senior management (the "Senior Management KERP"). On February 21, 2003, the Bankruptcy Court granted the Senior Management KERP requests authorizing the Holding Company Reorganizing Debtors to implement a key employee retention program for certain senior management that has two components: (i) an annual incentive bonus and
(ii) severance.

     12. Motion for CFC to Continue Servicing Originating and Selling Customer Loans

          On December 18, 2002, the Bankruptcy Court entered an order under sections 105(a) and 363(c) of the Bankruptcy Code (a) authorizing the Finance Company Debtors to honor their obligations in connection with the (i) servicing of existing loans, and (ii) the funding of approved customer loans; (b) authorizing the Finance Company Debtors to sell and securitize loans in the ordinary course of business and approving notice procedures thereto; and (c) authorizing and directing banks to honor checks and wire transfers. Pursuant to this order, the Finance Company Debtors, in their sole discretion, can choose to honor any commitments with respect to PSA Loans or Pipeline Loans. The Finance Company Debtors' must provide notice to interested parties of any proposed loan sale and answer any objection to such sale at a hearing. Nothing within this motion constitutes the assumption of any contract, the creation of any rights in favor of any entity, or the authorization of the Holding Company Debtors to make any of the authorized payments in the order, except to the extent later authorized by the Bankruptcy Court.

     13.  Motion to Employ Ordinary Course Professionals

          On January 14, 2003, the Bankruptcy Court entered an order under sections 105(a) and 327 of the Bankruptcy Code authorizing the Initial Debtors to employ and compensate certain professionals utilized in the ordinary course of the Debtors' business. Pursuant to this order, the Debtors are allowed to retain all professionals listed in the order, with a maximum monthly compensation of $50,000 to each professional. Any payments above $50,000 must be approved by the Bankruptcy Court. This order was later extended to the CFC Subsidiary Debtors.

     14.  Motion to Limit Trading of Holding Company Equity

          On January 14, 2003, (as amended January 21, 2003) the Bankruptcy Court entered an order under sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code (a) limiting certain transfers of, and trading in, equity interests of Conseco, and (b) approving related notification procedures. Pursuant to this order, any person or entity who directly or indirectly owns more than 5% of the fair market value of the common stock of Conseco cannot purchase or sell any Conseco equity securities (including options to acquire stock) without filing a notice to the Bankruptcy Court. Upon the filing of this notice, the Holding Company Debtors have fifteen (15) days to object or approve the transaction. If the Holding Company Debtors do not respond within this time period, the transaction can proceed solely under the proposed terms.

     15.  Motion for Procedures for Sale or Abandonment of De Minimis Assets

          On January 15, 2003, the Bankruptcy Court entered an order establishing certain procedures for the sale or abandonment of de minimis assets held by the Debtors in these chapter 11 cases (the "De Minimis Asset Procedures"). Pursuant to the De Minimis Asset Procedures, the Debtors may sell or abandon any de minimis asset with a value of less than $50,000 upon five (5) day negative notice to all counterparties thereto.

     16. Motion for an Extension of Time to Assume or Reject Nonresidential Real Property Leases

          The Bankruptcy Court has entered two, separate orders granting the Debtors relief under section 365(d)(4) of the Bankruptcy Code.

          (a) On January 29, 2003, the Bankruptcy Court entered an order extending the time period within which the Initial Debtors are required to assume or reject unexpired leases of nonresidential real property. Pursuant to this order, the Initial Debtors' time to assume or reject nonresidential real property leases is extended through August 14, 2003.

          (b) On March 20, 2003, the Bankruptcy Court entered an order extending the time period within which the CFC Subsidiary Debtors are required to assume or reject unexpired leases of nonresidential real property. Pursuant to this order, the CFC Subsidiary Debtors' time to assume or reject nonresidential real property leases is extended through August 14, 2003.

     17.  CFC Subsidiary Debtors' Applicability Motion

          On February 3, 2003, the Bankruptcy Court entered an order pursuant to sections 101 and 105(a) of the Bankruptcy Code directing that certain orders entered or pending in the Chapter 11 Cases of the Initial Debtors apply to the CFC Subsidiary Debtors. The complete lists of the entered and pending orders that apply to the CFC Subsidiary Debtors pursuant to this applicability motion are attached to the order as Exhibits A and B.

     18.  Schedules and Statements

          On February 5, 2003, CFC and CFSC filed their respective schedules of assets and liabilities and statements of financial affairs (the "Schedules") with the Bankruptcy Court. Interested parties may review the Schedules at the office of the Clerk of the Bankruptcy Court for the Northern District of Illinois, Everett McKinley Dirksen Building, 219 S. Dearborn, Chicago, Illinois 60604, or may obtain them from the website www.bmccorp.net/conseco.

     19.  Motion to Enter Into Replacement Financing

          On February 26, 2003, the Bankruptcy Court entered an order authorizing the Finance Company Debtors to pay Goldman Sachs Credit Partners LP (collectively, "Goldman") an interim commitment fee and expense reimbursement to preserve their ability to enter into a replacement debtor-in-possession facility. This replacement financing would secure post-petition financing through the confirmation of the Plan, allows for pay-off of the pre-existing debtor-in-possession financing and permits the Debtors to convert the new financing into exit financing after confirmation of a plan of reorganization. On March 4, 2003, the Finance Company Debtors filed a motion seeking approval of the terms of the Goldman replacement financing, which motion was set for a hearing on March 20, 2003. In light of the orders approving the sale of the CFC Assets to CFN and GE, however, the Finance Company Debtors withdrew this motion on March 20, 2003.

     20.  Motion to Extend Period to Remove Actions

          On March 20, 2003, the Bankruptcy Court entered an order extending the period within which the Debtors may remove actions from state and non-bankruptcy federal court pursuant to 28 U.S.C. ss. 1452 and Fed.R.Bankr.P. 9027 through and including September 11, 2003.

     21.  Motion to Renew U.S. Bank Letter of Credit

          On March 20, 2003, the Bankruptcy Court entered an order under authorizing CIHC, Incorporated ("CIHC") to enter into a pledge agreement and $5,000,000 replacement letter of credit agreement with US Bank National Association ("US Bank"). The original letter of credit, between Conseco, Inc. ("Conseco") and US Bank, and in favor of Bank One, NA ("Bank One"), would expire on March 31, 2003. Pursuant to the replacement letter of credit, Bank One will continue as the Debtors' automated clearing house processing bank.

     22. Motion to Enforce the Automatic Stay, Demand the Turnover of Property, Settle Valid Lien Claims and Foreclose On, Sell, or Otherwise Transfer Property Free and Clear of All Liens

          On March 20, 2003, the Bankruptcy Court entered a final order, (i) enforcing the automatic stay in respect of lien claims on property securing loans owned, originated or serviced by the Finance Company Debtors, (ii) authorizing the Finance Company Debtors to demand the turnover of certain property of the estates, (iii) authorizing the Finance Company Debtors to settle valid lien claims and to foreclose on, sell or otherwise transfer title to such property free and clear of all liens.

     23.  Motion for Contract and Lease Rejection Procedures

          On March 20, 2003, the Bankruptcy Court entered an order establishing certain procedures for the rejection of executory contracts and unexpired leases in these chapter 11 cases (the "Rejection Procedures"). Pursuant to the Rejection Procedures, the Debtors may reject any executory contract or unexpired lease upon a fourteen-day negative notice to all counterparties thereto.

     24.  Motion to Establish Solicitation Procedures

          On April 1, 2003, the Debtors filed a motion to establish solicitation procedures for the Finance Company Debtors Plan which will be heard on April [__], 2003. By this Motion, the Debtors seek entry of an order (a) approving the adequacy of this Disclosure Statement; (b) scheduling a confirmation hearing for the Plan; (c) establishing a Plan Objection Deadline; (d) approving the form of Ballots, the voting deadline and solicitation procedures; and (e) approving the form and manner of notices.

C.   APPOINTMENT OF THE OFFICIAL COMMITTEES

     On January 3, 2003, the Office of the United States Trustee appointed three official committees in the jointly administered Chapter 11 Cases (collectively, the "Official Committees"): (i) Official Committee of the Holding Company Reorganizing Debtors (the "Conseco Creditors Committee"); (ii) Official Committee of the Finance Company Debtors (the "CFC Creditors Committee") and
(iii) Official Committee of the Trust Preferred Securities (the "TOPrS Creditors Committee").

     The members of the Conseco Creditors Committee are The Bank of New York, Bank of America, N.A., Angelo, Gordon & Co., L.P., Appaloosa Mgmt., L.P., HSBC Bank USA, Metropolitan West Asset Management LLC and First Pacific Advisors, Inc. The Conseco Creditors Committee retained Fried, Frank, Harris, Shriver & Jacobson and Mayer, Brown, Rowe & Maw as its legal advisors and Houlihan Lokey Howard & Zukin LLP and Greenhill & Co, LLC as its Advisors.

     The members of the CFC Creditors Committee are U.S. Bank National Association, Millenium Partners, L.P., Prudential Insurance Company, Commonwealth Advisors, Inc., Deutsche Asset Management, Jefferson Pilot Financial Insurance Company and Morgan Keegan. The CFC Creditors Committee retained Becker & Poliakoff and Greenberg Traurig as its legal advisors and Huron Consulting Group LLC as its Advisors. On March 20, 2003, the Bankruptcy Court entered an order approving Becker & Poliakoff's motion to withdraw as counsel to the CFC Creditors Committee.

     The members of the TOPrS Creditors Committee are Paul Floto, United Capital Markets, Inc. and Oppenheimer Capital. The TOPrS Creditors Committee retained Saul Ewing LLP and Jenner & Block as its legal advisors and Raymond James as its Advisors. The TOPrS Creditors Committee also retained Fox-Pitt, Kelton Inc. as its insurance company valuation expert and Watson Wyatt Insurance & Financial Services, Inc. as its actuarial consultant.

     Since then the Official Committees were formed, the Holding Company Reorganizing Debtors and Finance Company Debtors have consulted with them concerning the administration of the Chapter 11 Cases. The Debtors have kept the Official Committees informed about their operations and have sought their concurrence to the extent that their respective constituencies would be affected by actions and transactions taken outside of the ordinary course of their businesses. The Official Committees have participated actively, together with the Holding Company Reorganizing Debtors' and Finance Company Debtors' management and professionals, in among other things, reviewing the their business plan and operations.

D.   ASSUMPTION/REJECTION OF CONTRACTS AND LEASES

     Pursuant to section 365 of the Bankruptcy Code, the Finance Company Debtors may either assume, assume and assign, or reject executory contracts and unexpired leases of real and personal property, subject to the approval of the Bankruptcy Court. As a condition to assumption, or assumption and assignment, the Finance Company Debtors must cure all existing defaults under the contract or lease. If the contract or lease is rejected, any resulting rejection damages are treated as prepetition unsecured claims. Generally, and with certain exceptions, postpetition obligations arising under a contract or lease must be paid in full in the ordinary course of business. On March 20, 2003, the Court entered an order, pursuant to sections 365 and 554 of the Bankruptcy Code authorizing and approving an expedited procedure for the rejection of executory contracts and unexpired leases of non-residential real property and abandonment of property of the Debtors.

     On December 17, 2003, the Bankruptcy Court entered an order extending the time for CFC and CFSC (together with the Holding Company Reorganizing Debtors) to assume, assume and assign, or reject unexpired leases of non-residential real property through and including August 14, 2003. Subsequently, after their February 3, 2003, bankruptcy filing, the CFC Subsidiary Debtors filed a similar motion to extend the time to assume, assume and assign, or reject unexpired leases of non-residential real property through and including August 14, 2003, which the Bankruptcy Court granted on March 20, 2003.

     The Finance Company Debtors, together with CFN and GE, are currently in the process of identifying the executory contracts, unexpired personal leases and unexpired non-residential real property leases that CFN and/or GE wish to acquire as part of its respective purchase of the Finance Company Debtors' assets. As this process continues, it is anticipated that the Finance Company Debtors will continue to reject certain executory contracts, unexpired personal leases and unexpired non-residential real property leases that are not sought by CFN and/or GE and that hold no other prospect of bringing additional value to the estate.

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


E.   PENDING LITIGATION AND THE AUTOMATIC STAY

     The following are substantial litigation issues that are currently pending by or against the Finance Company Debtors:

     1.   D&O Loans Litigation.

          Beginning in 1996, certain officers and directors of Conseco personally borrowed money to purchase the common stock of Conseco under credit facilities provided by Bank of America, N.A., JP Morgan Chase Bank and various other lending institutions (the "D&O Facilities"). Conseco guaranteed the personal loans of its officers and directors under the D&O Facilities. The principal amount due and owing under the D&O Facilities currently exceeds $483 million. In addition to the principal amounts still owed to the lending banks, the directors and officers also owe Conseco and/or its affiliates certain amounts under the D&O Facilities for the amounts paid by Conseco and/or its affiliates to the lending banks under the D&O Facilities. The Holding Company Reorganizing Debtors' Plan proposes to pay the amounts due and owing under the D&O Facilities directly to the lending banks. The Holding Company Reorganizing Debtors' Plan also proposes to release certain of the directors and officers from any responsibility to repay the amounts borrowed under the D&O Facilities.

     2.   Significant Prepetition Litigation

          (a) Bazzle v. Green Tree Financial Corporation, n/k/a Conseco Finance Corp.

          Green Tree Financial Corporation, n/k/a Conseco Finance Corp., was named as a defendant in three separate class action lawsuits brought in 1996 and 1997 in three different South Carolina state courts (the "Class Actions"). In one case (the "Lackey Case"), the arbitrator awarded the plaintiff class $14,598,742.00. In the second case (the "Bazzle Case"), the arbitrator awarded the plaintiff class $14,598,742.00. Finally, in the third case, the Court of Common Pleas of Richland County awarded the plaintiff class $1,078,768.00.

          CFC posted a supersedeas bond for each of its appeals in the Lackey Case and the Bazzle Case (the "Bonds"). The Bonds were originated in amounts sufficient to cover the judgment amount, interest on the judgment for 12 months, and the cost of the appeal to the South Carolina Supreme Court. In the Lackey Case, the bond amount was $14,600,000.00. The bond amount in the Bazzle Case was originally $16,800,000.00 which was increased to a total bond amount of $19,314,279.90.

          The arbitration awards in the Lackey Case and the Bazzle Case were confirmed by the South Carolina Circuit Court. The Lackey Case and the Bazzle Case were consolidated by the South Carolina Supreme Court (the "Bond Cases"), and the South Carolina Supreme Court affirmed the arbitration awards on August 26, 2002. On October 23, 2002, CFC filed a Petition for Certiorari before the U.S. Supreme Court. During the pendency of the appeal to the U.S. Supreme Court, CFC was directed by circuit court order to tender periodic payments of interest on the Bonds. However, the proceeds from the Bonds are not payable until the final disposition of the Bond Cases by the U.S. Supreme Court.

          CFC's Petition for Certiorari was granted by the Supreme Court on January 10, 2003. Prior to this decision, the Finance Company Debtors, including CFC, filed the Chapter 11 Cases. On January 21, 2003, the Bankruptcy Court granted CFC's emergency motion to lift the automatic stay pursuant to section 362(d) of the Bankruptcy Code thereby allowing the Bond Cases to be heard by the U.S. Supreme Court. The Supreme Court will hear oral arguments in the Bond Cases on April 22, 2003.

          (b) Casas Litigation

          Conseco Finance, Inc. was named as a defendant in a class action lawsuit filed by David Casas, Troy Clark, Patrick Hogan, Linda Souder and William Soule on June 21, 2000, in the United States District Court in the District of Minnesota. The plaintiffs, who are or were employed by Conseco Finance, Inc. as loan specialists, claim Conseco Finance, Inc. violated the Federal Fair Labor Standards Act and the Minnesota Fair Labor Act by having the plaintiffs routinely work in excess of forty (40) and forty-eight (48) hours without compensation.

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

Currently, as of January 6, 2003, this case is closed administratively, subject to the automatic stay pursuant to section 362 of the Bankruptcy Code.

     3. Adversary Proceedings Filed in the Finance Company Debtors' Chapter 11 Cases

          Listed below are the major adversary proceedings filed in these Chapter 11 Cases. There are certain other adversary proceedings with an impact on the Holding Company Reorganizing Debtors' chapter 11 cases.

          (a) Peter W. Nauert v. CICH, Inc., 03-00452.

          Mr. Nauert, alleges that certain amounts of deferred income, which are held in a so-called rabbi trust, are not property of the estate. On March 24, 2003, the Debtors answered Mr. Nauert's complaint. Discovery is ongoing in this matter.

          (b) Conseco, Inc. v. Donald J. Trump, 03-00642.

          On January 15, 2002, Carmel Fifth, LLC ("Carmel"), an indirect, wholly owned subsidiary of CNC, exercised its rights to require 767 Manager, LLC ("Manager"), an affiliate of Donald J. Trump, to elect within 60 days, either to acquire Carmel's interests in 767 LLC for $499.4 million, or to sell its interests in 767 LLC to Carmel for $15.6 million (the "Buy/Sell Right"). Such rights were exercised pursuant to the Limited Liability Company Agreement of 767 LLC. 767 LLC is a Delaware limited liability company that indirectly owns the General Motors Building, a 50-story office building in New York, New York (the "GM Building"). 767 LLC is owned by Carmel and Manager. On February 6, 2002, Mr. Trump commenced a civil action against CNC, Carmel and 767 LLC in New York State Supreme Court, entitled Donald J. Trump v. Conseco, Inc., et al. (the "State Court Action"). Plaintiff claims that CNC and Carmel breached an agreement, dated July 3, 2001, to sell Carmel's interests in 767 LLC to plaintiff for $295 million on or before September 15, 2001 (the "July 3rd Agreement"). Specifically, plaintiff claims that CNC and Carmel improperly refused to accept a reasonable guaranty of plaintiff's payment obligations, refused to complete the sale of Carmel's interest before the September 15, 2001 deadline, repudiated an oral promise to extend the September 15 deadline indefinitely and repudiated the July 3rd Agreement by exercising Carmel's Buy/Sell Right. Plaintiff asserts claims for breach of contract, breach of the implied covenant of good faith and fair dealing, promissory estoppel, unjust enrichment and breach of fiduciary duty. Plaintiff is seeking compensatory and punitive damages of approximately $1 billion and declaratory and injunctive relief blocking Carmel's Buy/Sell Right. On March 25, 2002, Carmel filed a Demand for Arbitration and Petition and Statement of Claim with the American Arbitration Association ("AAA") to have the issues relating to the Buy/Sell Right resolved by arbitration (the "Arbitration"). Manager and Mr. Trump requested the New York State Supreme Court to stay that arbitration, but the Court denied Manager's and Trump's request on May 2, 2002, allowing the arbitration to proceed. Mr. Trump and Manager appealed that decision to the New York Appellate Division. In addition, CNC and Carmel filed a Motion to Dismiss Mr. Trump's lawsuit on March 25, 2002. By Stipulation and Order, dated June 14, 2002, the State Court Action was stayed, pending resolution of the Arbitration. CNC plans to vigorously pursue its options to compel prompt resolution of this dispute. CNC believes that Mr. Trump's lawsuit is without merit and intends to vigorously pursue its own rights to acquire the GM Building. The ultimate outcome cannot be predicted with certainty. On February 21, 2003, the Trump entities filed a proof of claim asserting a general unsecured claim of $1 billion against CNC. On March 3, 2003, CNC and Carmel Fifth initiated an adversary proceeding against the Trump entities. CNC and Carmel Fifth's adversary complaint seeks declaratory and injunctive relief against the Trump entities. CNC and Carmel Fifth's adversary action requests that the court find (1) that the July 3rd Agreement terminated due to Trump's failure to comply with the terms of that agreement, and (2) that the Trump entities are required to convey their interest in 767 LLC to Carmel Fifth pursuant to Carmel Fifth's rights under the LLC Agreement. On March 5, 2003, CNC and Carmel Fifth, in the adversary proceeding, filed an emergency motion for preliminary injunction and an emergency motion for expedited hearing. Through those motions, CNC and Carmel Fifth seek: an accelerated schedule for resolution of their claims against the Trump entities, removal of Mr. Trump from management of the GM Building, and an order restraining Mr. Trump and the Trump entities from interference with CNC and Carmel Fifth's efforts to market the GM Building.

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

          (c) Anchorage Police v. Conseco, Inc. et al., 03-00655.

          The Anchorage adversary was filed by the lead plaintiffs in a shareholder class action that was filed in the Southern District of Indiana, and named Conseco, Inc., Conseco Finance Corp. and various non-Debtors as defendants. The shareholder action was settled for $120 million. $95 million of that amount has already been paid to the shareholder plaintiffs. Under the terms of the settlement agreement, the remaining $25 million is to be paid either by Conseco or by Lloyd's of London (depending on which party prevails in an insurance coverage dispute). In the adversary action, Anchorage Police seek a declaration from the Bankruptcy Court that all 22 Debtors have a joint & several obligation to pay the remaining $25 million in full to the shareholder plaintiffs. Anchorage Police alleges that the $25 million in question is not property of any of the Debtors' estates. Rather, it is being held "in trust" for the benefit of the shareholder class. Debtors intend to move for dismissal of this action as against all Debtors.

          (d) Matrix Asset Management Corporation v. Conseco Finance Servicing
Corp.:

          Matrix Asset Management Corporation ("Matrix") contractually agreed (the "Agreements") to maintain and arrange for the sale of properties owned or serviced by Conseco Finance Servicing Corp ("CSFC"). Under these Agreements, Matrix would typically receive payment after the sale of the property for their services and any reimbursement for expenses incurred. After filing for chapter 11 protection, CSFC started deducting any prepetition expenses from Matrix's reimbursement pursuant to section 362 of the Bankruptcy Code. On March 6, 2003, Matrix filed a complaint to recover these prepetition expenses. CSFC filed an answer on March 31, 2003, and the hearing is set for April 14, 2003.

F.   CLAIMS PROCESS AND CLAIMS BAR DATES

     In chapter 11, claims against a debtor are established either as a result of being listed in a debtor's schedules of liabilities (the "Schedules") or through assertion by the creditor in a timely filed proof of claim (each, a "Claim"). Claims asserted by creditors are either allowed or disallowed. If allowed, the Claim will be recognized and treated pursuant to the plan of reorganization. If disallowed, the creditor will have no right to obtain any recovery on or otherwise enforce the Claim against the debtor.

     1.   Filing of Schedules of Liabilities

          On February 5, 2003, CFC and CFSC filed their Schedules with the Bankruptcy Court. On February 19, 2003, the CFC Subsidiary Debtors filed their Schedules with the Bankruptcy Court. The Finance Company Debtors have all reserved the right to amend their Schedules during the remaining pendency of the Chapter 11 Cases.

     2.   Bar Date for Nongovernmental Entities to File Proofs of Claim

          On December 17, 2003, the Reorganizing Debtors' filed their motion to set a bar date for CNC, CIHC, Inc., CIHTC, Inc. and Partners' Health. The Bankruptcy Court set a claims bar date of February 21, 2003, for all nongovernmental creditor entities holding Claims against the Reorganizing Debtors. If creditors and governmental entities do not file any claims by the bar date, they will be barred from asserting any claims against the Reorganizing Debtors or receiving distributions under the Plan.

          On February 20, 2003, pursuant to the Debtors' emergency motion, the Bankruptcy Court entered an order extending the claims bar date for certain listed D&O Credit Facility participants until the 60th day after the effective date of any confirmed plan of reorganization for the Reorganizing Debtors.

          Also on February 20, 2003, pursuant to a joint motion of the CFC Committee and Finance Company Debtors, the Bankruptcy Court entered an order extending the claims bar date for the Finance Company Debtors to file claims against the Reorganizing Debtors to April 1, 2003.

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

          On March 31, 2003, the Finance Company Debtors filed a motion (the "CFC Bar Date Motion") for an order (i) approving May 15, 2003, as the bar date for all nongovernmental Creditors to file proofs of claim, (ii) authorizing the Finance Company Debtors to provide notice of the bar date by direct mail and publication, and (iii) approving a bar date notice to be sent to all creditors. The Finance Company Debtors anticipate that the Bar Date Notice will be mailed to approximately 89,500 parties-in-interest on or about April 15, 2003, providing approximately 30-days notice of the proposed bar date. In addition, the Finance Company Debtors anticipate publishing the Bar Date Notice in The Wall Street Journal (National Edition), USA Today (National Edition), The Chicago Tribune, Indianapolis Star, Minneapolis Star Tribune and St. Paul Pioneer Press.

     3.   Bar Date for Governmental Units To File Proofs of Claim

          The bar date for governmental units to file proofs of claim against the Reorganizing Debtors is June 17, 2003. Similarly, the CFC Bar Date Motion requests that the Bankruptcy Court establish the following bar dates for all governmental units to file proofs of claim (i) June 17, 2003, for all claims against CFC and CFSC and (ii) August 30, 2003, for all claims against the CFC Subsidiary Debtors.

          The CFN and GE Asset Purchase Agreements contemplate that Mill Creek Servicing Corporation, Conseco Finance Credit Card Funding Corp., Green Tree Residual Finance Corp. I, and Green Tree Finance Corp. - 5, presently non-debtor CFC subsidiaries, may file petitions under chapter 11 of the Bankruptcy Court to facilitate the Sale Transactions. To the extent that any of these entities file such petitions, the governmental bar date shall be set at 180 days after the petition date.

     4.   Claims Objection Process

          The Finance Company Debtors anticipate that, when the various bar dates expire, we will begin evaluating the proofs of claim to determine whether to file objections seeking to disallow asserted Claims. The Finance Company Debtors anticipate that they will also reconcile the Claims listed in our Schedules with the Claims asserted in proofs of claim and will eliminate duplicative or erroneous Claims to ensure that the Bankruptcy Court allows only valid Claims. If we object to a proof of claim, the Bankruptcy Court will determine whether to allow any such Claim. To the extent that we are successful in our claims objections, the total amount of our liabilities to be treated under the Plan will decrease. If we do not object to a proof of claim, the Claim will be deemed allowed and will be treated pursuant to the Plan. As appropriate, the Finance Company Debtors may seek to negotiate and settle proofs of claim disputes as an alternative to filing objections thereto.

G.   EXCLUSIVE PLAN PROPOSAL AND ACCEPTANCE RIGHTS

     Section 1121(b) of the Bankruptcy Code provides a debtor with an initial period of 120 days after the commencement of a chapter 11 case during which it has the exclusive right to file a plan or reorganization and an initial period of 180 days to obtain acceptances to any such plan (the "Exclusive Periods"). In addition, pursuant to section 1121(d) of the Bankruptcy Code, the Bankruptcy Court may, upon a showing of cause, extend or increase a debtor's Exclusive Periods.

     The Exclusive Periods to file a plan of reorganization (the "Exclusive Filing Period") for the Initial Debtors expires on April 16, 2003, and the Exclusive Period for the Initial Debtors to obtain acceptances to such plan (the "Exclusive Solicitation Period") expires on June 14, 2003. The Exclusive Filing Period for the CFC Subsidiary Debtors expires on June 3, 2003, and the Exclusive Solicitation Period for the CFC Subsidiary Debtors expires on August 2, 2003.


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

                                      IV.

                      SUMMARY OF THE PLAN OF REORGANIZATION

A.   OVERVIEW OF CHAPTER 11

     Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. It authorizes a debtor to reorganize its business for the benefit of itself, its creditors and its interest holders. Another chapter 11 goal is to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor's assets.

     The commencement of a chapter 11 case creates an estate that comprises all of a debtor's legal and equitable interests as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

     The principal objective of a chapter 11 case is to consummate a plan of reorganization. The chapter 11 plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of or equity holder in the debtor, whether or not such creditor or equity holder (a) is impaired under or has accepted the plan or (b) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan.

     A chapter 11 plan may specify that the legal, contractual and equitable right of the holders of claims or interests in classes are to remain unaltered by the reorganization effectuated to be by the plan. Such classes are referred to as "unimpaired" and, because of such favorable treatment, are deemed to accept the plan. Accordingly, it is not necessary to solicit votes from the holders of claims or equity interests in such classes. A chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes that are receiving a distribution of property under the plan but are not "unimpaired" will be solicited to vote to accept or reject the plan.

     Section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims of a debtor's creditors and equity interest holders. In compliance therewith, the Plan divides Claims and Equity Interests into various Classes and sets forth the treatment for each Class. The Debtors also are required, as discussed above, under section 1122 of the Bankruptcy Code, to classify Claims and Equity Interests into Classes that contain Claims and Equity Interests that are substantially similar to the other Claims and Equity Interests in such Classes. The Debtors believe that the Plan has classified all Claims and Equity Interests in compliance with the provisions of section 1122 of the Bankruptcy Code, but it is possible that a Holder of a Claim or Equity Interest may challenge the classification of Claims and Equity Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, the Debtors intend, to the extent permitted by the Bankruptcy Court and the Plan, to make such reasonable modifications of the classifications under the Plan to permit confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

     The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys), the Unofficial Noteholders' Committee, the Unofficial Lenders' Committee, and the Official Committees, and each of the members of such committees (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon confirmation of the Plan will be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities under the Plan, and therefore are not, and on account of such distributions will not

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

be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

THE REMAINDER OF THIS SECTION SUMMARIZES THE STRUCTURE AND MEANS FOR IMPLEMENTING THE PLAN AND HOW THE PLAN CLASSIFIES AND TREATS CLAIMS AND EQUITY INTERESTS, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN).

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN THE DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENT OF SUCH TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE FINANCE COMPANY DEBTORS UNDER THE PLAN AND WILL, UPON THE OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE FINANCE COMPANY DEBTORS, THE FINANCE COMPANY DEBTORS' ESTATES, THE LIQUIDATED DEBTORS, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT SHALL CONTROL.

THE DISCUSSION OF THE PLAN SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED PROVISIONS SET FORTH IN THE PLAN AND ITS EXHIBITS, THE TERMS OF WHICH ARE CONTROLLING. HOLDERS OF CLAIMS OR INTERESTS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PLAN AND THE EXHIBITS THERETO IN THEIR ENTIRETY SO THAT THEY MAY MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN.

B.   GENERALLY

     1.   Liquidating Plan of Reorganization

          The Plan is a liquidating chapter 11 plan of reorganization that provides for the orderly liquidation of all of the Finance Company Debtors and the New Filing Entities assets, the determination of all Claims and the distribution of the proceeds of the assets to creditors. Pursuant to the Plan, the Finance Company Debtors on their own behalf and on behalf of holders of Allowed Claims shall execute the Post-Consummation Estate Agreement and take all other steps necessary to establish the Post-Consummation Estate pursuant to the Post-Consummation Estate Agreement (as discussed below). On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Finance Company Debtors shall transfer to the Post-Consummation Estate all of their right, title and interest in all of the Post-Consummation Estate Assets (including unless otherwise provided for in the Plan, the purchase price paid by the respective purchasers under the Purchase Agreements). In connection with the transfer of these assets, including rights and causes of action (including Bankruptcy Causes of Action), any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications whether written or oral) transferred to the Post-Consummation Estate shall vest in the Post-Consummation Estate and its representatives, and the Debtors and the Post-Consummation Estate are authorized to take all necessary actions to effectuate the transfer of such privileges.

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

     2.   The Post-Consummation Estate

          The Post-Consummation Estate shall be established for the primary purpose of liquidating its assets, in accordance with Tres. Reg. ss. 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Post-Consummation Estate. The Post-Consummation Estate shall not be deemed a successor-in-interest of the Finance Company Debtors or the Reorganizing Debtors for any purpose other than as specifically set forth herein or in the Post Confirmation Estate Agreement. The Post-Consummation Estate is intended to qualify as a "grantor trust" for federal income tax purposes with the Beneficiaries treated as grantors and owners of the trust.

     3.   Substantive Consolidation

          As set forth in Article II.A of the Plan, on the Effective Date, the Finance Company Debtors' Estates and the New Filing Entities' Estates shall be substantively consolidated pursuant to sections 105(a) and 1123(a)(5)(C) of the Bankruptcy Code. As a result of the substantive consolidation, on the Effective Date, all property and Litigation Claims of the Finance Company Debtors' Estates and the New Filing Entities' Estates and all Claims against the Finance Company Debtors, the New Filing Entities, or their respective Estates shall be deemed to be pooled for purposes of allowance, treatment and distributions under the Plan.

          (a) Other Effects of Substantive Consolidation

          As set forth in Article II of the Plan, as a result of substantive consolidation, a Holder of Claims against one or more of the Finance Company Debtors, the New Filing Entities or their respective Estates arising from or relating to the same underlying debt that would otherwise constitute Allowed Claims against two or more of the Finance Company Debtors and/or the New Filing Entities, including Claims based on joint and several liability, contribution, indemnity, subrogation, reimbursement, surety, guaranty, co-maker and similar concepts, shall have only one Allowed Claim on account of such Claims. In addition, all Claims between and among the Finance Company Debtors, the New Filing Entities and their respective Estates are eliminated as a result of substantive consolidation under the Plan.

          (b) Procedure for Asserting Claims Against and Interests in the Confirmation Filing Entities

          To implement the substantive consolidation of the each of the Finance Company Debtors together with the New Filing Entities, at or before the mailing of this Disclosure Statement to the holders of Claims and Interests and other parties in interest, the Debtors will be mailing a separate notice informing the creditors of the New Filing Entities of (1) the proposed substantive consolidation of the Finance Company Debtors' Estates and the estates of the New Filing Entities under the Plan, and (2) the requirement under the Plan that the Bankruptcy Court issue a separate order at or before the hearing on the Disclosure Statement ordering that any and all Claims against the New Filing Entities must be filed with the Bankruptcy Court and delivered to the attorneys for the Chapter 11 Trustee on or before a date set by the Bankruptcy Court that is no later than the last day and time set by the Bankruptcy Court for the filing and delivery of objections to the confirmation of the Plan, or such Claims shall be forever barred from participating in any distributions from the Finance Company Debtors' Estates, the New Filing Entities' Estates, any consolidated bankruptcy estate of the Finance Company Debtors and/or the New Filing Entities, the Post-Consummation Estate, the trustee thereof or any of their current and future officers, directors, employees, professionals, agents and representatives.

          (c) Legal Analysis of Substantive Consolidation

          Substantive consolidation is an equitable doctrine that permits the Bankruptcy Court to merge the assets and liabilities of affiliated entities so that the combined assets and liabilities are treated as though held by one entity. Generally speaking, the power of the Bankruptcy Court to order substantive consolidation is found in section 105(a) of the Bankruptcy Code, which provides in pertinent part that the "court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of" the Bankruptcy Code. There are no express criteria in the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure for substantive consolidation, but over the years courts have articulated the legal basis for substantive consolidation. See In re Standard Brands Paint

Co., 154 B.R. 563 (Bankr. C.D. Cal. 1993) (motion for substantive consolidation of five chapter 11 bankruptcy estates granted); In re Bonham, 229 F.3d 750 (9th Cir. 2000); Meyer v. Hammes, 187 B.R. 281, 284 (S.D. Ind. 1995); Matter of
Steury, 94 B.R. 553, 554 (Bankr. N.D. Ind. 1988); Eastgroup Properties v. Southern Motel Association, Ltd., 935 F.2d 245, 248 (11th Cir. (Fla.) 1991) (citing Union Savings Bank v. Augie/Restivo Baking Co. (In re Augie/Restivo Baking Co.), 860 F.2d 515, 518 & n. 1 (2d Cir. 1988); Drabkin v. Midland-Ross Corp. (In re Auto-train Corp.), 810 F.2d 270, 276 (D.C. Cir. 1987)). As an equitable doctrine, the doctrine of substantive consolidation is flexible and the Bankruptcy Court has the power to modify substantive consolidation to meet the specific needs of each particular case. In re Parkway Calabasas, Ltd., 89 B.R. 832, 837 (Bankr. C.D. Cal. 1988). Courts routinely order complete substantive consolidation in chapter 11 cases, particularly in cases such as the Chapter 11 Cases, where the Finance Company Debtors are liquidating and transferring all Retained Assets to the Post-Consummation Estate.

          In determining whether to substantively consolidate debtors' estates, a court must weigh "the economic prejudice of continued debtor separateness versus the economic prejudice of consolidation." Matter of Steury, 94 B.R. at 554 (quoting In re Snider Bros., Inc., 18 B.R. 230, 238 (Bankr. D. Mass. 1982)). As part of its deliberative process, the court should consider (i) whether there is a need to substantively consolidate and (ii) whether the benefits of consolidation outweigh whatever harm it might create. Matter of Steury, 94 B.R. at 554. Ultimately then, the court must be persuaded that "the creditors will suffer greater prejudice in the absence of consolidation than the debtors (and any objecting creditors) will suffer from its imposition." Id., at 554-55 (quoting Holywell Corp. v. Bank of New York, 59 B.R. 340, 347 (D.S.D. Fla.
1986)).

          (d) The Finance Company Debtors and the Confirmation Filing Entities Meet the Criteria for Substantive Consolidation

          The substantial interrelationship between and among the Finance Company Debtors together with their planned liquidation and concomitant transfer of the Residual Assets to a single Post-Consummation Estate virtually dictates substantively consolidating the Finance Company Debtors. For example:

          o    Joint Corporate Structure

               o CFC functions as a parent holding company for its twenty-three debtor affiliates and some of its non-debtor affiliates and subsidiaries;

               o CFC officers and directors are also officers and directors of CFC's subsidiaries and the officers and directors of the CFC Subsidiaries are also officers and directors of CFC;

               o CFC provides various payroll, financial, health, and other benefit programs to its non-debtor affiliates and subsidiaries.

          o    Joint Business Operations

               o CFC is a holding company and the parent company to the other Finance Company Debtors. The Finance Company Debtors originate loans primarily through Conseco Finance Servicing Corp. ("CFSC"), which is the main operating subsidiary, and through its other non-debtor subsidiaries that hold lending licenses in various states. Rice Park Properties Corporation, a Minnesota corporation, owns the Finance Company Debtors' office headquarters in St. Paul, Minnesota.

               o In the ordinary course of business, the Finance Company Debtors use a centralized cash management system for operations conducted between themselves, their affiliates, and third parties, including lenders. The Finance Company Debtors employ an integrated accounts payable system for which CFC acts as a central processor of invoices and accounts payable on behalf of its subsidiaries. Such systems are typically employed by corporations of the Finance Company Debtors' size for efficiency purposes. Specifically, CFC processes invoices on account of subsidiaries and either charges against the applicable subsidiary's account directly or logs such invoice as an intercompany obligation, which is netted on a quarterly basis or in the case of the Finance Company Debtors' banking subsidiaries, on a daily basis.

C.   CONDITIONS PRECEDENT TO PLAN CONFIRMATION AND CONSUMMATION

     The Finance Company Debtors have proposed the Plan, the terms of which are described in detail below, but such proposal is conditioned upon the occurrence or non-occurrence of certain events and conditions. Specifically, there are certain conditions precedent to the Debtors' seeking confirmation of the Plan, and there are additional conditions precedent to the Debtors ultimately consummating the Plan. These conditions, and the circumstances under which such conditions may be waived, are discussed immediately below.

     1.   Conditions Precedent to Confirmation

          The following are conditions precedent to confirmation of the Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C. of the Plan.

               (a) The entry of the Confirmation Order and the Substantive Consolidation Orders as Final Orders in form and substance satisfactory to the Finance Company Debtors.

               (b) The Finance Company Debtors shall have submitted the Post-Consummation Estate Budget.

               (c) The Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in form and substance reasonably acceptable to the Finance Company Debtors.

               (d) The Plan Administrator shall be identified, in the sole discretion of the Debtors.

     2.   Conditions Precedent to Effective Date of the Plan

          The following are conditions precedent to Consummation of this Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C below:

          (a) The Sale Transactions shall have closed.

          (b) All other actions and documents necessary to implement the Plan shall have been effected or executed, including the Post-Consummation Estate Agreement.

          (c) The Post-Consummation Estate shall have sufficient cash to permit payment of all Claims pursuant to section 1129(a)(9) of the Bankruptcy Code.

          (d) The Post-Consummation Estate shall have sufficient Cash to permit payment of all expenses under the Post-Consummation Estate budget.

          (e) The Post-Consummation Estate Budget shall have been approved by the Bankruptcy Court.

          (f) The Professional Fee Escrow, the Employee Benefit Escrow Account, the Lehman Escrow Account, 93/94 Note Claim Escrow Account and the Consent Agreement Reserve Account shall be funded as required under the Plan.

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

          (g) The Holding Company Debtors' plan of reorganization shall have been declared effective.

     3.   Waiver of Conditions Precedent

          The Debtors, in their sole discretion, may waive any of the conditions set forth in Article X.A or X.B above. If the Confirmation Order is vacated, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; (2) prejudice in any manner the rights of the Finance Company Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Finance Company Debtors in any respect.

     4.   Effect of Non-Occurrence of Consummation

          If the Confirmation Order is vacated, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Finance Company Debtors; (2) prejudice in any manner the rights of the Finance Company Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Finance Company Debtors in any respect.

D.   SEVERABILITY OF PLAN PROVISIONS

     The provisions of the Plan shall not be severable unless such severance is agreed to by the Finance Company Debtors or, if after the Effective Date, by the Plan Administration, on behalf of the Post Confirmation Estates, and such severance would constitute a permissible modification of the Plan pursuant to section 1127 of the Bankruptcy Code.

E.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

     1.   Summary of Unclassified Claims against all Finance Company Debtors

          (a)  DIP Facility Claims

          Pursuant to the Final DIP Order, the CFN Sale Order and the GE Sale Order, the DIP Facility Claims will be paid in full in Cash out of the Sale Proceeds on the earlier of the CFN Closing Date or the GE Closing Date. To the extent any DIP Facility Claim has not been fully paid prior to the Effective Date, subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed DIP Facility Claim will be paid the full unpaid amount of such Allowed DIP Facility Claim in Cash on the Effective Date or as soon thereafter as is practicable.

          (b) Administrative Claims

          Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the Effective Date or as soon thereafter as is practicable, (ii) if such Administrative Claim is Allowed after the Effective Date, on the date such Administrative Claim is Allowed, or as soon thereafter as is practicable, or
(iii) upon such other terms as may be agreed upon by such Holder and the respective Reorganized Debtor or otherwise upon an order of the Bankruptcy Court; provided that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan will be assumed on the Effective Date and paid or performed by the respective Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations. The Finance Company Debtors are not obliged to pay Administrative Claims against any Holding Company Debtors or Post-Consummation Estate.

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
          (c) Priority Tax Claims

          On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall be paid, at the option of the respective Debtor, (d) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, or (e) Cash over a six-year period from the date of assessment as provided in section 1129(a)(9)(C) of the Bankruptcy Code, with interest payable at a rate of 4% per annum or such other rate as may be required by the Bankruptcy Code. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (x) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (y) survive the Effective Date and Consummation of the Plan as if the Chapter 11 Cases had not been commenced, and (z) not be discharged pursuant to section 1141 of the Bankruptcy Code. The Finance Company Debtors are not obliged to pay Priority Tax Claims Allowed solely against any Holding Company Debtors or Post-Consummation Estate.

     2.   Classification and Treatment of Classified Claims

          (a)  Class 1--Other Priority Claims

               (i) Classification: Class 1 comprises the Other Priority Claims, which are Claims against the Finance Company Debtors.

               (ii) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holders of the Allowed Other Priority Claim and the Finance Company Debtors, each Holder of an Allowed Class 1 Claim shall receive, in full and final satisfaction of such Allowed Class 1 Claim, one of the following treatments, in the sole discretion of the Finance Company Debtors:

                    (1) Payment of each Allowed Class 1 Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class 1 Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class 1 Claims become due and owing in the ordinary course of business; or

                    (2) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

               (iii)Voting: Class 1 is Unimpaired and the Holders of Class 1
                    Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

          (b)  Class 2--Other Secured Claims

               (i)  Classification: Class 2 comprises the Other Secured Claims.

               (ii) Treatment: The Plan will not alter any of the legal,
                    equitable and contractual rights of the Holders of Class 2 Claims. Unless otherwise agreed to by the Holder of the Allowed Class 2 Claim and the Finance Company Debtors, each Holder of an Allowed Class 2 Claim shall receive, in full and final satisfaction of such Allowed Class 2 Claim, one of the following treatments, in the sole discretion of the Finance Company Debtors:

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

                    (1) the payment of such Holders' Allowed Class 2 Claim in full in Cash on the Effective Date;

                    (2) the payment to Holders of the sale or disposition proceeds of the collateral securing each such Allowed Class 2 Claim to the extent of the value of the Holder's interest in such property;

                    (3) the surrender to each Holder of all collateral securing each such Allowed Class 2 Claim without representation or warranty by or further recourse against the relevant Finance Company Debtor; provided that, such surrender must render each such Allowed Class 2 Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code; or

                    (4) treatment in any other manner so as to render the Allowed Class 2 Claim otherwise Unimpaired pursuant to section 1124 of the Bankruptcy Code.

               (iii)Voting: Class 2 is Unimpaired and the Holders of Class 2
                    Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan.

          (c)  Class 3--Lehman Secured Claims

               (i)  Classification: Class 3 comprises the Lehman Secured Claims.

               (ii) Treatment: Holders of Allowed Class 3 Claims shall receive, in full and final satisfaction of their respective Allowed Class 3 Claims, the payment of Cash equal to the amount of each such Allowed Class 3 Claim, payable on the Effective Date or as soon thereafter as is practicable.

               (iii)Voting: Class 3 is Impaired and the Holders of Class 3
                    Claims are entitled to vote to accept or reject the Plan.

          (d)  Class 4--93/94 Note Claims

               (i) Classification: Class 4 consists of the 93/94 Note Claims against the Finance Company Debtors.

               (ii) Treatment: Holders of Allowed 93/94 Note Claims against the
                    Finance Company Debtors shall receive, in full and final satisfaction of their Claims against the Finance Company Debtors and the Holding Company Debtors, the payment of Cash equal to the amount of each such Allowed Class 4 Claim, payable on the Effective Date or as soon thereafter as is practicable.

               (iii)Voting: Class 4 is Impaired Holders of Allowed Class 4
                    Claims are entitled to vote to accept or reject the Plan.

          (e)  Class 5--General Unsecured Claims

               (i) Classification: Class 5 consists of the General Unsecured Claims against the Finance Company Debtors.

               (ii) Treatment: Holders of Allowed Class 5 Claims shall receive, in full and final satisfaction of their Allowed Class 5 Claims, their respective Pro Rata shares of the Residual Cash Balance.

               (iii)Voting: Class 5 is Impaired and the Holders of Class 5
                    Claims are entitled to vote to accept or reject the Plan.

          (f)  Class 6--Equity Interests

               (i) Classification: Class 6 comprises the Equity Interests in the Finance Company Debtors.

               (ii) Treatment: On the Effective Date, Class 6 Equity Interests
                    will be cancelled and the Holders thereof will not receive any distribution under the Plan pursuant to such Interests.

               (iii)Voting: Class 6 is Impaired. Class 6 Equity Interest
                    Holders are nonetheless not entitled to vote to accept or reject the Plan because they will not receive any distributions under the Plan. CIHC, directly or indirectly, owns all of the Class 6 Equity Interests and is deemed to reject the Plan.

F.   ACCEPTANCE AND REJECTION OF THE PLAN

     1.   Voting Classes

          Subject to Articles V.C and V.D of the Plan, Claim and Equity Interest Holders in each Impaired Class of Claims and Equity Interests are entitled to vote as a class to accept or reject the Plan. Each Holder of an Allowed Claim in Classes 3, 4 and 5 shall be entitled to vote to accept or reject the Plan.

     2.   Acceptance by Impaired Classes

          An Impaired Class of Claims shall be deemed to have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Equity Interests shall have accepted the Plan if Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) that hold at least two-thirds in amount of the Allowed Equity Interests actually voting in such Class have voted to accept the Plan.

     3.   Presumed Acceptance of the Plan

          Classes 1 and 2 are Unimpaired under the Plan, and, therefore, are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

     4.   Presumed Rejection of the Plan

          Class 6 is deemed to reject the Plan.

     5.   Non-Consensual Confirmation

          To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any document in the Plan Supplement, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

G.   PLAN IMPLEMENTATION

     1.   Sale of Assets

          On or prior to the Effective Date, the Finance Company Debtors shall consummate the Sale Transactions pursuant to the terms of the Purchase Agreements. On the Effective Date, the Residual Assets shall be transferred to the Post-Consummation Estate as part of the Post-Consummation Estate Assets.

     2.   Establishment of the Post-Consummation Estate

          On the Effective Date, the Finance Company Debtors, on their own behalf and on behalf of holders of Allowed Claims shall execute the Post-Consummation Estate Agreement and shall take all other steps necessary to establish the Post-Consummation Estate pursuant to the Post-Consummation Estate Agreement. On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Finance Company Debtors shall transfer to the Post-Consummation Estate all of their right, title, and interest in all of the Residual Assets (including, unless otherwise provided for in the Plan, the purchase price paid by the respective purchasers under the Purchase Agreements). In connection with the transfer of these assets, including rights and causes of action (including Bankruptcy Causes of Action), any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Post-Consummation Estate shall vest in the Post-Consummation Estate and its representatives, and the Debtors and the Post-Consummation Estate are authorized to take all necessary actions to effectuate the transfer of such privileges.

     3.   Funding Expenses of the Post-Consummation Estate

          The Finance Company Debtors shall be obligated to provide any funding with respect to the Post-Consummation Estate after they transfer the Post-Consummation Estate Assets to the Post-Consummation Estate. As more fully described in the Post-Consummation Estate Agreement, any Cash in the Post-Consummation Estate shall be applied in accordance with the terms of the Post-Consummation Estate Budget, first, to the fees, costs, expenses (each of the foregoing in an amount not to exceed amounts approved pursuant to the Post-Consummation Estate Budget) and liabilities of the Plan Administrator, second, to satisfy any other administrative and wind down expenses of the Post-Consummation Estate (each in an amount not to exceed amounts approved pursuant to the Post-Consummation Estate Budget), and third, to the distributions provided for pursuant to the Plan.

     4.   Corporate Action

          Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided under the Plan involving the corporate structure of the Debtors shall be deemed authorized and approved without any requirement of further action by the Finance Company Debtors, the Finance Company Debtors' shareholders or the Debtors' boards of directors. To the extent such action has not been completed subsequent to the entry of the Substantive Consolidation Order, the Finance Company Debtors (and their boards of directors) shall dissolve or otherwise terminate their existence following the Effective Date and are authorized to dissolve or terminate the existence of wholly-owned non-Debtor subsidiaries following the Effective Date as well as any remaining health, welfare or benefit plans. As provided in the Plan, the entry of the Substantive Consolidation Order does not adversely affect the rights, claims, liens, mortgages or security interests of Holders of Secured Claims in their respective Collateral.

     5.   Appointment of Plan Administrator

          On the Effective Date, compliance with the provisions of the Plan shall become the general responsibility of the Plan Administrator and the Plan Administrator shall be appointed in accordance with the Post-Consummation Estate Agreement. CFC, in its sole and absolute discretion, shall appoint the Plan Administrator.

     6.   Cancellation of Notes, Instruments, Debentures and Equity Securities

          On the Effective Date, except to the extent provided otherwise in the Plan, all notes, instruments, certificates and other documents evidencing Claims and all Equity Interests in any of the Finance Company Debtors shall be canceled and deemed terminated.

     7.   Creation of Creation of Professional Escrow Account

          On the earlier to occur of (i) the GE Closing Date, (ii) the CFN Closing Date, or (iii) the Effective Date, the Finance Company Debtors or the Plan Administrator, as the case may be, shall establish the Professional Escrow Account and reserve the amounts necessary to ensure the payment of all Accrued Professional Compensation.

     8.   Creation of Employee Benefit Escrow Account

          On the earlier to occur of (i) the GE Closing Date, (ii) the CFN Closing Date, or (iii) the Effective Date, and to the extent funds are available after all Administrative Claims are reserved or accrued for under the Plan, the Post-Consummation Estate shall establish the Employee Benefit Escrow Account and reserve the amounts necessary to ensure the payment of the Shared Employee Benefit Liabilities. To the extent there are sufficient available funds, in no event shall the amount so reserved on the Effective Date be less than the amount necessary to fund the existing or potential future obligations of any Finance Company Debtor with respect to any Shared Employee Benefit Liabilities which have accrued or may in the future accrue with respect to Finance Company Debtor Employees.

     9.   Creation of Lehman Escrow Account

          On the CFN Closing Date, pursuant to the CFN Sale Order, the Finance Company Debtors or the Plan Administrator, as the case may be, shall establish the Lehman Escrow Account and reserve the amounts necessary for the payment of the Allowed Lehman Secured Claims under the Plan.

     10.  Creation of 93/94 Note Claim Escrow Account

          On the GE Closing Date, pursuant to the GE Sale Order, the Finance Company Debtors or the Plan Administrator, as the case may be, shall establish the 93/94 Note Claim Escrow Account and reserve the amounts necessary for the payment of the Allowed 93/94 Note Claims under the Plan.

     11.  Creation of Consent Agreement Reserve Account

          On the CFN Closing Date, CFC shall fund the Consent Agreement Reserve Account.

     12.  Retiree Benefits

          The Finance Company Debtors shall timely pay any retiree benefits as defined in Section 1114(a) of the Bankruptcy Code to the extent that such retiree benefits are payable by the Finance Company Debtors. Such retiree benefits include those that arise from the plans, funds or programs described in the Plan Supplement.

H.   EXECUTORY CONTRACTS

     1.   Assumption and Rejection of Executory Contracts and Unexpired Leases

          Any executory contracts or unexpired leases that have not expired by their own terms on or prior to the Effective Date, which the Finance Company Debtors have not assumed and assigned or rejected with the approval of the Bankruptcy Court (whether as part of the Sale Transactions or otherwise), or that are not the subject of a motion to assume the same pending as of the Effective Date, shall be deemed rejected by the Debtors-in-

Possession on the Effective Date and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

     2.   Rejection Claims; Cure of Defaults

          If the rejection of an executory contract or unexpired lease results in damages to the other party or parties to such contract or lease, any Claim for such damages, if not heretofore evidenced by a Proof of Claim that has been Filed, shall be forever barred and shall not be enforceable against the Finance Company Debtors, the Post-Consummation Estate, or their properties, successors or assigns, unless a Proof of Claim is Filed and served upon counsel for the Debtors on or before thirty (30) days after the later to occur of (i) the Effective Date; and (ii) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease.

          The Finance Company Debtors believe that no cure payments pursuant to section 365(b)(1) of the Bankruptcy Code need to be made on any of the executory contracts and unexpired leases that they are assuming under the Plan because the Finance Company Debtors are current on all of their obligations with respect to such contracts and leases and all prepetition obligations will have been satisfied under the Plan. If, however, a counterparty to any such executory contract or unexpired lease believes that cure payments are due pursuant to section 365(b)(1) of the Bankruptcy Code, or that there is a dispute regarding the ability of the Buyers to provide "adequate assurance of future performance" within the meaning of the Bankruptcy Code under the contract or lease to be assumed, or there is a dispute with regard to any other matters pertaining to the assumption or the cure payments required by section 365(b)(1) of the Bankruptcy Code, such counterparty must File an objection to the assumption of its executory contract or unexpired lease by the Finance Company Debtors not later than ten (10) days prior to the Confirmation Date. The Bankruptcy Court shall have, and exercise, jurisdiction over any such objection, and which objection shall be resolved by a Final Order. The effective date of the assumption of an executory contract or unexpired lease subject to any such objection shall be determined by any such Final Order.

I.   DISTRIBUTIONS

     1.   Time and Method of Distributions

          The Plan Administrator, on behalf of the Post-Consummation Estate, or such other Entity as may be designated by the Plan Administrator, on behalf of the Post-Consummation Estate, will make all distributions under the Plan. The Plan Administrator will make initial distributions at its sole discretion after the Effective Date. Whenever any distribution to be made under the Plan is due on a day other than a Business Day, the Plan Administrator will make each such distribution, without interest, on the immediately succeeding Business Day, but will be deemed to have been made on the date due. Unless the Entity receiving a payment agrees otherwise, the Plan Administrator, at its election will make any payment in Cash to be made by the Post-Consummation Estate by check drawn on a domestic bank or by wire transfer from a domestic bank. Distributions referred to in this Article refer to Unsecured Claims and shall be made after paying all Allowed DIP Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims, Allowed Lehman Secured Claims Allowed 93/94 Note Claims, and after establishing and funding the 93/94 Note Claim Escrow Account, Employee Benefit Escrow Account, Lehman Escrow Account and Professional Escrow Account, the Consent Agreement Reserve Account.

     2.   Manner of Payment under the Plan

          Any payment in Cash to be made by the Debtors or the Plan Administrator shall be made, at the election of the Debtors or the Plan Administrator, as the case may be, by check drawn on a domestic bank or by wire transfer from a domestic bank.

     3.   Delivery of Distributions

          Subject to the provisions of Fed. R. Bankr. P. 2002(g), and except as otherwise provided in the Plan, distributions and deliveries to Holders of record of Allowed Claims shall be made at the address of each such

Holder set forth on the Finance Company Debtors' books and records unless superseded by the address set forth on proofs of claim filed by any such Holders, or at the last known address of such a Holder if no proof of claim is filed or if the Finance Company Debtors has been notified in writing of a change of address. Except as further provided by the Plan or the Bankruptcy Code, the Plan Administrator will make all distributions in accordance with the provisions of the applicable indenture participation agreement, loan agreement or analogous instrument or agreement, if any.

     4.   Undeliverable Distributions

          (a) Holding of Undeliverable Distributions:

          If any distribution to any holder is returned to the Plan Administrator as undeliverable, no further distributions shall be made to such holder unless and until the Plan Administrator is notified, in writing, of such holder's then-current address. All Entities ultimately receiving undeliverable Cash shall not be entitled to any interest or other accruals of any kind. Nothing contained in the Plan shall require the Plan Administrator to attempt to locate any holder of an Allowed Claim or an Allowed Interest.

          (b) Failure to Claim Undeliverable Distributions:

          Any holder of an Allowed Claim that does not assert its rights pursuant to the Plan to receive a distribution within six (6) months from and after the date such distribution is returned as undeliverable shall have such holder's Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against the Post-Consummation Estate, the Plan Administrator or the Post-Consummation Estate Assets. In such case, any consideration held for distribution on account of such Claim or Interest shall revert to the Post-Consummation Estate for distribution to the beneficiaries of the Post-Consummation Estate in accordance with the terms of the Plan.

     5.   Compliance with Tax Requirements/Allocation

          To the extent applicable, the Post-Consummation Estate shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest.

     6.   Time Bar to Cash Payments

          Checks issued by the Plan Administrator on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Plan Administrator by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made within six (6) months from and after the date of issuance of such check. After such date, all Claims in respect of voided checks shall be discharged and forever barred and the Post-Consummation Estate shall retain all monies related thereto for distribution to the beneficiaries of the Post-Consummation Estate in accordance with the terms of the Plan.

     7.   Distributions after Effective Date

          Distributions made after the Effective Date to Holders of Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, shall be deemed to have been made on the Effective Date. Unless otherwise specifically provided in the Plan, the Finance Company Debtors shall not be obligated to pay interest on account of any Claim not paid on the Effective Date other than interest accumulating in such respective escrow account (if any) from which such Claim would be paid if, and when, deemed Allowed.

     8.   Fractional Dollars; De Minimis Distributions

          Notwithstanding anything contained in the Plan to the contrary, payments of fractions of dollars will not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest dollar (up or down), with half dollars being rounded down. The Plan Administrator will not make any payment of less than Fifty Dollars ($50) with respect to any Allowed Claim unless a request therefor is made in writing to the Plan Administrator on or before ninety (90) days after the Effective Date.

     9.   Set-Offs

          The Plan Administrator may, pursuant to sections 502(d) or 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account thereof (before any distribution is made on account of such Claim), the Claims, rights and Causes of Action of any nature that the Debtors may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a set-off nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claims, rights and causes of action that the Debtors may possess against such holder; and, provided, further, that nothing contained in the Plan is intended to limit the rights of any Creditor to effectuate a set-off prior to the Effective Date in accordance with the provisions of sections 362 and 553 of the Bankruptcy Code.

     10.  Setoff of Certain Intercompany Notes

          As of the Petition Date CFC owed CIHC $277,376,671 under a promissory note (the "CFC/CIHC Intercompany Note"), and CIHC owed CFC $315,030,986 under a separate note (the "CIHC/CFC Intercompany Note"). The net pre-petition balance owing by CIHC to CFC under those two notes is $37,654,315 (the "Pre-Petition Note Balance"). On the Effective Date, the CFC/CIHC Intercompany Note will be setoff against the CIHC/CFC Intercompany Note.

     11.  Preservation of Finance Company Debtors' Subordination Rights

          All subordination rights and claims relating to the subordination by the Finance Company Debtors of the Allowed Claim of any Creditor shall remain valid, enforceable and unimpaired in accordance with section 510 of the Bankruptcy Code or otherwise, except as otherwise provided in the Plan.

     12.  Waiver by Creditors of All Subordination Rights

          Except as otherwise ordered by the Bankruptcy Court, each Holder of a Claim shall be deemed to have waived all contractual, legal and equitable subordination rights that they may have, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, with respect to any and all distributions to be made under the Plan, and all such contractual, legal or equitable subordination rights that each holder of a Claim has individually and collectively with respect to any such distribution made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined.

     13.  Settlement of Claims and Controversies

          Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of claims or controversies relating to the contractual, legal and subordination rights that a holder of a Claim may have with respect to any Allowed Claim with respect thereto, or any distribution to be made on account of such an Allowed Claim.

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

J.   RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

     1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

     2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

     3. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract and unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

     4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions hereof;

     5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving a Finance Company Debtor that may be pending on the Effective Date, or that, pursuant to the Plan, may be instituted by the Plan Administrator or the Post-Consummation Estate after the Effective Date; provided however that the Plan Administrator and the Post-Consummation Estate shall reserve the right to commence collection actions, actions to recover receivables and other similar actions in all appropriate jurisdictions;

     6. enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Post-Consummation Estate Agreement;

     7. resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

     8. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided in the Plan;

     9. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article XI of the Plan, and enter any orders that may be necessary or appropriate to implement such releases, injunction and other provisions;

     10. enter and implement any orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     11. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the Post-Consummation Estate Agreement or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement or the Post-Consummation Estate Agreement; and

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

     12.  enter an order and/or final decree concluding the Chapter 11 Cases.

K.   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

     1.   Compromise and Settlement

          The allowance, classification and treatment of all Allowed Claims and Allowed Equity Interests and their respective distributions and treatments hereunder take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise. As of the Effective Date, any and all such rights described in preceding sentence are settled, compromised and released pursuant hereto. In addition, the allowance, classification and treatment of Allowed Claims in Classes 3, 4 and 5 takes into account any Causes of Action, claims or counterclaims, whether under the Bankruptcy Code or otherwise under applicable law, that may exist between the Finance Company Debtors and the Holders of such Claims or among the Holders of such Claims and other Holders of Claims or Equity Interests, as the case may be, and, as of the Effective Date, any and all such Causes of Action, claims and counterclaims are settled, compromised and released pursuant hereto. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights or Causes of Action, claims or counterclaims against such Holder satisfied, compromised and settled in this manner.

     2.   Releases by the Finance Company Debtors

          Except as otherwise specifically provided in the Plan or in the Plan Supplement, for good and valuable consideration, including the service of the Releasees to facilitate the expeditious reorganization of the Finance Company Debtors and the implementation of the restructuring contemplated by the Plan, the Releasees, on and after the Effective Date, are deemed released by the Finance Company Debtors and the Post-Consummation Estate from any and all Claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims asserted on behalf of a Finance Company Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Finance Company Debtors or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than any such Releasee's obligations to repay its obligations under the D&O Credit Facilities.

     3.   Releases by Holders of Claims

          On and after the Effective Date, each Holder of a Claim (a) who has accepted the Plan or (b) who receives a distribution of property pursuant to the Plan, shall be deemed to have unconditionally released the Releasees from any and all Claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims asserted on behalf of a Finance Company Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (w) the purchase or sale, or the rescission of a purchase or sale, of any security of a Finance Company Debtor, (x) a Finance Company Debtor, (y) the Chapter 11 Cases, or (z) the negotiation, formulation and preparation of the Plan, or any related agreements, instruments or other documents. No portion of the releases by the Holders of Claims in any way impairs any Releasee's obligations to repay its obligations under the D&O Credit Facilities.

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

     4.   Exculpation

          The Releasees, Debtors, the Committee, and the employees, agents, and professionals of each of the foregoing (acting in such capacity only) shall neither have, nor incur any liability to any Person or Entity for any pre or post-petition act taken or omitted to be taken in connection with, or related to the formulation, negotiation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other pre or post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Finance Company Debtors.

     5.   Preservation of Rights of Action

          (a) Maintenance of Causes of Action

          Except as otherwise provided in the Plan or the Purchase Agreements, the Finance Company Debtors or the Post-Consummation Estate, as the case may be, shall retain all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in one or more of the Chapter 11 Cases including the actions specified in the Plan Supplement.

          Except as otherwise provided in the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Finance Company Debtors may hold against any Entity shall vest in the Post-Consummation Estate. The Post-Consummation Estate, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Claims, rights or Causes of Action. The Post-Consummation Estate shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such Claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court.

          (b) Preservation of All Causes of Action Not Expressly Settled or Released

          The Finance Company Debtors are currently investigating whether to pursue potential Causes of Action against certain Persons or Entities. The investigation has not been completed to date, and, subject to the Releases granted in Article XI, hereof, the Plan Administrator shall retain, on behalf of the Post-Consummation Estates, all rights on behalf of the Finance Company Debtors and the Post-Consummation Estates to commence and pursue any and all Causes of Action (under any theory of law, including, without limitation, the Bankruptcy Code, and in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Cases) discovered in such an investigation to the extent the Plan Administrator deem appropriate. Potential Causes of Action currently being investigated by the Finance Committee Debtors, which may but need not be pursued by the Finance Committee Debtors prior to the Effective Date and by the Plan Administrator, on behalf of the Post-Consummation Estate, after the Effective Date, to the extent warranted, include, without limitation, (i) a list of potential Claims and Causes of Action that will be set forth in the Plan Supplement to the extent determined as of the date thereof; and (ii) Preference Actions that will be set forth in the Plan Supplement to the extent determined as of the date thereof (although the Finance Company Debtors and, after the Effective Date, the Plan Administrator, on behalf of the Finance Company Debtors and the Post-Consummation Estate reserve all rights to pursue any and all Preference Actions discovered subsequent to the Filing Date of the Plan Supplement). Additionally, without limitation, the Finance Company Debtors hereby reserve their rights to pursue:

               o Any other Causes of Action, whether legal, equitable or statutory in nature, arising out of, or in connection with the Finance Company Debtors' businesses or operations, including, without limitation, the following: possible claims against vendors, landlords, sublessees, assignees, customers or suppliers for warranty, indemnity, back charge/set-off issues, overpayment or duplicate payment issues and collections/accounts receivables matters; deposits or other amounts owed by any creditor, lessor, utility, supplier, vendor, landlord, sublessee, assignee, or other Person or Entity; employee, management or operational matters; claims against landlords, sublessees and assignees arising from the various leases, subleases and assignment agreements relating thereto, including, without limitation, claims for overcharges relating to taxes, common area maintenance and other similar charges; financial reporting; environmental, and product liability matters; actions against insurance carriers relating to coverage, indemnity or other matters; counterclaims and defenses relating to notes or other obligations; contract or tort claims which may exist or subsequently arise;

               o Any and all avoidance actions pursuant to any applicable section of the Bankruptcy Code, including, without limitation sections 544, 545, 547, 548, 549, 550, 551,
                    553(b) and/or 724(a) of the Bankruptcy Code, arising from any transaction involving or concerning any of the Finance Company Debtors; and

               o Any and all Causes of Action listed in the Schedule of Causes of Action set forth in the Plan Supplement;

               o In addition, there may be numerous other Causes of Action which currently exist or may subsequently arise that are not set forth in the Plan, in the Cause of Action Summary or in the List of Retained Causes of Action, because the facts upon which such Causes of Action are based are not currently or fully known by the Finance Company Debtors and, as a result, can not be raised during the pendency of the Chapter 11 Cases (collectively, the "Unknown Causes of Action"). The failure to list any such Unknown Cause of Action in the Plan, or in the Cause of Action Summary or the List of Retained Causes of Action, is not intended to limit the rights of the Post-Consummation Estate to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action subsequently become fully known to the Finance Company Debtors.

          Unless Causes of Action against a Person or Entity are expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Finance Company Debtors (before the Effective Date) and the Plan Administrator, on behalf of the Post-Consummation Estate (post-Effective Date), expressly reserve all Causes of Action and Unknown Causes of Action, including the Causes of Action described in the Plan and in the Causes of Action Summary and the List of Retained Causes of Action, as well as any other Causes of Action or Unknown Causes of Action, for later adjudication and therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the confirmation or Consummation of the Plan. In addition, the Finance Company Debtors and the Post-Consummation Estate, and any successors-in-interest thereto, expressly reserve the right to pursue or adopt any Claims not so waived, relinquished, released, compromised on settled that are alleged in any lawsuit in which the Finance Company Debtors are a defendant or an interested party, including the lawsuits described in the Disclosure Statement, against any Person or entity, including, without limitation, the plaintiffs and co-defendants in such lawsuits.

          Moreover, Causes of Action shall also include any causes of action that may arise after the Effective Date against any Person or Entity to whom the Finance Company Debtors have incurred an obligation (whether on account of services, Post-Consummation Equity, purchase or sale of goods or otherwise), or who has received services from the Finance Company Debtors or a transfer of money or property of the Finance Company Debtors, or who has transacted business with the Finance Company Debtors, or leased equipment or property from the Finance Company Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Finance Company Debtors subsequent to the Effective Date and may, to the extent not theretofore waived, relinquished, released, compromised or settled, be the subject of an action after the Effective Date, whether or not o such Person or Entity has Filed a proof of Claim against the Finance Company Debtors in the Chapter 11 Cases; o such Person's or Entity's proof of Claim has been objected to; o such Person's or Entity's Claim was included in the Finance Company Debtors' Schedules; or o such Person's or Entity's scheduled Claim has been objected to by the Finance Company Debtors or has been identified by the Finance Company Debtors as disputed, contingent, or unliquidated.

          Except as otherwise provided in the Plan or in any contract, instrument, release, Indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Finance Company Debtors, Estates, or Post-Consummation Estates may hold against any Person or Entity, including but not limited to those Causes of Action listed in the Disclosure Statement, shall vest in the Post-Consummation Estate, and the Post-Consummation Estate shall retain and may exclusively enforce, as the authorized representatives of the respective Estates and Post-Consummation Estates, any and all such Claims, rights, or Causes of Action. The Plan Administrator on behalf of the Post-Consummation Estate may pursue any and all such Claims, rights, or Causes of Action, as appropriate, in accordance with the best interests of the Post-Consummation Estate. Subject to Article XII of the Plan, the Plan Administrator on behalf of the Post-Consummation Estate shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such Claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of the Bankruptcy Court.

     6.   Discharge of Claims and Termination of Equity Interests

          Except as otherwise provided in the Plan, and except with respect to the Post Confirmation Estate: (1) the rights afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan, shall be in exchange for and in complete satisfaction, discharge and release of, all Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Finance Company Debtors or any of their assets or properties, (2) on the Effective Date, all such Claims against, and Equity Interests in, the Finance Company Debtors shall be satisfied, discharged and released in full, and (3) all Persons shall be precluded from asserting against the Finance Company Debtors, the Post Confirmation Estates, their successors or their assets or properties, any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

     7.   Injunction

          Except as otherwise expressly provided in the Plan or obligations issued pursuant to the Plan, all Persons who have held, hold or may hold Claims against or Equity Interests in the Finance Company Debtors or the Releasees are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Finance Company Debtors, Releasees, and the Official Committee and their respective members, and the employees, agents, and professionals of each of the foregoing (acting in such capacity); (b) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against those parties listed in subparagraph (a) above; (c) creating, perfecting, or enforcing any encumbrance of any kind against those parties listed in subparagraph (a) above, or the property or estates of those parties listed in subparagraph (a) above; (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from those parties listed in subparagraph (a) above or against the property or estates of those parties listed in subparagraph (a) above with respect to any such Claim or Equity Interest; and (e) commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Cause of Action released or settled hereunder.

L.   POST-CONSUMMATION ESTATE AND PLAN ADMINISTRATOR

     1.   Generally

          The powers, authority, responsibilities and duties of the Post-Consummation Estate and the Plan Administrator are set forth in and shall be governed by the Post-Consummation Estate Agreement.

     2.   Purpose of the Post-Consummation Estate

          The Post-Consummation Estate shall be established for the primary purpose of liquidating its assets, in accordance with Treas. Reg. ss. 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Post-Consummation Estate. The Post-Consummation Estate shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth in the Plan or in the Post Confirmation Estate Agreement. The Post-Consummation Estate is intended to qualify as a "grantor trust" for federal income tax purposes with the Beneficiaries treated as grantors and owners of the trust.

     3.   Transfer of Assets

          (a) The transfer of the Post-Consummation Estate Assets to the Post-Consummation Estate shall be made, as provided in the Plan, for the benefit of the holders of Allowed Claims only to the extent such holders are entitled to distributions under the Plan. On the Effective Date, and after the Finance Company Debtors' payments and/or funding of such reserves, on behalf of the holders of Allowed Claims, the Finance Company Debtors shall transfer title to all remaining assets and such reserves (subject only to such specified liabilities) to the Post-Consummation Estate. Upon the transfer of the Post-Consummation Estate Assets to the Post-Consummation Estate, the Finance Company Debtors shall have no interest in or with respect to the Post-Consummation Estate Assets or the Post-Consummation Estate. Notwithstanding the foregoing, to the extent the Finance Company Debtors determine that any such transfer may implicate an exclusion in any Director and Officer Insurance Policy, the cause of action at issue shall be assigned in another manner determined by the Finance Company Debtors in their sole discretion.

          (b) For all federal income tax purposes, all parties (including, without limitation, the Finance Company Debtors, the Plan Administrator and the beneficiaries of the Post-Consummation Estate) shall treat the transfer of assets to the Post-Consummation Estate in accordance with the terms of the Plan, as a transfer of such assets by the Finance Company Debtors to the Holders of Allowed Claims and followed by a transfer by such Holders to the Post-Consummation Estate, and the Post-Consummation Estate Beneficiaries shall be treated as the grantors and owners thereof.

     4.   Valuation of Assets

          As soon as practicable after the Effective Date, the Post-Consummation Estate (to the extent that the Plan Administrator deems it necessary or appropriate in the Plan Administrator's sole discretion) shall value the Post-Consummation Estate Assets based on the good faith determination of the Post-Consummation Estate and the Post-Consummation Estate shall apprise the beneficiaries of the Post-Consummation Estate of such valuation. The valuation shall be used consistently by all parties (including the Finance Company Debtors, the Plan Administrator and the beneficiaries of the Post-Consummation Estate) for all federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of these assets.

     5.   Distribution; Withholding

          At least annually, the Plan Administrator shall distribute to the beneficiaries of the Post-Consummation Estate all net cash income plus all net cash proceeds from the liquidation of assets; provided, however, that the Post-Consummation Estate may retain such amounts pursuant to the terms of the Post-Consummation Estate Budget (i) as are necessary in the discretion of the Plan Administrator to meet contingent liabilities and to maintain the value of the Post-Consummation Estate Assets during liquidation, (ii) to pay administrative expenses (including any taxes imposed on the Post-Consummation Estate or in respect of the Post-Consummation Estate Assets) and (iii) to satisfy other liabilities incurred or assumed by the Post-Consummation Estate (or to which the Post-Consummation Estate Assets are otherwise subject) in accordance with the Plan or the Post-Consummation Estate Agreement. All such distributions shall be subject to the terms of the Plan and the Post-Consummation Estate Agreement; provided, further, that of the net amount distributable, the Plan Administrator shall reserve, in accordance with Article XII of the Plan, such amounts as would be distributable in respect of Disputed Claims (treating such Claims, for this purpose, as if they were Allowed Claims). The Post-Consummation Estate may withhold from amounts distributable to any Entity any and all amounts, determined in the Plan

Administrator's sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement. After appropriate reserves have been established to fund amounts set forth above and as identified in the Post-Consummation Estate Budget (including amounts to pay Allowed Administrative Expense Claims, Priority Tax Claims, Other Priority Non-Tax Claims and the fees and expenses of the Plan Administrator and the Post-Consummation Estate), the funds to be distributed to the Holders of Allowed Class 5 Claims shall be distributed to such Holders on a Pro Rata basis at the sole discretion of the Plan Administrator.

     6.   Post-Consummation Estate Implementation

          On the Effective Date, the Post-Consummation Estate will be established and become effective for the benefit of the Holders of Allowed Claims entitled to distributions under the Plan. The Post-Consummation Estate Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Post-Consummation Estate as a grantor trust and the Holders of Allowed Claims as the grantors and owners thereof for federal income tax purposes. All parties (including the Finance Company Debtors, the Plan Administrator and holders of Allowed Claims) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Post-Consummation Estate.

     7.   Disputed Claims Reserve

          The Plan Administrator shall maintain, in accordance with the Plan Administrator's powers and responsibilities as described in the Plan and in the Post-Consummation Estate Agreement, a reserve of any distributable amounts required to be set aside on account of Disputed Claims. Such amounts shall be distributed, as provided in the Plan, as such Disputed Claims are resolved by settlement or Final Order, and shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.

     8.   Termination of Post-Consummation Estate

          The Post-Consummation Estate will terminate as soon as practicable, but in no event later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Post-Consummation Estate for a finite period, if such an extension is necessary to liquidate of the Post-Consummation Estate Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least six (6) months prior to the expiration of each extended term; provided, however, that the Plan Administrator receives an opinion of counsel or a favorable ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Post-Consummation Estate as a grantor trust for federal income tax purposes.

     9.   Termination of Plan Administrator

          The duties, responsibilities and powers of the Plan Administrator shall terminate in accordance with the terms of the Post-Consummation Estate Agreement.

     10.  Exculpation; Indemnification

          Except as modified by the Post-Consummation Estate Agreement, no Holder of a Claim or any other party-in-interest will have, or otherwise pursue, any Claim or Cause of Action against the Plan Administrator, the Post-Consummation Estate or the employees or professionals or representatives of either the Plan Administrator or the Post-Consummation Estate (solely in the performance of their duties thereas) for making payments in accordance with the Plan or for implementing the provisions of the Plan. Any act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute gross negligence or willful misconduct.

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


M.   MISCELLANEOUS PROVISIONS

     Certain additional miscellaneous information regarding the Plan and the Chapter 11 Cases is set forth below.

     1.   Modification of Plan Supplement

          Modification of or amendments to the Plan Supplement, may be Filed with the Bankruptcy Court no later than ten days before the Confirmation Hearing. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XIV.E hereof. Upon its Filing, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims and Equity Interests may obtain a copy of the Plan Supplement by contacting Bankruptcy Management Corporation at 1-888-909-0100 or review such documents on the internet at www.bmccorp.net/Conseco. The documents contained in the Plan Supplement are an integral part of the Plan and shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

     2.   Effectuating Documents, Further Transactions and Corporation Action

          Each of the Finance Company Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof and the notes and securities issued pursuant hereto.

          Prior to, on or after the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the general corporation laws of the State of Minnesota, the State of Delaware, and the States of Delaware, New York, Pennsylvania, Minnesota, Nevada, Alabama, Kentucky, Utah and Texas (as appropriate) without any requirement of further action by the shareholders or directors of the Finance Company Debtors.

     3.   Dissolution of Committee(s)

          Upon the Effective Date, the Committee shall dissolve, except with respect to any appeal of an order in the Chapter 11 Cases and applications for Professional Fees, and Committee Members shall be released and discharged from all rights, duties and liabilities arising from, or related to, the Chapter 11 Cases.

     4.   Payment of Statutory Fees

          All fees payable pursuant to section 1930(a) of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.

     5.   Modification of Plan

          Subject to the limitations contained in the Plan:

          (a) the Finance Company Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order; and

          (b) after the entry of the Confirmation Order, the Finance Company Debtors, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

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

     6.   Revocation of Plan

          The Finance Company Debtors reserve the right (with the prior consent of the Conseco Creditors Committee) to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If a Debtor revokes or withdraws the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Person, (ii) prejudice in any manner the rights of such Debtor or any other Person, or (iii) constitute an admission of any sort by such Debtor or any other Person.

     7.   Successors and Assigns

          The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

     8.   Reservation of Rights

          Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Finance Company Debtor with respect to the Plan, the Disclosure Statement or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Finance Company Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

     9.   Section 1146 Exemption

          Pursuant to section 1146(c) of the Bankruptcy Code, under the Plan,
(i) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtors; (ii) the creation, modification, consolidation or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means;
(iii) the making, assignment or recording of any lease or sublease; or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan shall not be subject to any document recording tax, mortgage recording tax, stamp tax or similar government assessment, and the appropriate state or local government official or agent shall be directed by the Bankruptcy Court to forego the collection of any such tax or government assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or government assessment.

          All subsequent issuances, transfers or exchanges of securities, or the making or delivery of any instrument of transfer by the Debtors in the Chapter 11 Cases, whether in connection with a sale under section 363 of the Bankruptcy Code or otherwise, shall be deemed to be or have been done in furtherance of the Plan. Specifically, because the Sale Transactions are being conducted pursuant to the Plan, any instrument of transfer that would effect transfer of the Divested Assets as proposed in pleadings filed in these Chapter 11 Cases may not be taxed under any law imposing a stamp tax or similar tax.

     10.  Further Assurances

          The Finance Company Debtors and all Holders of Claims or Equity Interests receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

     11.  Transactions on Business Days

          If the date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

     12.  Filing of Additional Documents

          On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

     13.  Post-Effective Date Fees and Expenses

          From and after the Effective Date, the Plan Administrator on behalf of the Post Confirmation Estates shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable professional fees and expenses incurred by the Post Confirmation Estates related to the Consummation and to the implementation of the Plan.

     14.  Conflicts

          To the extent any provision of the Post-Consummation Estate Agreement, the Disclosure Statement, or any document executed in connection therewith or any documents executed in connection with the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing) conflicts with, or is in any way inconsistent with, the terms of the Plan, the terms and provisions of the Plan shall govern and control, provided however that nothing in the Plan shall be deemed to modify or supercede any of the terms of the Final DIP Order, the CFN Sale Order, the GE Sale Order or the Cash Management Order.

     15.  Term of Injunctions or Stays

          Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and still extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

     16.  Entire Agreement

          The Plan and the Plan Supplement (as amended) supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.

     17.  Closing of the Chapter 11 Cases

          The Post-Consummation Estate shall promptly, upon the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Fed. R. Bankr. P. 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 cases.

                                       V.

                        VOTING AND CONFIRMATION PROCEDURE

     The following is a brief summary regarding the acceptance and confirmation of the Plan. Holders of Claims are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys. Additional information regarding voting procedures is set forth in the Notices accompanying this Disclosure Statement.

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

A.   VOTING INSTRUCTIONS

     This Disclosure Statement, accompanied by a Ballot to be used for voting on the Plan, is being distributed to Holders of Claims and Equity Interests in Classes 3, 4 and 5. Only Holders in these Classes are entitled to vote to accept or reject the Plan and may do so by completing the Ballot and returning it in the envelope provided. Beneficial owners who receive a return envelope addressed to their Nominee should allow enough time for their vote to be received by the Nominee and processed on a Master Ballot. In light of the benefits of the Plan for each Class of Claims, the Finance Company Debtors recommend that Holders of Claims in each of the Impaired Classes vote to accept the Plan and return the Ballot.

     BALLOTS AND MASTER BALLOTS CAST BY HOLDERS IN CLASSES ENTITLED TO VOTE MUST BE RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE AT THE FOLLOWING
ADDRESSES:

If by U.S. Mail:                         If by courier/hand delivery:
---------------                          ---------------------------
Bankruptcy Management Corporation        Bankruptcy Management Corporation
Attention:  Finance Company Debtors'     Attention:  Finance Company Debtors'
            Solicitation Agent                       Solicitation Agent
PO Box 1098                              1330 E. Franklin Avenue
El Segundo, CA 90245-1098                El Segundo, CA 90245


     IF YOU HAVE ANY QUESTIONS ON VOTING PROCEDURES, PLEASE CALL BANKRUPTCY MANAGEMENT CORPORATION TOLL FREE AT (888) 909-0100.

     BALLOTS ARE ACCOMPANIED BY RETURN ENVELOPES WHENEVER POSSIBLE. IF YOUR RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE (I.E., AN INTERMEDIARY), PLEASE ALLOW ADDITIONAL TIME FOR YOUR VOTE TO BE PROCESSED BY THE NOMINEE AND VOTED ON A MASTER BALLOT. IF YOU HAVE A QUESTION CONCERNING THE VOTING PROCEDURES, CONTACT THE APPLICABLE INTERMEDIARY OR THE SOLICITATION AGENT. ANY BALLOT, OR MASTER BALLOT VOTED BY YOUR NOMINEE ON YOUR BEHALF, RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE COUNTED.

     ANY BALLOT WHICH IS EXECUTED BY THE HOLDER OF AN ALLOWED CLAIM OR ANY COMBINATION OF BALLOTS REPRESENTING CLAIMS OR EQUITY INTERESTS IN THE SAME CLASS HELD BY THE SAME HOLDER BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN SHALL BE DEEMED AN ACCEPTANCE OF THE PLAN.

     The Finance Company Debtors will publish the Confirmation Hearing Notice in the national editions of The Wall Street Journal, The USA Today, as well as, the Chicago Tribune, the Minneapolis Star Tribune, the Indianapolis Star, and the St. Paul Pioneer Press, which will contain the Plan Objection Deadline and Confirmation Hearing, in order to provide notification to persons who may not otherwise receive notice by mail.

For all Holders:

     By signing and returning a Ballot, each Holder of Claims in Classes 3, 4 and 5 will also be certifying to the Bankruptcy Court and the Finance Company Debtors that, among other things:

     o such Holder has received and reviewed a copy of the Disclosure Statement and related Ballot and/or Master Ballot and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth in the Plan;

     o such Holder has cast the same vote on every Ballot completed by such Holder with respect to holdings of such Class of Claims;

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

     o no other Ballots with respect to such Class of Claims have been cast or, if any other Ballots have been cast with respect to such Class of Claims, such earlier Ballots are thereby revoked;

     o the Finance Company Debtors have made available to such Holder or its agents all documents and information relating to the Plan and related matters reasonably requested by or on behalf of such Holder; and

     o except for information provided by the Finance Company Debtors in writing, and by its own agents, such Holder has not relied on any statements made or other information received from any person with respect to the Plan.

     By signing and returning a Ballot, each Holder of Claims also acknowledges that the securities being distributed pursuant to the Plan are not being distributed pursuant to a registration statement filed with the United States Securities and Exchange Commission or with any securities authority outside of the United States and represents that any such securities will be acquired for its own account and not with a view to any distribution of such securities in violation of the United States Securities Act of 1933. It is expected that when issued pursuant to the Plan, except with respect to entities deemed to be underwriters, such securities will be exempt from the registration requirements of the Securities Act by virtue of section 1145 of the Bankruptcy Code and may be resold by the Holders thereof subject to the provisions of section 1145.

B.   VOTING TABULATION

     In tabulating votes, the following rules shall be used to determine the claim amount associated with a Creditor's vote:

     o If the Finance Company Debtors do not object to a Claim, the Claim amount for voting purposes shall be the Claim amount contained on a timely filed proof of claim or, if no proof of claim was filed, the non-contingent, liquidated and undisputed Claim amount listed in the Finance Company Debtors' schedules of liabilities.

     o If the Finance Company Debtors object to a Claim, such Creditor's Ballot shall not be counted in accordance with Fed. R. Bankr. P. 3018(a), unless temporarily allowed by the Court for voting purposes, after notice and a hearing.

     o If a Creditor casts a Ballot and is listed on the Finance Company Debtors' schedules of liabilities as holding a Claim that is contingent, unliquidated or disputed, such Creditor's Ballot shall not be counted in accordance with Fed. R. Bankr. P. 3018(a), unless temporarily allowed by the Court for voting purposes, after notice and a hearing.

     o If a Creditor believes that it should be entitled to vote on the Plan, then such Creditor must serve on the Finance Company Debtors and file with the Court a motion for an order pursuant to Fed. R. Bankr. P. 3018(a) (a "Rule 3018(a) Motion") seeking temporary allowance for voting purposes. Such Rule 3018(a) Motion, with evidence in support thereof, must be filed no later than 6:00 p.m. CST, May [__], 2003 (the "Rule 3018(a) Motion Deadline").

     o Ballots cast by Creditors whose claims are not listed on the Finance Company Debtors' schedules of liabilities, but who timely file proofs of claim in unliquidated or unknown amounts that are not the subject of an objection filed before the commencement of the Confirmation Hearing, will count for satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code and will count as Ballots for Claims in the amount of $1.00 solely for the purpose of satisfying the dollar amount provisions of section 1126(c) of the Bankruptcy Code.

     o In the case of publicly-traded securities, the principal amount or number of shares according to the records of the transfer agent for the particular series of securities, including a further breakdown, in the case of The Depository Trust Company ("DTC"), of the individual nominee holders which are DTC participants, as of the Voting Record Date, shall be the Claim or interest amount, except that in no event shall a Nominee Holder be permitted to vote in excess of its position in DTC as of the Voting Record Date.

     The Claim amount established through the above process controls for voting purposes only and does not constitute the Allowed amount of any Claim or Equity Interest for distribution purposes.

     To ensure that its vote is counted, each Holder of a Claim must (a) complete a Ballot; (b) indicate the Holder's decision either to accept or reject the Plan in the boxes provided in the respective Ballot; and (c) sign and return the Ballot to the address set forth on the envelope enclosed therewith.

     The Ballot does not constitute, and shall not be deemed to be, a proof of claim or equity interest or an assertion or admission of a Claim.

     If a Holder holds Claims or Equity Interests in more than one Class under the Plan, the Holder may receive more than one Ballot coded for each Class of Claims held by such Holder.

     Creditors shall not split their vote within a claim; thus, each Creditor shall be deemed to have voted the full amount of its Claims either to accept or reject the Plan.

     Except to the extent the Finance Company Debtors determine in their reasonable discretion, or as permitted by the Bankruptcy Court, Ballots received after the Voting Deadline will not be accepted or counted by the Finance Company Debtors in connection with the Finance Company Debtors' request for confirmation of the Plan. The method of delivery of Ballots or Master Ballots to be sent to the Solicitation Agent is at the election and risk of each Holder of a Claim, provided that, except as otherwise provided in the Plan, such delivery will be deemed made only when the original executed Ballot is actually received by the Solicitation Agent. In all cases, sufficient time should be allowed to assure timely delivery. Original executed Ballots or Master Ballots are required. Delivery of a Ballot or Master Ballot by facsimile, e-mail or any other electronic means will not be accepted. No Ballot or Master Ballot should be sent to the Finance Company Debtors, any indenture trustee, or the Finance Company Debtors' financial or legal advisors. The Finance Company Debtors expressly reserve the right to amend, at any time and from time to time, the terms of the Plan (subject to compliance with the requirements of section 1127 of the Bankruptcy Code and the terms of the Plan regarding Modification). If the Finance Company Debtors make material changes in the terms of the Plan or if the Finance Company Debtors waive a material condition, the Finance Company Debtors will disseminate additional solicitation materials and will extend the solicitation, in each case to the extent directed by the Bankruptcy Court.

     If multiple Ballots or Master Ballots are received from or on behalf of an individual Holder of a Claim with respect to the same Claims prior to the Voting Deadline, the last ballot timely received will be deemed to reflect the voter's intent and to supersede and revoke any prior Ballot or Master Ballot.

     If a Ballot or Master Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person shall be required to (i) indicate such capacity when signing and (ii) unless otherwise determined by the Finance Company Debtors, must submit proper evidence satisfactory to the Finance Company Debtors to so act on behalf of a beneficial interest Holder.

     The Finance Company Debtors, in their sole discretion, subject to contrary order of the Bankruptcy Court, may waive any defect in any Ballot or Master Ballot at any time, either before or after the close of voting, and without notice. Except as otherwise provided herein, unless the Ballot or Master Ballot being furnished is timely submitted on or prior to the Voting Deadline, the Finance Company Debtors may, in their sole discretion, reject such Ballot or Master Ballot as invalid and, therefore, not count it in connection with confirmation of the Plan.

     In the event a designation is requested under section 1126(e) of the Bankruptcy Code, any vote to accept or reject the Plan cast with respect to such Claim or Equity Interest will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

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

     Any Holder of Impaired Claims who has delivered a valid Ballot voting on the Plan may withdraw such vote solely in accordance with Bankruptcy Rule 3018(a).

     The Finance Company Debtors' interpretation of the terms and conditions of the Plan shall be final and binding on all parties, unless otherwise directed by the Bankruptcy Court.

     Subject to any contrary order of the Bankruptcy Court, the Finance Company Debtors reserve the absolute right to reject any and all Ballots and Master Ballots not proper in form, the acceptance of which would, in the opinion of the Finance Company Debtors or their counsel, not be in accordance with the provisions of the Bankruptcy Code. Subject to any contrary order of the Bankruptcy Court, the Finance Company Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot or Master Ballot unless otherwise directed by the Bankruptcy Court. Neither the Finance Company Debtors, nor any other person or entity, will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots or Master Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots or Master Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots and Master Ballots previously furnished (as to which any irregularities have not theretofore been cured or waived) will not be counted.

C.   VOTING PROCEDURES

     1.   Voting Record Date

          The Voting Record Date for purposes of determining which Holders of Claims are entitled to vote on the Plan is April [__], 2003.

     2.   Beneficial Holders

          Any beneficial Holder of Claims holding as a record Holder in its own name, shall vote on the Plan by completing and signing the Ballot and returning it to the Solicitation Agent.

          Any beneficial Holder of the Beneficial Holder Claims who holds in "street name" through a Nominee shall vote on the Plan either (i) if the Nominee has provided a prevalidated Ballot, by completing and signing the prevalidated Ballot and returning it directly to the Solicitation Agent or (ii) by promptly completing and signing the Ballot and returning it to the Nominee in sufficient time to allow the Nominee to process the Ballot and return a Master Ballot to the Solicitation Agent by the Voting Deadline.

          Any Ballot returned to a Nominee by a beneficial Holder will not be counted for purposes of accepting or rejecting the Plan until such Nominee properly completes and timely delivers to the Solicitation Agent a Master Ballot that reflects the vote of such Beneficial Holder.

     3.   Nominees

          Because of the complexity and difficulty associated with reaching beneficial owners of publicly-traded securities, many of which hold their securities in brokerage accounts and through several layers of ownership, the Finance Company Debtors are distributing a Ballot (a) to each record Holder of Claims derived from or based on publicly traded securities (collectively, the "Beneficial Holders Claims") as of the Voting Record Date (as discussed in
Section VII.C.1 above) and (b) an appropriate number of copies to each bank or brokerage firm (or the agent or other Nominee therefor) identified by the Solicitation Agent as an entity through which beneficial owners hold the Beneficial Holders Claims. Each Nominee will be requested to immediately distribute a copy of this Disclosure Statement and accompanying materials including the Ballots to all beneficial Holders for which it holds the Beneficial Holders Claims. Each Nominee must summarize the individual votes of its respective individual Beneficial Holders from their individual Beneficial Holders' Ballots on a Master Ballot and shall return such Master Ballot to the Solicitation Agent. These procedures will enable the Debtors to transmit materials to the Holders of its publicly traded securities and afford Beneficial Holders of the Beneficial Holders Claims a fair and reasonable opportunity to vote. In order for votes to be counted, all Ballots and Master Ballots received from the Debtors must be returned to the Solicitation Agent by the Voting Deadline as indicated on the Ballots.

          A Nominee may also pre-validate a Ballot for Holders of the Beneficial Holders Claims by completing all the information to be entered on the Ballot (the "Pre-Validated Ballot") and forwarding the Pre-Validated Ballot to the beneficial Holder for voting. The Ballot may then be delivered directly to the Solicitation Agent in the return envelope provided with the Ballot.

          If a beneficial Holder holds the Beneficial Holders Claims or any combination thereof through more than one Nominee, such Beneficial Holder should execute a separate Ballot for each block of Beneficial Holders Claims that it holds through any Nominee and (unless the ballot is a Pre-Validated Ballot) return the Ballot to the respective Nominee that holds the Beneficial Holders Claims.

          If a Beneficial Holder holds a portion of its Beneficial Holders Claims through a Nominee and another portion directly or in its own name as the record Holder, such beneficial Holder should follow the procedures described herein with respect to voting each such portion separately.

D.   THE CONFIRMATION HEARING

     Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan (the "Confirmation Hearing"). Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the Plan.

     The Bankruptcy Court has scheduled the Confirmation Hearing for May [__], 2003, before the Honorable Carol A. Doyle, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Northern District of Illinois, located at the Everett McKinley Dirksen Building, 219 S. Dearborn, Chicago, Illinois 60604. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

     Objections to confirmation of the Plan must be filed and served on or before May [__], 2003 in accordance with the Confirmation Hearing Notice accompanying this Disclosure Statement. UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE APPROVAL ORDER, THEY WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

E.   STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

     At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation are that the Plan (i) is accepted by all impaired Classes of Claims and Interests or, if rejected by an impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class, (ii) is feasible, and (iii) is in the "best interests" of holders of Claims and Interests impaired under the Plan. A Class is impaired if the Claims in that Class will not be paid in full under the Plan.

     1.   Acceptance

          The Claims and Interests in Classes 1 and 2 are not impaired under the Plan, and as a result the Holders of such Claims are deemed to have accepted the Plan.

          Claims in Classes 3, 4, and 5 are impaired under the Plan, and as a result, the holders of such Claims are entitled to vote thereon. Pursuant to section 1129 of the Bankruptcy code, the Claims in Classes 3, 4 and 5 must accept the Plan in order for it to be confirmed without application of the "fair and equitable test," described below, to such Classes. As stated above, Classes of Claims will have accepted the Plan if the Plan is accepted by at least two-thirds in dollar amount and a majority in number of the Claims of each such Class (other than any Claims of creditors designated under section 1126(e) of the Bankruptcy Code) that have voted to accept or reject the Plan.

          Interests in Class 6 are also impaired. CIHC, the only member of this class, is deemed to reject the Plan.

     2.   Fair and Equitable Test

          The Debtors will seek to confirm the Plan notwithstanding the nonacceptance or deemed nonacceptance of the Plan by any impaired Class of Claims. To obtain such confirmation, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to such dissenting impaired Class. A plan does not discriminate unfairly if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class receives more than it is entitled to for its claims or interests. The Debtors believe that the Plan satisfies this requirement.

          The Bankruptcy Code establishes different "fair and equitable" tests for secured claims, unsecured claims and interests, as follows:

          (a) Secured Claims

          Either the plan must provide (i) that the Finance Company Holders of such Claims retain the liens securing such Claims, whether the property subject to such liens is retained by the Finance Company Debtors or transferred to another entity, to the extent of the allowed amount of such Claims, and each Holder of a Claim receives deferred cash payments totaling at least the allowed amount of such Claim, of a value, as of the effective date of the plan, of at least the value of such Holder's interest in the estate's interest in such property; (ii) for the sale of any property that is subject to the liens securing such Claims, free and clear of such liens, with such liens to attach to the proceeds of such sale; or (iii) for the realization by such Holders of the indubitable equivalent of such Claims.

          (b) Unsecured Claims

          Either (i) each Holder of an Impaired unsecured Claim receives or retains under the plan property of a value equal to the amount of its Allowed Claim or (ii) the Holders of Claims and Equity Interests that are junior to the Claims of the dissenting class will not receive any property under the plan.

          (c) Equity Interests

          No Equity Interest Holder will receive any distributions under the Plan.

          THE FINANCE COMPANY DEBTORS BELIEVE THAT THE PLAN MAY BE CONFIRMED ON A NONCONSENSUAL BASIS (PROVIDED AT LEAST ONE IMPAIRED CLASS OF CLAIMS VOTES TO ACCEPT THE PLAN). ACCORDINGLY, THE DEBTORS WILL DEMONSTRATE AT THE CONFIRMATION HEARING THAT THE PLAN SATISFIES THE REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE AS TO ANY NON-ACCEPTING CLASS.

     3.   Feasibility

          The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by the liquidation or the need for further financial reorganization of a debtor. The Plan contemplates that all assets of the Finance Company Debtors will ultimately be disposed of and all proceeds of the assets will be distributed to the Creditors pursuant to the terms of the Plan. Since no further financial reorganization of the Finance Company Debtors will be possible, the Finance Company Debtors believe that the Plan meets the feasibility requirement. In addition, based upon the proceeds resulting from the Sale Transactions contemplated with CFN and GE, the Finance Company Debtors believe that sufficient funds will exist at confirmation to make all payments required by the Plan.

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

     4.   "Best Interests" Test

          With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each such holder either (x) accepts the Plan or (y) receives or retains under the Plan property of a value, as of the Effective Date of the Plan, that is not less than the value such holder would receive or retain if the Finance Company Debtors were liquidated under chapter 7 of the Bankruptcy Code.

          This analysis requires the Bankruptcy Court to determine what the Holders of Allowed Claims and Allowed Equity Interests in each impaired class would receive from the liquidation of the Finance Company Debtors' assets and properties in the context of chapter 7 liquidation cases. The cash amount which would be available for the satisfaction of Unsecured Claims and Equity Interests of the Finance Company Debtors would consist of the proceeds resulting from the disposition of the unencumbered assets of the Finance Company Debtors, augmented by the unencumbered Cash held by the Finance Company Debtors at the time of the commencement of the liquidation cases. Such cash amount would be reduced by the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of the Finance Company Debtors' businesses and the use of chapter 7 for the purposes of liquidation.

          The Finance Company Debtors' costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those payable to attorneys, investment bankers and other professionals that such trustee may engage, plus any unpaid expenses incurred by the Finance Company Debtors during the Chapter 11 Cases, such as compensation for attorneys, Advisors, accountants and costs and expenses of members of any official committees that are allowed in the chapter 7 cases. In addition, claims could arise by reason of the breach or rejection of obligations incurred and executory contracts entered into or assumed by the Finance Company Debtors during the pendency of the Chapter 11 Cases.

          The foregoing types of Claims and such other claims which may arise in the liquidation cases or result from the pending Chapter 11 Cases would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Claims.

          To determine if the Plan is in the best interests of each impaired class, the value of the distributions from the proceeds of the liquidation of the Finance Company Debtors' assets and properties (after subtracting the amounts attributable to the aforesaid claims) is then compared with the value offered to such classes of Claims and Equity Interests under the Plan.

          In applying the "best interests" test, it is possible that Claims and Equity Interests in the chapter 7 cases may not be classified according to the seniority of such Claims and Equity Interests. In the absence of a contrary determination by the Bankruptcy Court, all pre-chapter 11 Unsecured Claims which have the same rights upon liquidation would be treated as one class for the purposes of determining the potential distribution of the liquidation proceeds resulting from the chapter 7 cases of the Finance Company Debtors. The distributions from the liquidation proceeds would be calculated on a Pro Rata basis according to the amount of the Claim held by each Creditor. Therefore, Creditors who claim to be third-party beneficiaries of any contractual subordination provisions might have to seek to enforce such contractual subordination provisions in the Bankruptcy Court or otherwise. The Finance Company Debtors believe that the most likely outcome of liquidation proceedings under chapter 7 would be the application of the rule of absolute priority of distributions. Under that rule, no junior creditor receives any distribution until all senior creditors are paid in full with interest and no stockholder receives any distribution until all Creditors are paid in full with postpetition interest. Consequently, the Finance Company Debtors believe that pursuant to chapter 7 of the Bankruptcy Code, Holders of General Unsecured Claims and Equity Interests would receive no distributions.

          After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, including: (a) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee; and (b) the substantial increases in claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases, the Finance Company Debtors believe that Confirmation of the Plan will provide each holder of an Allowed Claim with more than the amount it would receive pursuant to liquidation of the Finance Company Debtors under chapter 7 of the Bankruptcy Code.

          The Finance Company Debtors also believe that the value of any distributions from the liquidation proceeds to each class of Allowed Claims in a chapter 7 case would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed for at least a year or more after the completion of such liquidation in order to resolve claims and prepare for distributions. In the likely event litigation were necessary to resolve claims asserted in the chapter 7 cases, the delay could be prolonged.

          Underlying the liquidation analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Finance Company Debtors and management. The liquidation analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected may not be realized if the Finance Company Debtors were, in fact, to undergo such a liquidation. The chapter 7 liquidation period is assumed to be a period of six to 18 months following the discontinuance of operations. This period would allow for the collection of receivables, selling of assets and the winding down of operations.

                                      VI.

                          PLAN-RELATED RISK FACTORS AND
              ALTERNATIVES TO CONFIRMING AND CONSUMMATING THE PLAN

     ALL IMPAIRED HOLDERS SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS AMENDED MODIFIED DISCLOSURE STATEMENT, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.

     The only alternative to the Plan is the liquidation of the Finance Company Debtors' Estates under chapter 7 of the Bankruptcy Code. After evaluating this alternative, the Finance Company Debtors have concluded that the Plan is the best alternative and will maximize recoveries by parties in interest assuming confirmation of the Plan. Nonetheless, there are a number of risk factors that Holders of Claims should consider. Moreover, Holders should also consider the impact of a chapter 7 alternative. Included in this section is a summary of the Finance Company Debtors' analysis supporting their conclusion that such a chapter 7 liquidation would not provide the highest value to parties-in-interest.

A.   CERTAIN BANKRUPTCY CONSIDERATIONS

     1. Parties-in-Interest May Object to the Finance Company Debtors' Classification of Claims.

          Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a class or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Finance Company Debtors believe that the classification of claims and interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

     2. The Finance Company Debtors May be Unable to Close One or Both of the Sale Transactions.

          The Finance Company Debtors anticipate that they will be able to close the Sale Transactions with CFN and GE. There are many factors outside of the Finance Company Debtors control, however, including the ability of CFN and/or GE to finance the Sale Transactions and the ability of the Finance Company Debtors to obtain necessary governmental consents to the sale or transfer of certain of their assets. Moreover, it is possible that the Finance Company Debtors may not be able to meet various closing conditions, and that either CFN or GE would elect to cancel their respective sale agreements as a result of these failures.

     3. The Finance Company Debtors May Not be Able to Secure Confirmation of the Plan.

          There can be no assurance that the Finance Company Debtors will receive the requisite acceptances to confirm the Plan. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting creditor or equity holder of the Finance Company Debtors might challenge the adequacy of this Disclosure Statement or contend that the balloting procedures and results are not in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met, including that the terms of the Plan are fair and equitable to non-accepting Classes. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the Plan "does not unfairly discriminate" and is "fair and equitable" with respect to any non-accepting Classes, confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and the value of distributions to non-accepting Holders of claims and interests within a particular class under the Plan will not be less than the value of distributions such Holders would receive if the Finance Company Debtors were liquidated under chapter 7 of the Bankruptcy Code. While there can be no assurance that these requirements will be met, the Finance Company Debtors believe that the Plan will not be followed by a need for further liquidation and that non-accepting Holders within each Class under the Plan will receive distributions at least as great as they would receive following a liquidation under chapter 7 of the Bankruptcy Code when taking into consideration all administrative claims and costs associated with any such chapter 7 case. The Finance Company Debtors believe that Holders of Unsecured Claims in the Finance Company Debtors' would receive no distribution under a liquidation pursuant to chapter 7.

     4. The Confirmation and Consummation of the Plan Are Also Subject to Certain Conditions as Described Herein.

          If the Plan is not confirmed, it is unclear whether another liquidating plan could be implemented and what distributions Holders of Claims or Equity Interests ultimately would receive with respect to their Claims or Equity Interests. If an alternative liquidating plan could not be agreed to, it is possible that the Finance Company Debtors would have to liquidate their assets under chapter 7, in which case it is likely that Holders of Claims would receive substantially less favorable treatment than they would receive under the Plan.

     5. The Finance Company Debtors May Object to the Amount or Classification of a Claim.

          The Finance Company Debtors reserve the right to object to the amount or classification of any Claim or Equity Interest. The estimates set forth in this Disclosure Statement cannot be relied on by any creditor or equityholder whose Claim or Equity Interest is subject to an objection. Any such Claim or Equity Interest Holder may not receive its specified share of the estimated distributions described in this Disclosure Statement.

     6.   Nonconsensual Confirmation.

          In the event any impaired class of claims or equity interests does not accept a plan of reorganization, a bankruptcy court may nevertheless confirm such plan at the proponents' request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any "insider" in such class), and as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan "does not discriminate unfairly" and is "fair and equitable" with respect to the dissenting impaired classes. See Article V.E above, entitled "Voting and Confirmation -- Statutory Requirements for Confirmation of the Plan." The Finance Company Debtors believe that the Plan satisfies these requirements, and pursuant to the Plan, will request such nonconsensual confirmation in accordance with subsection 1129(b) of the Bankruptcy Code in the event either Class 3, 4, 5 or 6 accepts the Plan.

B.   LIQUIDATION UNDER CHAPTER 7

     If no plan of reorganization can be confirmed, the Finance Company Debtors' Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Finance Company Debtors for distribution to the holders of Claims and, if permitted, Interests in accordance with the priorities established by the Bankruptcy Code. A discussion of the effect that a chapter 7 liquidation would have on the recovery of holders of Allowed Claims and Allowed Interests is set forth in Section V.E.4 herein, entitled "Voting and Confirmation Procedures - Statutory Requirements for Confirmation of the Plan - "Best Interests" Test."

     THESE RISK FACTORS CONTAIN CERTAIN STATEMENTS THAT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE FINANCE COMPANY DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, THE CLOSING OF THE SALE TRANSACTIONS, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, TERRORIST ACTIONS OR ACTS OF WAR, ACTIONS OF GOVERNMENTAL BODIES, AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE FINANCE COMPANY DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

                                      VII.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of certain U.S. federal income tax consequences of the Plan to the Finance Company Debtors and to holders of Claims and Interests. This discussion is based on the Internal Revenue Code, Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the IRS as in effect on the date hereof. Due to the complexity of certain aspects of the Plan, the lack of applicable legal precedent, the possibility of changes in the law, the differences in the nature of the Claims (including Claims within the same Class) and Equity Interests, the holders' status and method of accounting (including holders within the same Class) and the potential for disputes as to legal and factual matters with the IRS, the tax consequences described herein are subject to significant uncertainties. No legal opinions have been requested from counsel with respect to any of the tax aspects of the Plan and no rulings have been or will be requested from the IRS with respect to the any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth below as well as the tax consequences to the Finance Company Debtors and the Holders of Claims and Equity Interests.

     This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Finance Company Debtors or the holders of Claims or Interests in light of their personal circumstances, nor does the discussion deal with tax issues with respect to taxpayers subject to special treatment under the U.S. federal income tax laws (including, for example, banks, governmental authorities or agencies, pass-through entities, brokers and dealers in securities, insurance companies, financial institutions, tax-exempt organizations, small business investment companies, regulated investment companies and foreign taxpayers). This discussion does not address the tax consequences to Holders of Claims who did not acquire such Claims at the issue price on original issue. No aspect of foreign, state, local or estate and gift taxation is addressed.

     THE FOLLOWING SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE PERSONAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST. EACH HOLDER OF A CLAIM OR INTEREST IS URGED TO CONSULT WITH SUCH HOLDER'S TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

A.   Consequences to Finance Company Debtors

     Under the Plan, the Finance Company Debtors are transferring substantially all their remaining assets to the Post-Consummation Estate. These transfers of assets may result in the recognition of taxable gain or loss to the Finance Company Debtors.

B.   Federal Income Tax Treatment of Post-Consummation Estate

     1.   Classification of Post-Consummation Estate

          Pursuant to the Plan, the Finance Company Debtors will transfer the Post-Consummation Estate Assets to the Post-Consummation Estate and the Post-Consummation Estate will become obligated to make Distributions in accordance with the Plan. The Plan provides, and this discussion assumes, that the Post-Consummation Estate will be treated for federal income tax purposes as a "Post-Consummation Estate," as defined in Treasury Regulation Section 301.7701-4(d), and will therefore be taxed as a grantor trust, of which the Beneficiaries will be treated as the owners and grantors thereof. Accordingly, because a grantor trust is treated as a pass-through entity for federal income tax purposes, no tax should be imposed on the Post-Consummation Estate itself or on the income earned or gain recognized by the Post-Consummation Estate. Instead, the Beneficiaries will be taxed on their allocable shares of such net income or gain in each taxable year (determined in accordance with the Post-Consummation Estate Agreement), whether or not they received any distributions from the Post-Consummation Estate in such taxable year.

          Although the Post-Consummation Estate has been structured with the intention of complying with guidelines established by the IRS in Rev. Proc. 94-45, 1994-2 C.B. 684, for the formation of Post-Consummation Estates, it is possible that the IRS could require a different characterization of the Post-Consummation Estate, which could result in different and possibly greater tax liability to the Post-Consummation Estate and/or the holders of Allowed Claims. No ruling has been or will be requested from the IRS concerning the tax status of the Post-Consummation Estate and there can be no assurance the IRS will not require an alternative characterization of the Post-Consummation Estate. If the Post-Consummation Estate were determined by the IRS to be taxable not as a Post-Consummation Estate, as described in Treasury Regulation Section 301.7701-4(d), the taxation of the Post-Consummation Estate and the transfer of assets by the Finance Company Debtors to the Post-Consummation Estate could be materially different than is described herein and could have a material adverse effect on the holders of Allowed Claims.

     2.   Tax Reporting

          The Plan Administrator will file tax returns with the IRS for the Post-Consummation Estate as a grantor trust in accordance with Treasury Regulation Section 1.671-4(a). The Plan Administrator will also send to each Beneficiary a separate statement setting forth the Beneficiary's allocable share of items of income, gain, loss, deduction or credit and will instruct the Beneficiary to report such items on such Beneficiary's federal income tax return.

     3.   Reserve for Disputed Claims

          The Plan Administrator must establish a reserve on account of any distributable amounts required to be set aside on account of Disputed Claims. Such amounts, net of certain expenses, shall be distributed as such Disputed Claims are resolved as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date, together with any net earnings related thereto. The Post-Consummation Estate will pay taxes on the taxable net income or gain allocable to holders of Disputed Claims on behalf of such holders and, when such Disputed Claims are ultimately resolved, holders whose Disputed Claims are determined to be Allowed Claims will receive distributions from the Post-Consummation Estate net of taxes which the Post-Consummation Estate had previously paid on their behalf.

C.   Consequence to Holders of Claims

     The federal income tax consequences of the Plan to a holder of a Claim will depend upon several factors, including but not limited to: (i) the origin of the holder's Claim, (ii) whether the holder is a resident of the United States for tax purposes (or falls into any of the special classes of taxpayers excluded from this discussion as noted above), (iii) whether the holder reports income on the accrual or cash basis method, (iv) whether the holder has taken a bad debt deduction or worthless security deduction with respect to this Claim and (v) whether the holder receives distributions under the Plan in more than one taxable year. HOLDERS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX TREATMENT UNDER THE PLAN OF THEIR PARTICULAR CLAIMS.

     1.   Holders of Claims

          Generally, a holder of an Allowed Claim will recognize gain or loss equal to the difference between the "amount realized" by such holder and such holder's adjusted tax basis in the Allowed Claim. The "amount realized" is equal to the sum of the Cash and the fair market value of any other consideration received under the Plan in respect of a holder's Claim, including, to the extent such holder is a Beneficiary of the Post-Consummation Estate, the fair market value of each such holder's proportionate share of the assets transferred to the Post-Consummation Estate on behalf of and for the benefit of such holder (to the extent that such Cash or other property is not allocable to any portion of the Allowed Claim representing accrued but unpaid interest (see discussion below)).

          The transfer of the Post-Consummation Estate Assets to the Post-Consummation Estate by the Finance Company Debtors should be treated for federal income tax purposes as a transfer of such Post-Consummation Estate Assets to the holders of Allowed Claims to the extent they are Beneficiaries of the Post-Consummation Estate, followed by a deemed transfer of such Post-Consummation Estate Assets by such Beneficiaries to the Post-Consummation Estate. As a result of such treatment, such holders of Allowed Claims will have to take into account the fair market value of their pro rata share, if any, of the Post-Consummation Estate Assets transferred on their behalf to the Post-Consummation Estate in determining the amount of gain realized and required to be recognized upon consummation of the Plan on the Effective Date. In addition, since a holder's share of the assets held in the Post-Consummation Estate may change depending upon the resolution of Disputed Claims, the holder may be prevented from recognizing any loss in connection with consummation of the Plan until the time that all such Disputed Claims have been resolved. The Plan Administrator will provide the holders of Allowed Claims with valuations of the assets transferred to the Post-Consummation Estate on behalf of and for the benefit of such holders and such valuations should be used consistently by the Post-Consummation Estate and such holders for all federal income tax purposes. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE RECOGNITION OF GAIN OR LOSS, FOR FEDERAL INCOME TAX PURPOSES, ON THE SATISFACTION OF THEIR ALLOWED CLAIMS.

     2.   Distributions in Discharge of Accrued but Unpaid Interest

          Pursuant to the Plan, distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Allowed Claims, with any excess allocated to accrued but unpaid interest. However, there is no assurance that the IRS will respect such allocation for federal income tax purposes. Holders of Allowed Claims not previously required to include in their taxable income any accrued but unpaid interest on an Allowed Claim may be treated as receiving taxable interest, to the extent any consideration they receive under the Plan is allocable to such accrued but unpaid interest. Holders previously required to include in their taxable income any accrued but unpaid interest on an Allowed Claim may be entitled to recognize a deductible loss, to the extent that such accrued but unpaid interest is not satisfied under the Plan. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE ALLOCATION OF CONSIDERATION RECEIVED IN SATISFACTION OF THEIR ALLOWED CLAIMS AND THE FEDERAL INCOME TAX TREATMENT OF ACCRUED BUT UNPAID INTEREST.

     3.   Character of Gain or Loss; Tax Basis; Holding Period

          The character of any gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss recognized by a holder of Allowed Claims under the Plan will be determined by a number of factors, including, but not limited to, the status of the holder, the nature of the Allowed Claim in such holder's hands, the purpose and circumstances of its acquisition, the holder's holding period of the Allowed Claim, and the extent to which the holder previously claimed a deduction for the worthlessness of all or a portion of the Allowed Claim. The holder's aggregate tax basis for any consideration received under the Plan will generally equal the amount realized in the exchange (less any amount allocable to interest as described in the next paragraph). The holding period for any consideration received under the Plan will generally begin on the day following the receipt of such consideration.

D.   Consequences to Holders of Interests

     Pursuant to the Plan, all Interests in all of the Finance Company Debtors are being extinguished. A holder of any Interest extinguished under the Plan should generally be allowed a "worthless stock deduction" in an amount equal to the holder's adjusted basis in the holder's Interest. A "worthless stock deduction" is a deduction allowed to a holder of a corporation's stock for the taxable year in which such stock becomes worthless. If the holder held the Interest as a capital asset, the loss will be treated as a loss from the sale or exchange of such capital asset. Capital gain or loss will be long-term if the Interest was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate holder only to offset capital gains, and by an individual holder only to the extent of capital gains plus $3,000 of other income.

     Under the Plan, the Finance Company Debtors are transferring their remaining assets to the Post-Consummation Estate.

E.   Withholding

     All Distributions to holders of Allowed Claims under the Plan are subject to any applicable withholding, including employment tax withholding. The Finance Company Debtors and/or the Post-Consummation Estate will withhold appropriate employment taxes with respect to payments made to a holder of an Allowed Claim which constitutes a payment for compensation. Payors of interest, dividends, and certain other reportable payments are generally required to withhold at a rate not in excess of 30.5% of such payments if the payee fails to furnish such payee's correct taxpayer identification number (social security number or employer identification number), to the payor. The Finance Company Debtors and/or the Post-Consummation Estate may be required to withhold a portion of any payments made to a holder of an Allowed Claim if the holder (i) fails to furnish the correct social security number or other taxpayer identification number ("TIN") of such holder, (ii) furnishes an incorrect TIN, (iii) has failed to properly report interest or dividends to the IRS in the past, or (iv) under certain circumstances, fails to provide a certified statement signed under penalty of perjury, that the TIN provided is the correct number and that such holder is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

     AS INDICATED ABOVE, THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY AND NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN SOME CASES, UNCERTAIN. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS URGED TO CONSULT SUCH HOLDER'S TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

                                     VIII.

                            MISCELLANEOUS PROVISIONS

     Certain additional miscellaneous information regarding the Plan and the Chapter 11 Cases is set forth below.

A.   PENDING LITIGATION

     The Finance Company Debtors are involved from time to time in routine litigation that is incidental to their businesses. A summary of such pending litigation is contained in Article I.D herein. The Finance Company Debtors do not believe that the outcome of this litigation will have a materially adverse effect upon the Finance Company Debtors. The Finance Company Debtors expressly reserve their rights to, among other things, enforce, pursue, prosecute and settle (or decline to do any of the foregoing) all claims, defenses or causes of action, among other things, that arise from or relate in any way to the operation of their business. The Plan does not impair the rights of a person or entity involved in any currently pending litigation with the Finance Company Debtors of which they have knowledge.

B.   SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

C.   RESERVATION OF RIGHTS

     None of the filing of the Plan, any statement or provision contained herein, or the taking of any action by the Finance Company Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Finance Company Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

D.   SERVICE OF DOCUMENTS

     Except as otherwise provided by order of the Bankruptcy Court, any pleading, notice or other document required by the Plan to be served on or delivered to Post-Consummation Estate shall be sent by first class U.S. mail, postage prepaid to:

Counsel to the Finance Company Debtors                       Finance Company Debtors' Solicitation Agent
--------------------------------------                       -------------------------------------------
Kirkland & Ellis                                             Bankruptcy Management Corporation
200 East Randolph Drive                                      1330 E. Franklin Avenue
Chicago, Illinois 60601                                      El Segundo, CA 90245
Attn:  Anne Marrs Huber, Esq.                                Attn: Finance Company Debtors' Solicitation Agent
       Anup Sathy, Esq.
       Roger J. Higgins, Esq.

United States Trustee                                        Counsel to the Official Committee of the Finance
---------------------                                        Company Debtors
Office of the United States Trustee (Region 11)              ---------------
227 West Monroe Street, Suite 3350                           Greenberg Traurig, P.C.
Chicago, Illinois 60606                                      77 West Wacker Drive, Suite 2500
Attn: Ira Bodenstein, Esq.                                   Chicago, Illinois 60601
                                                             Attn: Keith J. Shapiro, Esq.


Counsel for the Official Committee of the                    Counsel to the Official Committee of the Trust
Reorganizing Debtors                                         Preferred Securities
--------------------                                         --------------------
Fried Frank Harris Shriver & Jacobson                        Saul Ewing LLP
One New York Plaza                                           222 Delaware Avenue, Suite 1200
New York, New York 10004                                     Wilmington, Delaware 19801
Attn: Brad Eric Scheler, Esq.                                Attn: Donald J. Detweiler, Esq.

Mayer, Brown, Rowe & Maw                                     Jenner & Block, LLC
190 South LaSalle Street                                     One IBM Plaza
Chicago, Illinois 60603-3441                                 Chicago, Illinois 60611
Attn: Thomas Kiriakos, Esq.                                  Attn: Catherine L. Steege, Esq.


                                      IX.

                                 RECOMMENDATION

     In the opinion of the Finance Company Debtors, the Plan is preferable to the alternatives described herein because it provides for a larger distribution to the Holders than would otherwise result in a liquidation under Chapter 7 of the Bankruptcy Code. In addition, any alternative other than confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to the Holders of Claims. Accordingly, the Finance Company Debtors recommend that Holders of Claims entitled to vote on the Plan support confirmation of the Plan and vote to accept the Plan.

Dated:  March __, 2003                       Respectfully Submitted,


CONSECO FINANCE CORP.                        CRUM-REED GENERAL AGENCY, INC.

By: /s/ Charles H. Cremens                   By: /s/ Joseph E. Huguelet, III
   ------------------------------               --------------------------------
Name:    Charles H. Cremens                  Name:    Joseph E. Huguelet, III
Title:   President & CEO                     Title:   President


CONSECO FINANCE SERVICING CORP.              GREEN TREE FINANCE CORP.-TWO

By: /s/ Charles H. Cremens                 By: /s/ Charles H. Cremens
   ------------------------------             --------------------------------
Name:    Charles H. Cremens                Name:    Charles H. Cremens
Title:   President                         Title:   President



GREEN TREE RESIDUAL FINANCE CORP. I        CONSECO FINANCE CANADA COMPANY
                                           (Green Tree Financial Canada Company)

By: /s/ Charles H. Cremens                 By:  /s/ Charles H. Cremens
   ------------------------------              --------------------------------
Name:    Charles H. Cremens                Name:    Charles H. Cremens
Title:   President                         Title:   President



GREEN TREE FINANCE CORP.-FIVE

By: /s/ Charles H. Cremens                 CONSECO AGENCY OF KENTUCKY, INC.
   ------------------------------          (Green Tree Agency of Kentucky, Inc.)
Name:    Charles H. Cremens
Title:   President
                                           By: /s/ Joseph E. Huguelet, III
                                              ----------------------------------
                                           Name:    Joseph E. Huguelet, III
                                           Title:   President

CONSECO FINANCE NET INTEREST MARGIN
FINANCE CORP. I

By:  /s/ Charles H. Cremens                LANDMARK MANUFACTURED HOUSING, INC.
   ------------------------------
Name:    Charles H. Cremens
Title:   President                         By:  /s/ Brian F. Corey
                                              ----------------------------------
                                           Name:    Brian F. Corey
                                           Title:   Senior Vice President and
                                                    Secretary

CONSECO FINANCE NET INTEREST MARGIN
FINANCE CORP. II

By: /s/ Charles H. Cremens
   ------------------------------
Name:    Charles H. Cremens
Title:   President

CONSECO AGENCY OF ALABAMA, INC. (Green     CONSECO FINANCE CANADA HOLDING
Tree Agency of Alabama, Inc.)              COMPANY (Green Tree Financial Canada
                                           Holding Company)
By: /s/ Joseph E. Huguelet, III
   ------------------------------
Name:    Joseph E. Huguelet, III           By: /s/ Charles H. Cremens
Title:   President                            ----------------------------------
                                           Name:    Charles H. Cremens
                                           Title:   President


RICE PARK PROPERTIES CORPORATION
                                           CONSECO FINANCE CREDIT CORP. (Green
By: /s/ James R. Breakey                   Tree Credit Corp.)
   ------------------------------
Name:    James R. Breakey
Title:   President                         By: /s/ Charles H. Cremens
                                              ----------------------------------
                                           Name:    Charles H. Cremens
                                           Title:   President


GREEN TREE FLOORPLAN FUNDING CORP.

By: /s/ Charles H. Cremens                 CONSECO AGENCY OF NEW YORK, INC.
   ------------------------------          (GTA Agency, Inc.)
Name:    Charles H. Cremens
Title:   President
                                           By: /s/ Joseph E. Huguelet, III
                                              ----------------------------------
                                           Name:    Joseph E. Huguelet, III
                                           Title:   President



CONSECO FINANCE LOAN COMPANY (Green
Tree Financial Loan Company)

By:  /s/ Charles H. Cremens                CONSECO AGENCY INC. (Green Tree
   ------------------------------          Agency, Inc.)
Name:    Charles H. Cremens
Title:   President
                                           By: /s/ Joseph E. Huguelet, III
                                              ----------------------------------
                                           Name:    Joseph E. Huguelet, III
                                           Title:   President

CONSECO FINANCE CONSUMER DISCOUNT
COMPANY (Green Tree Consumer Discount
Company)
                                           CONSECO FINANCE CORP.-ALABAMA (Green
By:  /s/ Charles H. Cremens                Tree Financial Corp.-Alabama)
    -----------------------------
Name:    Charles H. Cremens
Title:   President
                                           By: /s/ Charles H. Cremens
                                              ----------------------------------
                                           Name:    Charles H. Cremens
                                           Title:   President

CONSECO FINANCE CREDIT CARD CORP.          MILL CREEK SERVICING CORPORATION

By: /s/ Charles H. Cremens                 By: /s/ Todd G. Woodard
   ------------------------------             ----------------------------------
Name:    Charles H. Cremens                Name:    Todd G. Woodard
Title:   President                         Title:   President



CONSECO AGENCY OF NEVADA, INC.
(Green Tree Agency of Nevada, Inc.)


By: /s/ Joseph E. Huguelet, III
   ------------------------------
Name:    Joseph E. Huguelet, III
Title:   President

Prepared by:

James H.M. Sprayregen, P.C.
Richard L. Wynne
Anne Marrs Huber
Anup Sathy
Ross Kwasteniet
KIRKLAND & ELLIS
200 East Randolph Drive
Chicago, IL 60601-6636
(312) 861-2000 (telephone)
(312) 861-2200 (facsimile)

COUNSEL TO DEBTORS AND DEBTORS IN
POSSESSION